SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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Check the appropriate box;

☐	Preliminary Proxy Statement

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

☐	Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Exelis Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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March 27, 2012

Exelis Inc.

1650 Tysons Blvd.

Suite 1700

McLean, VA 22102

Dear Fellow Shareholders:

Enclosed are the Notice of Annual Meeting and Proxy Statement for the Exelis Inc. 2012 Annual Meeting of Shareholders. This year’s meeting is intended to address only the business included on the agenda. Details of the business to be conducted at the Annual Meeting are given in the accompanying Notice of Annual Meeting and Proxy Statement which provides information required by applicable laws and regulations.

Your vote is important and we encourage you to vote whether you are a registered owner or a beneficial owner. This year, in accordance with U.S. Securities and Exchange Commission rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. This notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We believe use of the Internet makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

If you are the registered owner of Exelis common stock, you may vote your shares by making a toll-free telephone call or using the Internet. Details of these voting options are explained in the Proxy Statement. If you choose to receive paper copies of our proxy materials, you can vote by completing and returning the enclosed proxy card by mail as soon as possible.

If you are a beneficial owner and someone else, such as your bank, broker or trustee is the owner of record, the owner of record will communicate with you about how to vote your shares.

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. If you are a registered owner of Exelis common stock and do not plan to vote in person at the Annual Meeting, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting.

Sincerely,

David F. Melcher

Chief Executive Officer and President

Ralph F. Hake

Chairman of the Board of Directors

March 27, 2012

NOTICE OF 2012 Annual Meeting

Time:	10:30 a.m. Eastern Time, on Wednesday, May 9, 2012

Place:	Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, NY 10573

Items of Business:	1.	Election of three Class I Directors as members of the Board of Directors for a three year term, each as named in the attached Proxy Statement.

2.	Ratification of the appointment of Deloitte & Touche LLP as the Exelis Inc. Independent Registered Public Accounting Firm for 2012.

3.	To approve an amendment and restatement of the Exelis Inc. 2011 Omnibus Incentive Plan that includes an increase in the aggregate number of shares of common stock reserved for issuance to 40 million shares.

4.	To approve, in a non-binding vote, the compensation paid to our named executive officers, as described herein.

5.	To determine, in a non-binding vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years.

6.	To transact such other business as may properly come before the meeting.

Who May Vote:	You can vote if you were a shareholder at the close of business on March 16, 2012, the record date.

CEO Annual Report Letter and Annual Report on Form 10-K:	Copies of our CEO Annual Report Letter and 2011 Annual Report on Form 10-K are provided to shareholders.

Mailing or Availability Date:	Beginning on or about March 27, 2012, this Notice of Annual Meeting and the 2012 Proxy Statement are being mailed or made available, as the case may be, to shareholders of record on March 16, 2012.

About Proxy Voting:

Your vote is important. Proxy voting permits shareholders unable to attend the Annual Meeting to vote their shares through a proxy. Most shareholders are unable to attend the Annual Meeting. By appointing a proxy, your shares will be represented and voted in accordance with your instructions. If you do not provide instructions on how to vote, the proxies will vote as recommended by the Board of Directors. Most shareholders will not receive paper copies of our proxy materials and can vote their shares by following the Internet voting instructions provided on the Notice of Internet Availability of Proxy Materials. If you are a registered owner and requested a paper copy of the proxy materials you can vote your shares by proxy by completing and returning your proxy card or by following the Internet or telephone voting instructions provided on the proxy card. Beneficial owners who received or requested a paper copy of the proxy materials may vote their shares by submitting voting instructions by completing and returning their voting instruction form or by following the Internet or telephone voting instructions provided on the voting instruction form. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions on page 2 of this proxy and on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on Wednesday, May 9, 2012 at 10:30 a.m. at Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, NY 10573. The Company’s 2012 Proxy Statement, 2011 Annual Report on Form 10-K and CEO Annual Report Letter will be available online at www.proxyvote.com

By order of the Board of Directors,

Ann D. Davidson
Senior Vice President,
Chief Legal Officer and Corporate Secretary

i

ii

2012 Proxy Statement

Introduction

Separation from ITT Corporation

On October 31, 2011 (the “Distribution Date”), Exelis Inc. (herein referred to as “Exelis”, or the “Company”) became an independent, publicly traded company (the “Separation” or “Spin-Off”) as a result of ITT Corporation’s (“ITT”) distribution of its shares of Exelis to Exelis shareholders. On the Distribution Date, ITT shareholders of record as of the close of business on October 17, 2011 (the “Record Date”) were entitled to receive one share of Exelis common stock and one share of Xylem Inc. (“Xylem”) common stock for every share of ITT common stock held as of the Record Date (the “Distribution”).

Exelis is comprised of the former Defense & Information Solutions businesses of ITT. ITT’s Board of Directors approved the distribution of the shares of Exelis on October 5, 2011. The Exelis Registration Statement on Form 10 was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 6, 2011 and its common stock began trading “regular way” under the ticker symbol “XLS” on the New York Stock Exchange (“NYSE”) on November 1, 2011. For further information, see our amended Registration Statement on Form 10 filed with the SEC.

Why did I receive these proxy materials?    Beginning on or about March 27, 2012, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were Exelis shareholders as of the March 16, 2012 record date, as part of the Board of Directors’ solicitation of proxies for the Exelis 2012 Annual Meeting and any postponements or adjournments thereof. This Proxy Statement, the CEO Annual Report Letter, and the 2011 Annual Report on Form 10-K (which have been furnished to shareholders eligible to vote at the 2012 Annual Meeting) contain information that the Board of Directors believes offers an informed view of Exelis and meets the regulations of the SEC for proxy solicitations.

Who is entitled to vote?    You can vote if you owned shares of the Company’s common stock as of the close of business on March 16, 2012, the record date.

What items of business will I be voting on?    You are voting on the following items of business, which are described on pages 8 to 29:

1.	Election of three Class I Directors as members of the Board of Directors for a three-year term, each as named in the attached Proxy Statement.

2.	Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as the Exelis Inc. Independent Registered Public Accounting Firm for 2012.

3.	To approve an amendment and restatement of the Exelis Inc. 2011 Omnibus Incentive Plan (the “2011 Plan”). that includes an increase in the aggregate number of shares of common stock reserved for issuance under the 2011 Plan to 40 million shares.

4.	To approve, in a non-binding vote, of the compensation paid to our named executive officers (also referred to as “NEOs”), as described herein.

5.	To determine, in a non-binding vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years.

6.	To transact such other business as may properly come before the meeting.

Information about Voting

How do I vote? If you are registered owner, you can either vote in person at the Annual Meeting or by proxy, whether or not you attend the Annual Meeting. If you are a beneficial owner, you may vote by submitting voting instructions to your bank, broker, trustee or other nominee. If you are a beneficial owner and your shares are held in a bank or brokerage account, you will need to obtain a proxy, executed in your favor, from your bank or broker to be able to vote in person at the Annual Meeting. If you are beneficial owner and your shares are held through any of the Exelis savings plans for salaried or hourly employees, your shares held in the Exelis savings plans cannot be voted in person at the Annual Meeting.

What are the proxy voting procedures? If you vote by proxy, you can vote by following the voting procedures on the proxy card. You may vote:

•	By the Internet,

•	By Telephone, by calling from the United States, or

•	By Mail.

Why does the Board solicit proxies from shareholders?    Since it is impractical for all shareholders to attend the Annual Meeting and vote in person, the Board of Directors recommends that you appoint the three people named on the accompanying proxy card to act as your proxies at the 2012 Annual Meeting.

How do the proxies vote?    The proxies vote your shares in accordance with your voting instructions. If you appoint the proxies but do not provide voting instructions, they will vote as recommended by the Board of Directors, except as discussed below under “What is a broker non-vote”. If any other matters not described in this Proxy Statement are properly brought before the meeting for a vote, the proxies will use their discretion in deciding how to vote on those matters.

How many votes do I have?    You have one vote for every share of Exelis common stock that you own.

How does the Board of Directors recommend that I vote on the proposals?    The Board of Directors recommends a vote FOR the election of each of the Class I Director nominees of the Board of Directors (Item 1), FOR the ratification of the appointment of Deloitte as the Exelis Independent Registered Public Accounting Firm for 2012 (Item 2), FOR the approval of the amendment and restatement of the 2011 Plan (Item 3), FOR the approval of the compensation of our named executive officers (Item 4), and FOR ONE YEAR with respect to how frequently a shareholder vote to approve the compensation of our named executive officers should occur (Item 5).

What if I change my mind?    You can revoke your proxy at any time before it is exercised by mailing a new proxy card with a later date or casting a new vote by the Internet or telephone, as applicable. You can also send a written revocation to the Corporate Secretary at the address listed on the first page of the Proxy Statement. If you come to the Annual Meeting, you can ask that the proxy you submitted earlier not be used.

What is a “broker non-vote”?    The NYSE has rules that govern brokers who have record ownership of listed company stock held in brokerage accounts for their clients who beneficially own the shares. Under these rules, brokers who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on certain matters (“discretionary matters”) but do not have discretion to vote uninstructed shares as to certain other matters (“non-discretionary matters”). A broker may return a proxy card on behalf of a beneficial owner from whom the broker has not received instructions that casts a vote with regard to discretionary matters but expressly states that the broker is not voting as to non-discretionary matters. The broker’s inability to vote with respect to the non-discretionary matters to which the broker has not received instructions from the beneficial owner is referred to as a “broker non-vote.” Under current NYSE interpretations, agenda Item 2, the ratification of Deloitte as the Company’s Independent Registered Public Accounting Firm is considered a discretionary item. Your broker does not have discretion to vote your shares held in street name on Items 1, 3, 4, or 5, each of which is considered a non-discretionary item. Under Indiana law, the law of the state where the Company is incorporated, broker non-votes and abstentions are counted to determine whether there is a quorum present. There are five formal items scheduled to be voted upon at the Annual Meeting as described on page 1. As of the date of this Proxy Statement, the Board of Directors is not aware of any business other than as described in this Proxy Statement that will be presented for a vote at the 2012 Annual Meeting.

How many votes are required to elect Directors or approve a proposal? How many votes are required for an agenda item to pass?     The Amended and Restated Articles of Incorporation and By-laws provide that in uncontested elections, Directors shall be elected by a majority of the votes cast. The Company’s By-laws provide for majority voting in uncontested elections. The By-laws provide that in uncontested elections, any Director nominee who fails to be elected by a majority, but who also is a Director at the time, shall promptly provide a written resignation, as a holdover Director, to the Chairman of the Board or the Corporate Secretary. The Nominating and Governance Committee (or the equivalent committee then in existence) shall promptly consider the resignation and all relevant facts and circumstances concerning any vote and the best interests of the Company and its shareholders. The Board will act on the Nominating and Governance Committee’s recommendation no later than its next regularly scheduled Board meeting or within 90 days after certification of the shareholder vote, whichever is earlier, and the Board will promptly publicly disclose its decision and the reasons for its decision. This means that in an uncontested election, to be elected as a Director of Exelis, each of the three director candidates must receive a majority of votes cast.

Item 2 and Item 4 of the proposed agenda items require that the votes cast in favor of the proposal exceed the votes cast against the proposal. Item 5 will be determined by which of the options (i.e., every year, every two years, every three years) receives a majority of the votes cast. Item 2, Item 4, and Item 5 are advisory in nature and are non-binding. Under current NYSE rules, Item 3 requires the affirmative vote of a majority of the votes cast on the proposal, provided that a majority of the outstanding shares of common stock are voted on the proposal. Abstentions will have no effect on the outcomes of Item 1, Item 2, Item 4, or Item 5. In addition, broker non-votes will have no effect on the outcomes of Item 1, Item 4, or Item 5. With respect to Item 3, abstentions are considered “votes cast” under current NYSE rules and thus will have the same effect as a vote against the proposal and will be counted in determining whether a majority of the outstanding shares of common stock are voted on the proposal.

How many shares of Exelis stock are outstanding?    As of March 16, 2012, the record date, 186,520,558 shares of Exelis common stock were outstanding.

How many holders of Exelis outstanding shares must be present to hold the Annual Meeting?     In order to conduct business at the Annual Meeting it is necessary to have a quorum. To have a quorum, shareholders entitled to cast a majority of votes at the Annual Meeting must be present in person or by proxy.

How do I vote?    With respect to agenda Items 1, 2, 3, or 4, you may vote for, against or abstain from voting. With respect to agenda Item 5, you may vote “one year,” “two years,” “three years,” or abstain from voting.

What is the difference between a beneficial owner and a registered owner?    If shares you own are held in an Exelis savings plan for salaried or hourly employees, a stock brokerage account, bank or by another holder of record, you are considered the “beneficial owner” because someone else holds the shares on your behalf. If the shares you own are held in a Morgan Stanley Smith Barney account for restricted shares or registered in your name directly with Computershare, our transfer agent, you are the registered owner and the “shareholder of record.”

How do I vote if I am a participant in Exelis’savings plans for salaried or hourly employees?    If you participate in any of the Exelis savings plans for salaried or hourly employees, your plan trustee will vote the Exelis shares credited to your savings plan account in accordance with your voting instructions, except as otherwise provided in accordance with the Employee Retirement Income Security Act of 1974 (“ERISA”), as amended. The trustee votes the shares on your behalf because you are the beneficial owner, not the shareholder of record, of the savings plan shares. The trustee votes the savings plan shares for which no voting instructions are received (“Undirected Shares”) in the same proportion as the shares for which the trustee receives voting instructions, except as otherwise provided in accordance with ERISA. Under the savings plans, participants are “named fiduciaries” to the extent of their authority to direct the voting of Exelis shares credited to their savings plan accounts and their proportionate share of Undirected Shares. By submitting voting instructions by telephone, the Internet or by signing and returning the voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy at the Annual Meeting. Exelis salaried or hourly plan participants should mail their confidential voting instruction card to Broadridge Financial Solutions, Inc. (“Broadridge”), acting as tabulation agent, or vote by telephone or Internet. Instructions must be received by Broadridge no later than 11:59 p.m. Eastern Time three days before the Annual Meeting.

I participate in the Exelis savings plan for salaried employees and am a shareholder of record of shares of Exelis common stock. How many proxy cards will I receive?    You will receive only one proxy card. Your savings plan shares and any shares you own as the shareholder of record, including ownership through the Exelis Direct Purchase, Sale and Dividend Reinvestment Plan, will be set out separately on the proxy card.

How many shares are held by participants in the Exelis employee savings plans?    As of March 16, 2012, the record date, Wells Fargo Institutional Trust Services, as the trustee for the employee salaried savings plan, held 6,682,855 shares of Exelis common stock (approximately .36% of the outstanding shares) and JP Morgan Chase & Co., as the trustee for the hourly employee savings plans, held 339,724 shares of Exelis common stock (approximately .18% of the outstanding shares).

Who counts the votes? Is my vote confidential?    Representatives of Broadridge count the votes. Representatives of Broadridge will act as Inspectors of Election for the 2012 Annual Meeting. The Inspectors of Election monitor the voting and certify whether the votes of shareholders are kept in confidence in compliance with the Exelis confidential voting policy.

Who pays for the proxy solicitation cost?    Exelis pays the cost of soliciting proxies from registered owners. Exelis has appointed Okapi Partners LLC to help with the solicitation effort. Exelis will pay Okapi Partners LLC a fee of $9,000, plus reimbursement of expenses, to assist with the solicitation and reimburse brokers, nominees, custodians and other fiduciaries for their costs in sending proxy materials to beneficial owners.

Who solicits proxies?    Directors, officers or other regular employees of Exelis may solicit proxies from shareholders in person or by telephone, facsimile transmission or other electronic communication.

How does a shareholder submit a proposal for the 2013 Annual Meeting?    Rule 14a-8 of the Securities Exchange Act of 1934, or the “Exchange Act,” establishes the eligibility requirements and the procedures that must be followed for a shareholder proposal to be included in a public company’s proxy materials. Under the rule, if a shareholder wants to include a proposal in Exelis proxy materials for its next Annual Meeting, the proposal must be received by Exelis at its principal executive offices on or before November 27, 2012 and comply with eligibility requirements and procedures. An Exelis shareholder who wants to present a matter for action at the next Exelis Annual Meeting, but chooses not to do so under Exchange Act Rule 14a-8, must deliver to Exelis, at its principal executive offices, on or before November 27, 2012 a written notice to that effect; provided, however, in the event that the date of the 2013 Annual Meeting is changed by more than 30 days from the anniversary date of the 2012 Annual Meeting, such notice must be received not later than 120 calendar days prior to the 2013 Annual Meeting or 10 calendar days following the date on which public announcement of the date of the 2013 Annual Meeting is first made. In either case, as well as for shareholder nominations for Directors, the shareholder must also comply with the requirements in the Company’s By-laws with respect to a shareholder properly bringing business before the Annual Meeting. (You can request a copy of the By-laws from the Corporate Secretary of Exelis.)

Can a shareholder nominate Director Candidates?    The Company’s By-laws permit shareholders to nominate Directors at the Annual Meeting. To make a Director nomination or present other business for consideration at the 2013 Annual Meeting, you must submit a timely notice in accordance with the procedures described in the Company’s By-laws. To be timely, notice of Director nomination or any other business for consideration at the shareholders’ meeting must be received by our Corporate Secretary at our principal executive offices no less than 90 days nor more than 120 days prior to the date we released our Proxy Statement to shareholders in connection with last years’ annual meeting. Therefore, to be presented at our 2013 Annual Meeting, such a proposal must be received on or after November 27, 2012 but not later than December 27, 2012. The nomination and notice must meet all other qualifications and requirements of the Company’s Corporate Governance Principles, By-laws and Regulation 14A of the Exchange Act. The nominee will be evaluated by the Nominating and Governance Committee of the Board using the same standards as it uses for all Director nominees. These standards are discussed in further detail below at page 38 under “Information about the Board of Directors-Director Selection and Composition.” No one may be nominated for election as a Director after he or she has reached 72 years of age. (You can request a copy of the nomination requirements from the Corporate Secretary of Exelis.)

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the 2012 Annual Meeting and will publish final results in a Current Report on Form 8-K that we expect to file with the SEC within four business days after the 2012 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the 2012 Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an additional Form 8-K with the SEC to disclose the final voting results. Additionally, we will announce our determination with respect to the frequency of the advisory vote on compensation of our named executive officers on a Form 8-K filed with the SEC within 150 days after the date of our 2012 Annual Meeting, but in no event later than 60 calendar days prior to the deadline for submission of shareholder proposals for next year’s Annual Meeting. In lieu of filing a Form 8-K, we may include this information in a periodic report filed within the time period in which a Form 8-K would be required.

Householding of Proxy Materials

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as “householding”, provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You can request prompt delivery of a copy of the Proxy Materials by writing to: Corporate Secretary, Exelis, 1650 Tysons Boulevard, Suite 1700, McLean, VA 22102 or by calling 703.790.6300.

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q, and 8-K. To access these filings, go to our website (www.exelisinc.com) and click on “SEC Filings” under the “Investors” heading. Copies of our Annual Report on Form 10-K for the year ended December 31, 2011, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to: Corporate Secretary, Exelis Inc., 1650 Tysons Boulevard, Suite 1700, McLean, Virginia 22102.

Internet Availability of Proxy Materials

In accordance with SEC rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Because we are using the Internet, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement, CEO Annual Report Letter and 2011 Annual Report on Form 10-K, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose.

Stock Ownership Information

Historically.    The ITT Board of Directors’ share ownership guidelines provided for share ownership levels at five times the annual cash retainer amount for Directors. Guidelines for the officers were set as follows: for the chief executive officer at five times annual base salary; chief financial officer at three times annual base salary; senior vice presidents and group presidents at two times annual base salary; and all other Company vice presidents at one times annual base salary.

Following the Distribution. The Exelis Compensation Committee established similar share ownership guidelines, as set forth below, for our Non-Management Directors and corporate officers that are consistent with general market practices. Share ownership guidelines for Non-Management Directors and corporate officers were first approved by the Exelis Board of Directors in December of 2011. The share ownership guidelines currently provide for share ownership levels at five times the annual cash retainer amount for Directors of the Company. Non-Management Directors receive a portion of their retainer in restricted stock units (also referred to as “RSUs”), which are paid in shares when the restricted stock units vest. Non-Management Directors are encouraged to hold such shares until their total share ownership meets or exceeds the ownership guidelines.

The approved guidelines require share ownership, expressed as a multiple of base salary, for all corporate officers. The guidelines specify the desired levels of Company stock ownership and encourage a set of behaviors for each officer to reach the guideline levels. Specifically the guidelines apply as follows: chief executive officer at five times annual base salary; chief financial officer at three times annual base salary; executive vice presidents at three times annual base salary; senior vice presidents at two times annual base salary; and all other Company vice presidents at one times annual base salary. In achieving these ownership levels, shares owned outright, Exelis restricted stock and restricted stock units, shares held in the Exelis dividend reinvestment plan, shares owned in the Exelis Salaried Investment and Savings Plan (the “ISP”), and “phantom” shares held in a fund that tracks the Company’s stock in the deferred compensation plan are considered.

With respect to Company officers, to attain the ownership levels set forth in the guidelines, it is expected that any restricted shares or restricted stock units paid in shares when the restricted stock units vest will be held, and that all shares acquired through the exercise of stock options will be held, except, in all cases, to the extent necessary to meet tax obligations. Compliance with the guidelines is monitored periodically. Non-Management Directors and Company officers are afforded a reasonable period of time to meet the guidelines. The Company has taken individual tenure, the recent Spin-Off transaction resulting in Exelis’ listing as a new publicly traded company, and Non-Management Directors and corporate officer share ownership levels into account in determining compliance with the guidelines. As of January 31, 2012, Non-Management Directors and Company officers have attained levels that will permit attainment of share ownership at the guideline levels within a reasonable period of time. Several Company officers have ownership levels in excess of the guidelines.

Share Ownership Guideline Summary

Non-Management Directors	5 X Annual Cash Retainer Amount
CEO	5 X Annual Base Salary
CFO	3 X Annual Base Salary
Executive Vice Presidents	3 X Annual Base Salary
Senior Vice Presidents	2 X Annual Base Salary
Vice Presidents	1 X Annual Base Salary

The following table shows, as of January 31, 2012, the beneficial ownership of Exelis common stock and options exercisable within 60 days by each Director, by each of the executive officers named in the Summary Compensation Table on page 90, and by all Directors and executive officers as a group. In addition, we have provided information about ownership of options and restricted stock units that provide economic linkage to Exelis common stock but do not represent actual beneficial ownership of shares.

The number of shares beneficially owned by each Non-Management Director or executive officer has been determined under the rules of the SEC, which provide that beneficial ownership includes any shares as to which a person has the right to acquire beneficial ownership within 60 days through the exercise of any option or other right. Unless otherwise indicated, each Non-Management Director or executive officer has sole dispositive and voting power or shares those powers with his or her spouse.

There were 184,739,274 shares of Exelis common stock outstanding on January 31, 2012.

Stock Ownership of Directors and Executive Officers

		Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Title of Class	Common Stock		Options(1)	Restricted Stock Units	Total Shares Beneficially Owned(2)		Percentage of Class Beneficially Owned	Total Options	Total Restricted Stock Units
David F. Melcher	Common Stock	79,002		133,930	—	212,932		0.115%	1,872,163	348,452
Herman E. Bulls	Common Stock	—		—	—	—		—	—	4,110
Christina A. Gold	Common Stock	21,246		25,177	6,553	52,976		0.029%	26,130	10,663
Ralph F. Hake	Common Stock	10,997	(3)	21,617	9,407	42,021	(3)	0.023%	22,570	13,517
John J. Hamre	Common Stock	16,729		25,177	5,265	47,171		0.026%	26,130	9,375
Paul J. Kern	Common Stock	1,016		8,097	5,198	14,311		0.008%	9,050	9,308
Steven R. Loranger	Common Stock	159,331	(4)	887,657	—	1,046,988	(4)	0.567%	1,135,169	168,281
Patrick J. Moore	Common Stock	10,000		—	—	10,000		0.005%	—	4,110
Mark L. Reuss	Common Stock	—		—	—	—		—	—	4,110
Billie I. Williamson (5)	Common Stock	412	(6)	—	—	412	(6)	0.000%	—	3,223
R. David Yost	Common Stock	10,000		—	—	10,000		0.005%	—	4,110
Peter J. Milligan	Common Stock	9,124		62,437	—	71,561		0.039%	450,862	77,585
Christopher C. Bernhardt	Common Stock	68,113		361,493	—	429,606		0.233%	658,268	72,335
Christopher D. Young	Common Stock	35,779		148,283	—	184,062		0.100%	418,998	67,337
Michael R. Wilson	Common Stock	27,294		137,837	—	165,131		0.089%	422,015	69,985
All Directors and Executive Officers as a Group (19 persons)	Common Stock	510,407		2,220,221	26,423	2,757,051		1.492%	6,333,802	1,068,690

(1)	More detail on outstanding option awards held by Messrs. Melcher, Milligan, Bernhardt, Young and Wilson is provided in the “Outstanding Equity Awards at 2011 Fiscal Year-End” table on page 101.

(2)	With respect to Non-Management Directors, total shares beneficially owned include restricted stock units that have vested but are deferred until a later date. All shares owned outright, restricted stock, options, and restricted stock units reflect Exelis shares following the Spin-Off.

(3)	Includes 7,386 shares held by a family trust of which Mr. Hake is the trustee and as to which Mr. Hake disclaims beneficial ownership.

(4)	Includes 50,551 shares held by a family trust of which Mr. Loranger’s spouse is the trustee and as to which Mr. Loranger disclaims beneficial ownership.

(5)	Ms. Williamson joined the Exelis Board of Directors on January 1, 2012.

(6)	Includes 412 shares held by the Ida Family Limited Partnership as to which Ms. Williamson disclaims beneficial ownership.

Security Ownership of Certain Beneficial Owners

Set forth below is information reported to the SEC on the most recently filed Schedule 13G by the following persons who owned more than 5% of Exelis outstanding common stock. This information does not include holdings by the trustee with respect to individual participants in the Exelis Salaried Investment and Savings Plan.

Name and address of beneficial owner	Amount and nature of beneficial ownership	Percent of Class
Barrow, Hanley, Mewhinney & Strauss, LLC(1)	13,012,553	7.05%
2200 Ross Avenue, 31st Floor Dallas, TX 75201-2761
BlackRock, Inc.(2)	10,592,660	5.74%
40 East 52nd Street, New York, NY 10022

(1)	As reported on a Schedule 13G filed on February10, 2012, Barrow, Hanley, Mewhinney & Strauss, LLC has sole voting power with respect to 1,113,280 shares, shared voting power with respect to 11,899,273 shares, and sole dispositive power with respect to 13,012,553 shares.

(2)	As reported on a Schedule 13G filed on February 9, 2012, BlackRock, Inc. has sole voting power with respect to 10,592,660, no shared voting power with respect to its shares, and sole dispositive power with respect to 10,592,660.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company’s executive officers and directors, and any persons beneficially owning more than 10% of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC within specified time periods. To the Company’s knowledge, based upon a review of the copies of the reports furnished to the Company and written representations that no other reports were required, all filing requirements were satisfied in a timely manner for the year ended December 31, 2011, except that, due to a third-party administrative error, a late Form 4 filing was made for Dr. Hamre to report the acquisition of 1,839 phantom shares of Exelis held in a deferred compensation account.

Proposals to be Voted on at the 2012 Annual Meeting

1.	Election of Directors

Our Amended and Restated Articles of Incorporation, provides for a classified Board of Directors divided into three classes designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of the Class I directors expire at the 2012 Annual Meeting of Shareholders. The terms of the Class II and Class III directors will expire at the 2013 and 2014 Annual Meetings of Shareholders, respectively. Directors elected by the shareholders at an annual meeting to succeed those whose terms expire at such meeting are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of shareholders after their election and until their successors are duly elected and qualified.

The election of directors requires the affirmative vote of a majority of the votes cast by shareholders entitled to vote at the Annual Meeting of Shareholders. Accordingly, abstentions and broker non-votes will not have any effect on the election of a director.

The full Board of Directors has considered and nominated three Class I nominees for election as Directors at the 2012 Annual Meeting, to serve for a three year term. Each of the nominees is currently serving as a Director of Exelis and has agreed to continue to serve if elected until his or her retirement, resignation or death. If unforeseen circumstances arise before the 2012 Annual Meeting and a nominee becomes unable to serve, the Board of Directors could reduce the size of the Board or nominate another candidate for election. If the Board of Directors nominates another candidate, the proxies could use their discretion to vote for that nominee.

Nominees for Election to the Board of Directors in 2012

The following information describes the offices held, other business directorships and the class and term of each nominee. Beneficial ownership of equity securities of the nominees is described on “Stock Ownership of Directors and Executive Officers” on page 7.

Class I — Directors Whose Terms Will Expire In 2015

Ralph F. Hake, Non-Executive Chairman, Exelis Inc. Former Chairman and Chief Executive Officer, Maytag Corporation

Director Biographical Information: Mr. Hake, age 63, was Chairman and Chief Executive Officer of Maytag Corporation from June of 2001 to March of 2006. He served as Executive Vice President and Chief Financial Officer for Fluor Corporation, an engineering and construction firm from 1999 to 2001. From 1987 to 1999, Mr. Hake served in various executive capacities at Whirlpool Corporation, including Chief Financial Officer and Senior Executive Vice President for global operations. Mr. Hake is a 1971 business and economics graduate of the University of Cincinnati and holds an M.B.A. from the University of Chicago.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Hake has extensive global management and financial experience. He served on the Board of Directors for the National Association of Manufacturers and was Chairman of the organization’s taxation and economic policy group. He also served as a Director of ITT Corporation and a non-executive Chairman of Smurfit-Stone Container Corporation, providing additional relevant experience. Currently he serves as a Director of Owens-Corning Corporation and RockTenn Company.

Directorships at Public Companies for the Preceding Five Years: Mr. Hake has been a Director of Exelis since October 2011. He was a Director of ITT Corporation from 2002 to November 2011. He has served as a Director of Owens-Corning Corporation since 2006 and was previously a Director of Maytag Corporation from June 2001 through March 2006. Mr. Hake served as non-executive Chairman of Smurfit-Stone from 2010 until its acquisition by RockTenn Company on May 28, 2011, on which date he became a Director of RockTenn Company.

David F. Melcher Chief Executive Officer and President, Exelis Inc.

Director Biographical Information: Lieutenant General (Ret.) David F. Melcher, age 57, serves as Chief Executive Officer and President of Exelis Inc. since the Company’s Spin-Off from ITT Corporation on October 31, 2011. Previously he was President of ITT Defense & Information Solutions and served on the ITT Strategic Council from December 2008 until October 2011. Mr. Melcher joined ITT in August 2008 as Vice President of Strategy and Business Development following 32 years of distinguished service in the U.S. Army. He currently serves on the Board of Directors of the White House Fellows Foundation and Association and on the National Defense Industrial Association’s Board of Trustees. Mr. Melcher holds a bachelor’s degree in civil engineering from the U.S. Military Academy at West Point and two masters’ degrees, including one in business administration from Harvard University and another in public administration from Shippensburg University.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: As Chief Executive Officer and President, Mr. Melcher has extensive knowledge of our Company’s business and operations. He has more than 25 years of defense community experience in program management, strategy development and finance, working with key decision makers within the Army, Department of Defense, Office of Management and Budget, and Congress. Mr. Melcher has extensive international strategic business, budget, policymaking and defense-related experience, has demonstrated leadership and management experience with the U.S. Army, and has served as the Army’s Military Deputy for Budget and Deputy Chief of Staff for Programs in the Pentagon, and as Commander of the Corps of Engineers, Southwestern Division in Dallas, TX.

Directorships at Public Companies for the Preceding Five Years: Mr. Melcher serves as a Director and Chief Executive Officer and President of Exelis.

Herman E. Bulls Founder and Chief Executive Officer of the Public Institutions Group at Jones Lang LaSalle

Director Biographical Information: Mr. Bulls, age 56, is the founder and CEO of Jones Lang LaSalle’s Public Institutions specialty, a practice focused on delivering integrated real estate solutions to government entities, nonprofit organizations, transportation facilities, and higher education institutions. He also serves as an International Director of Global Markets at Jones Lang LaSalle. Mr. Bulls serves as Chief Executive Officer of Bulls Advisory Group, a real estate consulting and advisory firm. He also co-founded and served as President and CEO of Bulls Capital Partners, a commercial mortgage banking firm. Before joining Jones Lang LaSalle, Mr. Bulls completed almost 12 years of active duty service with the United States Army working in the Office of the Assistant Secretary of the Army for Financial Management at the Pentagon and as an Assistant Professor of Economics and Finance at West Point. He retired as a Colonel in the U.S. Army Reserves in 2008. He is a member of the Executive Leadership Council, an organization of senior African American business executives from Fortune 500 companies, and former Chairman of the Board of Directors of the Executive Leadership Foundation. Mr. Bulls currently serves on the Board of Directors of Rasmussen College, a post-secondary for profit educational services organization. He is Vice Chairman, West Point Associate of Graduates Board of Directors, and is a member of Leadership Washington, and the Real Estate Executive Council (REEC). Mr. Bulls is a founding member and served as the inaugural President of the African American Real Estate Professionals (AAREP) of Washington, D.C. He is also a member of the Real Estate Advisory Committee for the New York State Teachers’ Retirement System (NYSTRS), one of the largest pension funds in the nation. Mr. Bulls received a bachelor of science degree in engineering from the U.S. Military Academy at West Point and a master’s of business administration degree in finance from Harvard Business School.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Bulls brings over 34 years’ experience in development, leadership, operations, teaching, investment management and business development/retention. He serves as founder and CEO of Jones Lang LaSalle, and as a Director of the boards of USAA and Comfort Systems, USA. As an entrepreneur, he has started companies with major financial institutions as minority partners. He is a member of several councils and organizations in the community, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: An Exelis director since November 3, 2011, Mr. Bulls has served on the boards of USAA since November 2010 and Comfort Systems, USA since February 2001.

The Board of Directors recommends that you vote FOR the election of each of the proposed three Class I nominees listed above to the Board of Directors.

Continuing Members of the Board of Directors

The following information describes the offices held, other business directorships and the class and term of each director whose term continues beyond the 2012 Annual Meeting and who is not subject to election this year. Beneficial ownership of equity securities of the nominees is described on “Stock Ownership of Directors and Executive Officers” on page 7.

Class II — Directors Whose Term Expires In 2013:

Christina A. Gold Former President, Chief Executive Officer and Director, The Western Union Company, Inc.

Director Biographical Information: Mrs. Gold, age 64, was President and Chief Executive Officer of The Western Union Company, a leading company in global money transfer, from September of 2006 to September of 2010. From May 2002 to September 2006, Mrs. Gold was President of Western Union Financial Services, Inc. and Senior Executive Vice President of Western Union’s parent company, First Data Corporation. From October 1999 to May 2002, she was Chairman, President and Chief Executive Officer of Excel Communications, Inc. Mrs. Gold served as President and Chief Executive Officer of The Beaconsfield Group from March 1998 to October 1999. From 1997 to 1998, Mrs. Gold was Executive Vice President of Global Development of Avon Products, Inc., and from 1993 to 1997, she was President of Avon North America. Mrs. Gold is a graduate of Carleton University, Ottawa, Canada. She is a board member of the Safe Water Network.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mrs. Gold has extensive experience as the Chief Executive Officer of a public company with wide-ranging global leadership, management, and marketing experience. She was recognized in 2003, 2006, 2008 and 2009 by Fortune magazine as one of America’s 50 Most Powerful Women in

Business and by Forbes magazine on its “100 Most Powerful Women” list in 2007, 2008, and 2009. BusinessWeek also named her as one of the top 25 U.S. managers in 1996. She has been a Director of the New York Life Insurance Company (a mutual life insurance company) since 2001.

Directorships at Public Companies for the Preceding Five Years: Mrs. Gold has been a Director of Exelis since October 2011. She has served as a Director of ITT Corporation since 1997 and as a director of New York Life Insurance Company, a mutual company, since 2001. Mrs. Gold previously served as a Director of Torstar Corporation, a broad-based Canadian media company, providing additional relevant experience. She served as Director of The Western Union Company from October 2006 to September 2010.

Steven R. Loranger Chairman Emeritus, Xylem

Director Biographical Information: Mr. Loranger, age 59, serves as Chairman Emeritus of Xylem Inc. He served as President, Chief Executive Officer and Chairman of the Board of Directors of ITT Corporation from 2004 to October of 2011. Mr. Loranger is a member of the Business Roundtable, serves on the boards of the National Air and Space Museum and the Congressional Medal of Honor Foundation and is on the Executive Committee of the Aerospace Industries Association Board of Governors. Prior to his tenure at ITT, Mr. Loranger served as Executive Vice President and Chief Operating Officer of Textron, Inc. from 2002 to 2004, overseeing Textron’s manufacturing businesses, including aircraft and defense, automotive, industrial products and components. From 1981 to 2002, Mr. Loranger held executive positions at Honeywell International Inc. and its predecessor company, AlliedSignal, Inc., including serving as President and Chief Executive Officer of its Engines, Systems and Services businesses. Mr. Loranger has served on the Xylem Board of Directors following the Spin-Off of Xylem from ITT. He holds a bachelor’s and master’s degree in science from the University of Colorado.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Loranger has extensive operational and manufacturing experience with industrial companies and served as ITT’s President and Chief Executive Officer for over 7 years. As President and Chief Executive Officer of ITT Mr. Loranger oversaw the businesses which now comprise ITT, Xylem and Exelis. He also serves as a Director on the Board of FedEx Corporation, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Mr. Loranger has been a Director of Exelis since October 2011. He served as Director, President and Chief Executive Officer of ITT for over 6 years and now serves as Chairman Emeritus for Xylem. Mr. Loranger has also served as a Director of FedEx Corporation since 2006.

Patrick J. Moore President and Chief Executive Officer of PJM Advisors, LLC

Director Biographical Information: Mr. Moore, age 57, currently serves as President and Chief Executive Officer of PJM Advisors, LLC, an investment and advisory firm. Until May of 2011, Mr. Moore served as Chief Executive Officer and previously as Chairman and Chief Executive

Officer of Smurfit-Stone Container Corporation, an industry leader in the manufacturing of integrated containerboard and corrugated packaging products and one of the world’s largest paper recyclers. Mr. Moore serves on the Board of Archer Daniels Midland (ADM), one of the largest agricultural processors in the world, and the North American Review Board of American Air Liquide. He also serves as a Director on the Boards of the Metropolitan YMCA of St. Louis, Boys Hope/Girls Hope, St. Louis Zoological Society and the Big Shoulders Fund. Mr. Moore holds a bachelor’s degree in business administration from DePaul University and currently serves on the university’s board of trustees.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Moore is currently the CEO of PJM Advisors, LLC and former Chairman and Chief Executive Officer of Smurfit-Stone Container Corporation. He also serves on Archer Daniels Midland’s Board of Directors. In his capacity as Chief Executive Officer, former Chairman and Chief Executive Officer and Board member of several different companies and organizations, Mr. Moore has extensive governance, operational and financial experience in various industry sectors.

Directorships at Public Companies for the Preceding Five Years: Mr. Moore has served as an Exelis Inc. Director since early November 2011. He also has served as a Director of Archer Daniels Midland Company since November 2003 and as a Director of Ralcorp Holdings, Inc. since February 2012. He served as Chairman and Chief Executive Officer of Smurfit-Stone Container Corporation from May 2003 to June 2010 and as its Chief Executive Officer from June 2010 to May 2011 when it was acquired by RockTenn Corporation.

R. David Yost Former Chief Executive Officer of AmerisourceBergen Corporation

Director Biographical Information: Mr. Yost, age 64, served as Director and Chief Executive Officer of AmerisourceBergen, a comprehensive pharmaceutical services provider, from August 2001 until July 1, 2011. Previously, he served as President of AmerisourceBergen, Chairman and Chief Executive Officer of AmeriSource Health Corporation, and President and Chief Executive Officer of AmeriSource Health. Mr. Yost has been a member of the Board at Penn Medicine, overseeing the University of Pennsylvania School of Medicine and hospital, since 2006. He also serves on the U.S. Air Force Academy Endowment Board. Mr. Yost is a graduate of the U.S. Air Force Academy and holds a master of business administration from the University of California, Los Angeles (UCLA).

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Yost brings over 36 years of experience in business leadership, operations, manufacturing and services in the healthcare equipment and services industry. He also serves on the audit committee of the Board at Penn Medicine, providing additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Mr. Yost has served as an Exelis Inc. Director since early November 2011. Mr. Yost was a Director and Chief Executive Officer of AmerisourceBergen from August 2001 to July 2011. Since 2009, he has served on the board of Tyco International Ltd., a leading provider of electronic security products and services, fire protection and detection products and services, and valves and controls. In January 2012, Mr. Yost joined the Board of Directors at Marsh & McLennan Companies, a global professional services firm providing advice and solutions in the areas of risk, strategy, and human capital.

Class III — Directors Whose Term Expires In 2014:

John J. Hamre President and Chief Executive Officer, Center for Strategic & International Studies (“CSIS”)

Director Biographical Information: Dr. Hamre, age 61, was elected President and Chief Executive Officer of CSIS, a public policy research institution dedicated to strategic, bipartisan global analysis and policy impact, in April of 2000. Prior to joining CSIS, he served as U.S. Deputy Secretary of Defense from 1997 to 2000 and Under Secretary of Defense (Comptroller) from 1993 to 1997. Dr. Hamre is a Director of MITRE Corporation, a not-for-profit organization chartered to work in the public interest, with expertise in systems engineering, information technology, operational concepts, and enterprise modernization. He also served on the board of ITT Corporation for over 11 years and now serves on the board of Xylem. He received a B.A. degree, with highest distinction, from Augustana College in Sioux Falls, South Dakota, was a Rockefeller Fellow at Harvard Divinity School and was awarded a Ph.D., with distinction, from the School of Advanced International Studies, Johns Hopkins University, in 1978.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Dr. Hamre has extensive strategic and international experience, particularly with respect to defense related businesses. He has achieved recognized prominence in strategic, international and defense fields. Dr. Hamre has also served as a Director in other public companies, including SAIC, Inc. and previously ITT, providing additional relevant experience. Dr. Hamre previously served on the board of the Oshkosh Corporation,

Directorships at Public Companies for the Preceding Five Years: Dr. Hamre has been a Director of Exelis since October 2011. He served as a Director of ITT from 2000 to 2011. He has served as a Director of SAIC, Inc. since 2005. Dr. Hamre was previously a Director of Choicepoint, Inc. from May 2002 through September 2008 and Oshkosh Corporation from 2009 through January 2012. He has served as a Director of Xylem since October 2011.

General Paul J. Kern, U.S. Army (Ret.) Senior Counselor, The Cohen Group

Director Biographical Information: General Kern, age 66, has served as a Senior Counselor to the Cohen Group since January 2005. He served as President and Chief Operating Officer of AM General LLC from August of 2008 to January of 2010. In November 2004, General Kern retired from the United States Army as Commanding General, Army Materiel Command (AMC). General Kern graduated from the U.S. Military Academy at West Point. He holds masters’ degrees in both Civil and Mechanical Engineering from the University of Michigan, and he was a Senior Security Fellow at the John F. Kennedy School at Harvard University. General Kern serves on the Board of Directors of CoVant Technologies LLC, and AT Solutions, a subsidiary of CoVant Technologies. Mr. Kern is a member of the Defense Science Board and National Academy of Engineering.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: General Kern has extensive international strategic business and defense-related experience. General Kern has demonstrated leadership and management experience during his 37-year career with the

U.S. Army. He is a leading figure on defense transformation, as well as a highly decorated combat veteran, and achieved recognized prominence as a four-star general with the Army. General Kern spearheaded Army efforts to direct supply chain improvement efforts, modernize weapons systems, and maintain field readiness, while still controlling costs. He is also a Director of iRobot Corporation, providing additional relevant experience, and a member of the Defense Science Board and National Academy of Engineering.

Directorships at Public Companies for the Preceding Five Years: General Kern has been a Director of Exelis since October 2011. He has been a Director of ITT Corporation since August 2008. General Kern has served as a Director of iRobot Corporation since 2006. From 2005 to 2007, he was a Director of EDO Corporation, acquired by ITT on December 2007. He was a director of Anteon Corporation from 2005 until 2006 when it was sold to General Dynamics.

Mark L. Reuss President of General Motors, North America

Director Biographical Information: Mr. Reuss, age 48, was appointed GM Vice President and President of GM North America on December 4, 2009. Before this, he briefly served as Vice President of Engineering, responsible for all engineering for GM worldwide. Mr. Reuss managed GM’s operations in Australia and New Zealand as Chairman and Managing Director of GM Holden Ltd. from February 2008 until July 2009. He also served on the GM Asia Pacific Strategy Board and was President of Australia’s Federal Chamber of Automotive Industries, leading negotiations for long-term government support and a 10-year policy plan to restructure the Australian auto industry. Mr. Reuss previously held numerous engineering and management positions across GM brands. He serves on the Board of Horizon Upward Bound, the Cranbrook Schools Board of Trustees, Vanderbilt University School of Engineering Board of Visitors and the Fuqua/Coach K Center on Leadership and Ethics Board of Directors at Duke University. Mr. Reuss received a bachelor of engineering degree in mechanical engineering from Vanderbilt University and a master of business administration from Duke University.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: Mr. Reuss is President of GM North America and is responsible for GM’s performance, manufacturing, portfolio and dealer network in the United States, Canada and Mexico. He brings over 28 years of experience in global business, operations management, engineering and long-term government support contract negotiations. He has served on the GM North America Disclosure and Audit Committee since December 2009. His position in a public company such as GM and various boards within the community has provided additional relevant experience.

Directorships at Public Companies for the Preceding Five Years: Mr. Reuss has served as an Exelis Inc. Director since early November 2011. He has been a member of the GM North America Disclosure and Audit Committee since December 2009.

Billie I. Williamson Retired Partner, Ernst & Young, LLP.

Director Biographical Information: Ms. Williamson, age 59, served as Ernst & Young’s Americas Inclusiveness Officer and Senior Assurance Partner and retired at the end of 2011. She began her career at Ernst & Young in 1974 and spent the first 19 years in the audit practice, becoming one of only five female partners in 1984. She then left to become CFO of AMX Corp. in Dallas and subsequently Senior Vice President, Finance of Marriott International, Inc. in Washington, D. C.  She rejoined Ernst & Young in 1998 where she became a senior client-serving partner and served some of the firm’s largest global accounts in aerospace, technology and other industries. She served as a member of Ernst & Young’s Americas Executive Board which functions as the Board of Directors for E&Y, dealing with strategic and operational matters. She also served on the U.S. Executive Board, responsible for partnership matters for the firm. Ms. Williamson graduated from Southern Methodist University and was granted her CPA Certificate in the State of Texas in 1976 and in the State of Maryland in 2003. She serves on the Executive Board of the Dallas Symphony Association on the Board of Trustees for the Dallas Symphony Foundation, and is a member of the Hockaday School Audit Committee and the Audit and Finance Committee of the Communities Foundation of Texas.

Director Experience, Qualifications, Attributes or Skills Relevant to Board Membership: As a Senior Assurance Partner at Ernst & Young, Ms. Williamson served some of the firm’s largest global accounts in aerospace, technology and other industries. She worked with Chief Executive Officers of major companies to structure acquisitions and determine financial strategy. Ms. Williamson served as a member of Ernst & Young’s Americas Executive Board, dealing with strategic and operational matters and providing additional relevant experience. She is also on the board of Extrusions, Inc. and is a partner in the Ida Family Ltd. Partnership.

Directorships at Public Companies for the Preceding Five Years: An Exelis Director since January 1, 2012. Ms. Williamson served as a member of Ernst & Young’s Americas Executive Board which functions as the Board of Directors for Ernst & Young from 2006 to 2008.

2.	Ratification of Appointment of the Independent Registered Public Accounting Firm

The Board of Directors has appointed Deloitte as the Exelis independent registered public accounting firm for 2012, based on the appointment by the Exelis Audit Committee. Shareholder ratification is not required for making such appointment for the fiscal year ending December 31, 2012 because the Audit Committee has responsibility for the appointment of our independent registered public accounting firm. The appointment is being submitted to shareholders for ratification with a view toward soliciting the opinion of shareholders, which opinion will be taken into consideration in future deliberations. No determination has been made as to what action the Board of Directors or the Audit Committee would take if shareholders do not ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in our best interests. We expect that representatives of Deloitte will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate questions.

Deloitte is a registered public accounting firm as provided by the Public Company Accounting Oversight Board (“PCAOB”). Representatives of Deloitte attended all regularly scheduled meetings of the Audit Committee during 2011. The Audit Committee annually reviews and considers Deloitte’s performance of the Company’s Audit.

Performance factors reviewed include Deloitte’s:

•	Independence;

•	Experience;

•	Technical capabilities;

•	Client service assessment;

•	Responsiveness;

•	Financial strength;

•	Industry insight;

•	Leadership;

•	Non-audit services;

•	Management structure;

•	Peer review program;

•	Commitment to quality report;

•	Appropriateness of fees charged; and

•	Compliance and ethics programs.

The Audit Committee also reviewed the terms and conditions of Deloitte’s engagement letter including an agreement between Deloitte and the Company to submit disputes between Deloitte and the Company to a dispute resolution process and to limit awards based on punitive or exemplary damages under the dispute resolution procedures.

The Audit Committee discussed these considerations as well as Deloitte’s fees and services with Deloitte and Company management. The Audit Committee also determined that any non-audit services (services other than those described in the annual audit services engagement letter) provided by Deloitte were permitted under the rules and regulations concerning auditor independence promulgated by the SEC and rules promulgated by the PCAOB in Rule 3526.

Independent Registered Public Accounting Firm Fees

For the year ended December 31, 2011, following the Spin-Off on October 31, 2011, we paid Deloitte fees, including expenses, totaling $4,889,214, which are categorized below. Prior to the Spin-Off, ITT paid any audit, audit-related, tax and other fees of Deloitte. As a result, the amounts reported below are not necessarily representative of the fees we expect to pay Deloitte in future years. Aggregate fees billed to Exelis represent fees billed by the member firms of Deloitte Touche Tohmatsu, and their respective affiliates.

	Fiscal Year Ended
	2011	2010 (1)
Audit Fees(2)	$4,690,000	$	N/A
Audit-Related Fees(3)	—		N/A
Tax Fees(4)	$199,214		N/A
All Other Fees(5)	—		N/A

			N/A
Total	$4,889,214	$	N/A

(1)	ITT paid any audit, audit-related, tax and other fees of Deloitte prior to the Spin-Off.

(2)	Fees for audit services billed to Exelis in 2011 consisted of:

•	Audit of the Company’s annual financial statements;

•	Reviews of the Company’s quarterly financial statements; and

•	Consents and other services related to debt offerings and other SEC matters;

(3)	Fees for audit-related services billed in 2011:

•	Deloitte performed no audit-related services in 2011 for Exelis.

(4)	Fees for tax services billed in 2011 consisted of tax compliance and tax planning.

(5)	All Other Fees.

•	No other fees were billed to Exelis in 2011.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee pre-approves audit and permitted non-audit services provided by Deloitte. The Audit Committee has also adopted a policy on pre-approval of permitted audit related and non-audit services provided by Deloitte and permitted certain non-audit services provided by outside internal audit service providers. The purpose of the policy is to identify thresholds for services, project amounts and circumstances where Deloitte and any outside internal audit service providers may perform permitted non-audit services. A second level of review and approval by the Audit Committee is required when such permitted non-audit services, project amounts, or circumstances exceed specified amounts.

The Audit Committee has determined that, where practical, all permitted non-audit services shall first be placed for competitive bid prior to selection of a service provider. Management may select the party deemed best suited for the particular engagement, which may or may not be Deloitte. Providers other than Deloitte shall be preferred in the selection process for permitted non-audit service-related work. The policy and its implementation are reviewed and reaffirmed on a regular basis to assure conformance with applicable rules.

The Audit Committee has approved specific categories of audit, audit-related and tax services incremental to the normal auditing function, which Deloitte may provide without further Audit Committee pre-approval. These categories include among others, the following:

1.	Professional services rendered for the audits of the consolidated and combined financial statements, statutory audits, reviews of the quarterly consolidated financial statements and assistance with review of documents filed with the SEC. Due diligence, closing balance sheet audit services, purchase price dispute support and other services related to mergers, acquisitions and divestitures;

2.	Employee benefit advisory services, independent audits and preparation of tax returns for the Company’s defined contribution, defined benefit and health and welfare benefit plans, preparation of the associated tax returns or other employee benefit advisory services;

3.	Tax compliance and certain tax planning; and

4.	Accounting consultations and support related to generally accepted accounting principles (“GAAP”).

The Audit Committee has also approved specific categories of audit-related services, including the assessment and review of internal controls and the effectiveness of those controls, which outside internal audit service providers may provide without further approval.

If fees for any pre-approved non-audit services provided by either Deloitte or any outside internal audit service provider exceed a pre-determined threshold during any calendar year, any additional proposed non-audit services provided by that service provider must be submitted for second-level approval by the Audit Committee. Other audit, audit-related and tax services which have not been pre-approved are subject to specific prior approval. The Audit Committee reviews the fees paid or committed to Deloitte on at least a quarterly basis.

The Company may not engage Deloitte to provide the services described below:

1.	Bookkeeping or other services related to the accounting records or financial statements of the Company;

2.	Financial information systems design and implementation;

3.	Appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

4.	Actuarial services;

5.	Internal audit outsourcing services;

6.	Management functions or human resources services;

7.	Broker-dealer, investment adviser or investment banking services; or

8.	Legal services and other expert services unrelated to the audit.

Employees of Deloitte who are senior manager level or above, including lead or concurring partners and who have been involved with the Company in the independent audit, shall not be employed by the Company in any capacity for a period of five years after the termination of their activities on the Company account.

The Board of Directors recommends you vote FOR the ratification of appointment of the Company’s Independent Registered Public Accounting Firm.

3.	To approve an amendment and restatement of the Exelis Inc. 2011 Omnibus Incentive Plan that includes an increase in the aggregate number of shares of common stock reserved for issuance to 40 million shares;

Overview.    Stock-based incentives are a key component of our executive compensation program, and employee ownership is a core value of our culture. Management and the Compensation and Personnel Committee (the “Exelis Compensation Committee” or the “Committee”) believe that stock ownership encourages our executives and employees to create value for the Company over the long term. They also believe that stock ownership promotes retention and affiliation with the Company by aligning executive and employee interests with those of our shareholders and allowing our executives and employees to share in our long-term success after satisfying multi-year vesting requirements and performance requirements. Under our long-term incentive compensation program, awards have been made in the form of grants of stock options, restricted stock units, and long-term cash awards under the 2011 Plan.

Approvals.    Under this Proposal No. 3, we are asking shareholders to approve an amendment to the 2011 Plan to increase the number of shares of our common stock that may be issued under the 2011 Plan, and to reapprove the 2011 Plan for purposes of refreshing our shareholder approval under Section 162(m) of the U.S. Internal Revenue Code, (“Section 162(m)”). An amendment and restatement to our 2011 Plan was approved by our Board of Directors at its February 22, 2012 meeting and will become effective upon approval by the Company’s shareholders at our 2012 Annual Meeting. The amended and restated 2011 Plan is intended to amend the Exelis Inc. 2011 Omnibus Incentive Plan on a prospective basis. If the amended and restated 2011 Plan is approved by our shareholders, the 2011 Plan will be amended on a prospective basis. If the 2011 Plan is not approved by our shareholders, the amended and restated Plan will be null and void and the 2011 Plan will remain in effect. Awards previously granted under the 2011 Plan will remain in effect in accordance with their terms. Other than the 2011 Plan, we currently have no other plan that provides for grants of stock awards to our employees or directors. The 2011 Plan, as amended and restated, will become effective when approved by our shareholders at the 2012 Annual Meeting of Shareholders.

The Board of Directors of the Company and ITT, as the sole shareholder, previously adopted and approved the 2011 Plan. Our 2011 Plan expires upon the date upon which the shares available for issuance under the 2011 Plan are purchased or acquired. As of the record date, of the shares of our common stock approved for issuance under the 2011 Plan, 18.5 million shares have either been issued or are subject to issuance under outstanding awards, so that only 9.5 million shares of our common stock remain available for future awards (not including any shares that might in the future be returned to the 2011 Plan as a result of awards expiring, being forfeited or otherwise terminating). The majority of the shares initially available under the 2011 Plan have been used to convert previously-granted awards of ITT equity into awards of Exelis equity. If this Proposal No. 3 is not approved by our shareholders, we currently anticipate that we will exhaust all of the shares available for issuance under our Plan by 2014. Therefore, we are requesting shareholder approval to increase the 2011 Plan’s share reserve by 12 million shares to a total of 40 million reserved under the 2011 Plan. In light of expected future grants, we expect that the addition of these shares will be sufficient to provide a competitive equity incentive program for approximately 3-4 years. In addition, re-approval of the 2011 Plan is being requested so that we may continue to grant performance-based awards to our named executive officers that are intended to be tax efficient for the Company under U.S. tax laws.

Summary of the 2011 Plan.    The Board has adopted an amendment and restatement of the 2011 Plan that includes the changes described above, adds additional performance criteria, and contains certain other clarifying changes to the 2011 Plan. The following summary of the amended and restated 2011 Plan is qualified in its entirety by the specific language of the amended and restated 2011 Plan, a copy of which is attached hereto as Appendix A.

Key Features Designed to Protect Shareholders’ Interests.    The 2011 Plan’s design reflects our commitment to strong corporate governance and the desire to preserve shareholder value as demonstrated by the following 2011 Plan features:

•	No Evergreen Feature. The maximum number of shares available for issuance under the 2011 Plan is fixed and cannot be increased without shareholder approval.

•	Repricing Prohibited. Shareholder approval is required for any repricing, replacement, or buyout of underwater awards.

•

No Discount Awards; Maximum Term Specified.    Stock options and stock appreciation rights must have an exercise price no less than the closing price of stock on the date the award is granted and a term no longer than ten years’ duration.

•	Per-Participant Limits on Awards. The 2011 Plan limits the size of awards that may be granted during any one year to any one participant.

•

Award Design Flexibility.    Different kinds of awards may be granted under the 2011 Plan, giving the Company the flexibility to design our equity incentives to complement the other elements of compensation and to support our attainment of strategic goals.

•	Performance-Based Awards. The 2011 Plan permits the grant of performance-based stock awards that are payable upon the attainment of specified performance goals.

•

No Liberal Definition of Change in Control. The 2011 Plan’s definition of a change-in-control provides that any award benefits triggered by such a transaction are contingent upon the actual consummation of the transaction, not merely its approval by our Board or shareholders.

•

Deductibility of Awards. The 2011 Plan includes provisions intended to meet the requirements for deductibility of executive compensation under Section 162(m), including by qualifying payments under the 2011 Plan as “performance-based compensation.”

Purpose of the 2011 Plan.    The purpose of the 2011 Plan is to advance the interests of the Company by providing an incentive program that will enable the Company to attract, retain, and motivate employees and directors upon whose judgment, interest and efforts the Company’s success is dependent, and to provide them with an equity interest in the success of the Company in order to motivate superior performance. These incentives may be provided through the grant of stock options (including indexed options), stock appreciation rights, restricted stock purchase rights, restricted stock bonuses, restricted stock units, performance shares, and performance units.

Authorized Shares.     If the shareholders approve our proposal to authorize an additional 12 million shares for issuance under the Plan, the cumulative aggregate share authorization under our 2011 Plan will increase to 40 million. If the shareholders approve these additional shares, a total of 21.5 million remaining shares would be available for new grants under the 2011 Plan following the March 2012 awards. Without shareholder approval, only 9.5 million shares would be available for incentive compensation following the March 2012 awards.

A total of 40 million shares of our common stock will be reserved for issuance under the 2011 Plan. No shares were transferred from any prior plan to the 2011 Plan. For this purpose, shares that are subject to outstanding awards under a Prior Plan are not considered available for grants. The 2011 Plan contains a separate limit on the number of shares that can be issued with respect to “full value awards,” which includes restricted stock, restricted stock units and other awards other than stock options and stock appreciation rights granted with an exercise price at least equal to the fair market value of our shares on the grant date. This separate limit provides that 12.9 million shares will be available for issuance with respect to full value awards granted after December 31, 2011. As described in greater detail below, the 2011 Plan also provides that in certain circumstances where no shares are issued with respect to Prior Plan awards, such as upon forfeiture of the award, the shares subject to the Prior Plan award will be added to the 2011 Plan’s share reserves. As of December 31, 2011 the 2011 Plan had 13.8 million shares available for future grants of awards of which approximately 10.49 million could be issued as full value awards.

Summary Description of the Amendment and Restatement of the 2011 Plan

History of Stock Plans.    The amendment and restatement of the 2011 Plan amends on a prospective basis the 2011 Plan which was a new plan that replaced, on a prospective basis, a plan that was approved by the Board of Directors on March 11, 2003 and became effective upon approval by the shareholders at the 2003 Annual Meeting (the “Prior Plan”). On May 13, 2003, the Prior Plan replaced, on a prospective basis, the 2002 ITT Industries Stock Option Plan for Non-Management Directors, the ITT Industries 1996 Restricted Stock Plan for Non-Management Directors (the “1996 Plan”), and the 1994 ITT Industries Incentive Stock Plan. No new grants may be made from these prior plans. The Prior Plan was amended and restated by the ITT Board of Directors on February 15, 2008 and approved by ITT shareholders on May 13, 2008.

Administration.    The 2011 Plan is administered by the Exelis Compensation Committee of the Board of Directors. The Committee interprets the terms and intent of the 2011 Plan and determines who is eligible to receive awards under the 2011 Plan. The Committee may adopt rules, regulations and guidelines for administering the 2011 Plan and may delegate administrative duties to one or more of its members or to one or more agents or advisors. Additionally, the Committee may, by resolution, authorize one or more of our officers to designate who can receive awards and the size of the awards, except that the Committee may not delegate these responsibilities to any officer for awards granted to an employee that is considered one of our elected officers, or to the extent it would unintentionally cause awards not to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

Eligibility.    All of our employees and directors and the employees of our subsidiaries and other affiliates are eligible to participate in the 2011 Plan. All employees and all Non-Management directors are currently eligible to participate. Because the 2011 Plan provides for broad discretion in selecting participants and in making awards, the total number of persons who will participate in the 2011 Plan and the benefits that will be provided to the participants cannot be determined at this time.

Stock Available for Issuance Under the 2011 Plan.    Subject to adjustment as provided in the 2011 Plan, the number of shares of our common stock reserved for issuance under the 2011 Plan shall be

40 million. Upon the exercise of a stock-settled stock appreciation right or net-settled option granted under the 2011 Plan, the number of shares subject to the award (or portion of the award) that is then being exercised shall be counted against the maximum aggregate number of shares that may be issued under the 2011 Plan as provided above, on the basis of one share for every share subject thereto, regardless of the actual number of shares issued upon exercise and any shares withheld (or, with respect to restricted stock, returned) in satisfaction of tax withholding obligations shall be counted as shares issued.

Subject to adjustment as provided in the 2011 Plan, the number of shares of our common stock reserved for issuance of full value awards granted after December 31, 2011 shall not exceed 12.9 million.

Description of Awards Under the 2011 Plan.    Stock-based compensation will typically be issued in consideration for the performance of services to us and our subsidiaries and other affiliates. The 2011 Plan provides for a number of forms of stock-based compensation. The Committee may award stock options, stock appreciation rights, restricted stock, restricted stock units and other awards as described below.

Stock Options.    The Committee can award incentive stock options, which are intended to comply with Section 422 of the Internal Revenue Code, or nonqualified stock options, which are not intended to comply with Section 422 of the Internal Revenue Code. The Committee determines the terms of the stock options, including the period during which the stock options may be exercised, which may not exceed ten years, and the exercise price of the stock options, which may not be less than the fair market value of the underlying shares of common stock on the date the stock option is granted. Subject to the specific terms of the 2011 Plan, the Committee has discretion to set any additional limitations on stock option grants as it deems appropriate.

Each stock option award agreement sets forth the extent to which the participant will have the right to exercise the stock option following termination of the participant’s employment or service as a director. The termination provisions are determined within the discretion of the Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service as a director.

Upon the exercise of a stock option granted under the 2011 Plan, the exercise price is payable in full either in cash or its equivalent, tendering (either by actual delivery or attestation) previously acquired shares having an aggregate fair market value at the time of exercise equal to the exercise price, broker-assisted cashless exercise, net exercise, a combination of the foregoing or by any other method approved by the Committee in its sole discretion.

Stock Appreciation Rights (also referred to as “SARs”).    The Committee may grant stock appreciation rights in tandem with stock options, freestanding and unrelated to options, or any combination of these forms. In any case, the form of payment of a stock appreciation right will be determined by the Committee at the time of grant, and may be in shares of common stock, cash, or a combination of the two. If granted other than in tandem, the Committee will determine the number of shares of common stock covered by, and the exercise period for, the stock appreciation right.

The 2011 Plan provides that a stock appreciation right’s base price may not be less than the fair market value of the underlying shares of common stock on the date the stock appreciation right is granted.

Upon exercise of the stock appreciation right, the participant will receive an amount equal to the excess of the fair market value of one share of stock on the date of exercise over the fair market value of one share of the stock on the grant date, multiplied by the number of shares of stock covered by the stock appreciation right exercise. If granted in tandem with an option, a stock appreciation right’s exercise period may not exceed that of the option. The participant may exercise a tandem stock appreciation right when the option is exercisable, surrender the option, and receive on exercise an amount equal to the excess of the fair market value of one share of stock on the date we receive the surrender election over the option exercise price, multiplied by the number of shares of stock covered by the stock appreciation right exercise.

Each stock appreciation right award agreement will set forth the extent to which the participant will have the right to exercise the stock appreciation right following termination of the participant’s employment or service as a director. The termination provisions will be determined within the discretion of the Committee, need not be uniform among all participants and may reflect distinctions based on the reasons for termination of employment or service as a director.

Restricted Stock.    The Committee is also authorized to award shares of restricted common stock under the 2011 Plan upon such terms and conditions as it may establish. The participants may be required to pay a purchase price for each share of restricted stock granted. The award agreement will specify the period(s) of restriction, the number of shares of restricted common stock granted, such other provisions as the Committee determines and/or restrictions under applicable federal or state securities laws. Although participants may have the right to vote these shares from the date of grant, they will not have the right to sell or otherwise transfer the shares during the applicable period of restriction or until satisfaction of other conditions imposed by the Committee in its sole discretion. Participants may also receive dividends on their shares of restricted stock and the Committee, in its discretion, will determine how such dividends are to be paid.

Each award agreement for restricted stock will set forth the extent to which the participant will have the right to retain unvested restricted stock following termination of the participant’s employment or service as a director. These provisions are determined in the sole discretion of the Committee, need not be uniform among all shares of restricted stock issued under the 2011 Plan and may reflect distinctions based on reasons for termination of employment or service as a director.

Restricted Stock Units.    The Committee is also authorized to award restricted stock units under the 2011 Plan upon such terms and conditions as it establishes. The award agreement will specify the period(s) of restriction, the number of restricted stock units granted, such other provisions as the Committee determines and/or restrictions under applicable federal or state securities laws. The participants have no voting rights with respect to the restricted stock units and do not have the right to sell or otherwise transfer the units during the applicable period of restriction or until earlier satisfaction of other conditions imposed by the committee in its sole discretion. Participants may receive credit for dividends or dividend equivalents on their restricted stock units and the Committee, in its discretion, will determine how such credits for dividends or dividend equivalents on restricted stock units are to be paid.

Each award agreement for restricted stock units will set forth the extent to which the participant will have the right to retain unvested restricted stock units following termination of the participant’s employment or service as a director. These provisions will be determined in the sole discretion of the Committee, need not be uniform among all awards of restricted stock units issued under the 2011 Plan and may reflect distinctions based on reasons for termination of employment or service as a director.

Other Awards.    The Committee may grant other awards which may include, without limitation, unrestricted shares, the payment of shares in lieu of cash, the payment of cash based on attainment of performance goals, service conditions or other goals established by the Committee and the payment of shares in lieu of cash under other incentive or bonus programs. Payment under or settlement of any such other awards shall be made in such manner at such times and subject to such terms and conditions as the Committee may determine.

Performance Measures.    The Committee may grant awards under the 2011 Plan subject to the attainment of goals with respect to any of the following performance measures: net earnings, earnings per share, net income (before or after taxes), net sales growth, net operating profit, return measures (including, but not limited to, return on assets, capital, equity, or sales), productivity ratios, expense targets, working capital targets, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, earnings before or after taxes, interest, depreciation and/or amortization, gross or operating margins, margins, operating efficiency, customer satisfaction, employee satisfaction metrics, human resources metrics, share price (including, but not limited to, growth measures and total shareholder return (or “TSR”)), and Economic Value Added or EVA®.

Performance measures may be measured solely on the company’s or an affiliate’s performance, on a business unit basis, or a combination thereof. Performance measures may reflect absolute entity performance or a relative comparison of entity performance to the performance of a group of comparator companies, or published or special index that the Committee selects. The Committee may also compare the company’s stock price to various stock market indices. The Committee may provide in any award that any evaluation of performance may include or exclude any of the following events that occur during a performance period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (4) any reorganization and restructuring programs, (5) extraordinary nonrecurring items as described in Accounting Standards Codification (“ASC”) 225-30, (formerly) Accounting Principles Board Opinion No. 30, and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (6) acquisitions or divestitures, and (7) foreign exchange gains and losses.

Subject to the individual and 2011 Plan limits described herein, the number of performance-based awards granted to any participant in any year is determined by the Committee in its sole discretion. The Committee may reduce, but not increase, the value of a performance-based award.

Individual Limits.    The maximum number of shares with respect to which stock options may be granted to an individual during any one year is 15 million. The maximum number of shares with respect to which stock appreciation rights may be granted to any individual during any one year is 15 million. The maximum number of shares of restricted stock or restricted stock units that may be granted to an individual during any one year is 3 million. The maximum number of shares with respect to which other awards may be granted to an individual during any one year is 3 million and the maximum cash that may be payable with respect to other awards granted to an individual in any one year is $12 million. The maximum aggregate value of cash dividends or dividend equivalents that any individual may receive pursuant to awards in any one year shall not exceed $5 million.

Adjustment, Change of Control and Amendments.    The 2011 Plan provides for appropriate adjustments in the number and nature of shares of common stock subject to outstanding awards, the number of shares available for awards under the 2011 Plan, the individual award limits in the 2011 Plan and the exercise price of options and the grant price of stock appreciation rights, in the event of restructuring events and certain other events that change the value of our stock, such as a merger, reorganization, stock split, stock dividend, recapitalization through a large, non-recurring cash dividend, spin off or other similar event. The Committee specifies in each Participant’s award agreement the treatment of outstanding awards upon a change of control.

The 2011 Plan may be modified or amended by the Committee at any time and for any purpose which the Committee deems appropriate, except that no amendment can adversely affect any outstanding awards in a material way without the affected award holder’s consent. Except for adjustments made in connection with events described in the prior paragraph, the exercise price of stock options and the grant price of stock appreciation rights issued under the 2011 Plan may not be reduced without the approval of shareholders.

Nontransferability.    Unless otherwise determined by the Committee and provided in a participant’s award agreement, awards may not be assigned or transferred by a 2011 Plan participant except by will or by the laws of descent and distribution, and any stock option or stock appreciation right is exercisable during a participant’s lifetime only by the participant or by the participant’s guardian or legal representative. Nonqualified stock options and stock appreciation rights may not be transferred for value or consideration.

Section 162(m).    Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount we may deduct in any one year for compensation paid to our principal executive officer and our other three most highly-compensated executive officers other than our principal financial officer. There is, however, an exception to this limitation for certain performance-based compensation. Awards made pursuant to the 2011 Plan may constitute performance-based compensation that is not subject to the deductibility limitation of Section 162(m). To qualify for this exception, the shareholders must approve the material terms of the performance goals of the 2011 Plan. To continue to qualify for this exception, the shareholders must reapprove the material terms of the performance goals of the 2011 Plan every five years.

Approval of the amended and restated 2011 Plan by our shareholders at the 2012 Annual Meeting will be deemed to constitute approval of the material terms of the performance goals under the 2011 Plan for purposes of Section 162(m). The material terms of the performance goals include the persons eligible to participate in the 2011 Plan, as described under the heading “Eligibility” above, the performance measures upon which performance awards will be based, as described under the heading “Performance Measures” above, and the maximum shares or cash value of awards that may be granted to an individual in any one year, as described under the heading “Individual Limits” above.

Duration of the 2011 Plan.    Subject to the Committee’s right to terminate the 2011 Plan earlier, the 2011 Plan will remain in effect until all shares subject to the 2011 Plan have been purchased or acquired.

Federal Income Tax Consequences.    The following discussion covers some of the United States federal income tax consequences with respect to awards that may be granted under the 2011 Plan. It is a brief summary only. Participants should consult with their tax advisors for a complete statement of all relevant federal tax consequences. This summary does not describe state, local, or foreign tax consequences of an individual’s participation in the 2011 Plan.

Federal Income Tax Consequences — Participants

Options.    A plan participant will not recognize income for federal income tax purposes when incentive stock options are granted or exercised. If the participant disposes of shares acquired by exercise of an incentive stock option either before the expiration of two years from the date the options are granted or within one year after the issuance of shares upon exercise of the incentive stock option, the participant will recognize in the year of disposition: (a) ordinary income, to the extent the lesser of either (1) the fair market value of the shares on the date of option exercise, or (2) the amount realized on disposition exceeds the option exercise price; and (b) capital gain, to the extent the amount realized on disposition exceeds the fair market value of the shares on the date of option exercise. If the shares are sold after expiration of these holding periods, the participant generally will recognize capital gain or loss equal to the difference between the amount realized on disposition and the option exercise price.

The exercise of an incentive stock option may result in alternative minimum tax liability. The excess of the fair market value of the shares purchased on exercise of an incentive stock option over the exercise price paid for such shares is considered alternative minimum taxable income for alternative minimum tax purposes.

With respect to nonqualified stock options, the participant will recognize no income upon grant of the option, and, upon exercise, will recognize ordinary income to the extent of the excess of the fair market value of the shares on the date of option exercise over the stock option exercise price.

Upon a subsequent disposition of the shares received from the exercise of an option, the participant generally will recognize capital gain or loss to the extent of the difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition.

Stock Appreciation Rights.    The recipient of a grant of stock appreciation rights will not realize taxable income on the date of such grant. Upon the exercise of a stock appreciation right, the recipient will realize ordinary income equal to the amount of cash or fair market value of stock received.

Restricted Stock.    A participant holding restricted stock will, at the time the shares vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting. Dividends paid to the participant on the restricted stock during the restriction period will generally be ordinary income to the participant.

Restricted Stock Units.    A participant holding restricted stock units will, at the time the units vest, realize ordinary income in an amount equal to the fair market value of the shares and any cash received at the time of vesting.

Other Awards.    The tax consequences of other awards will depend upon the terms and conditions of such awards as determined by the Committee. However, a participant holding other awards will generally realize ordinary income in an amount equal to the fair market value of the shares or cash received at the time of payment of shares or cash.

Federal Tax Consequences — Exelis Inc.    In general, we will receive an income tax deduction at the same time and in the same amount as the amount which is taxable to the employee as ordinary income, except to the extent prohibited by Section 162(m) of the Internal Revenue Code. To the extent a participant realizes capital gains, as described above, we will not be entitled to any corresponding deduction for federal income tax purposes.

Section 162(m).    As described above, under Section 162(m) of the Internal Revenue Code, compensation paid to covered employees in excess of $1 million for any taxable year generally is not deductible by us unless such compensation qualifies as performance-based compensation, which requires, among other things, that the compensation is paid pursuant to a plan, the material terms of which have been approved by our shareholders. Generally, a covered employee under Section 162(m) means the principal executive officer and our three other highest compensated executive officers, other than our principal financial officer, as of the last day of the applicable tax year.

It is presently anticipated that the Committee will at all times consist of outside directors as required for purposes of Section 162(m), and that the Committee will take the effect of Section 162(m) into consideration in structuring plan awards.

Future Plan Benefits.    The future benefits that will be received under the plan by particular individuals or groups are not determinable at this time.

The Plan.    The amended and restated Exelis Inc. 2011 Omnibus Incentive Plan is provided at Appendix A.

The Board of Directors Recommendation

Under the laws of the State of Indiana, this matter is approved if the votes cast in favor of the proposal exceed the votes cast against the proposal. Accordingly, neither abstentions nor broker non-votes have any effect on the votes required under Indiana law. However, under NYSE rules, the 2011 Plan must be approved by a majority of the votes cast and the number of votes cast must represent more than 50% of all the shares entitled to vote. For purposes of the approval required under the NYSE rules, abstentions will have the effect of a vote against this agenda item and broker non-votes will have no effect, except to the extent they impact whether the 50% of all common shares entitled to vote test has been satisfied. For the purpose of determining whether the number of votes cast represents more than 50% of the shares of common stock entitled to vote, abstentions will count as votes cast and broker non-votes will not count as votes cast. Approval of the material terms of the amended and restated 2011 Plan for purposes of Section 162(m) requires the affirmative vote of a majority of votes cast. For this purpose, abstentions will have the same effect as a vote against this proposal and broker non-votes will have no effect.

The Board of Directors recommends you vote FOR approval of the amendment and restatement of the Exelis Inc. 2011 Omnibus Incentive Plan.

Equity Compensation Plan Information

The following table sets forth information concerning the shares of common stock that may be issued under equity compensation plans as of December 31, 2011.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (Millions)		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (Millions)
Equity Compensation Plans Approved by Security Holders(1)(2)	10.59	(3)	$10.65	(4)	13.8	(5)
Equity Compensation Plans Not Approved by Security Holders	—		—		—
Total	10.59		$10.65		13.8

(1)	Equity compensation plans approved by shareholders include the 1994 ITT Incentive Stock Plan, the 1996 Plan, the 2002 ITT Stock Option Plan for Non-Management Directors, the 2003 Plan and the 2011 Plan, which 2011 Plan was approved by ITT as the sole shareholder for Exelis.

(2)	Since the approval of the 2011 Plan currently in effect, no additional awards, including awards of restricted stock, will be granted under the other plans referred to in footnote (1) above. Under the 2011 Plan currently in effect, restricted stock and restricted stock units may be awarded up to a maximum aggregate grant of 3,000,000 shares or units in any one plan year to any one participant.

(3)	The weighted-average remaining contractual life of the total number of outstanding options was 6.07 years as disclosed in Note 15 to the Consolidated and Combined Financial Statements in the Company’s 2011 Annual Report on Form 10-K. Exelis has 3.51 million full-value shares outstanding as of December 31, 2011. When added to the 10.59 million options outstanding, Exelis has a total of 14.1 million awards outstanding as of December 31, 2011.

(4)	The weighted-average exercise price pertains only to 10.59 million of outstanding options and excludes outstanding restricted stock units.

(5)	As of December 31, 2011, the number of shares available for future issuance under the 2011 Plan with respect to options, restricted stock and restricted stock unit awards was approximately 13.8 million shares, which is included in the total above.

4.	Non-Binding Advisory Vote to Ratify Named Executive Officers’ Compensation

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to approve, in a non-binding vote, the compensation of our named executive officers as disclosed on pages 48 to 124. The text of the resolution in respect of Proposal No. 4 is as follows:

“RESOLVED, that the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the rules of the SEC, including the Compensation Discussion and Analysis, compensation tables, and any related narrative discussion, is hereby APPROVED.”

In considering their vote, shareholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 48 to 89.

In particular, shareholders should note that the Company’s Compensation and Personnel Committee bases its executive compensation decisions on the following:

•	alignment of executive and shareholder interests by providing incentives linked to earnings per share performance, revenue, free cash flow and return on invested capital;

•	the ability for executives to achieve long-term shareholder value creation without undue business risk;

•	creating a clear link between an executive’s compensation and his or her individual contribution and performance;

•	the extremely competitive nature of the defense industry in which we operate and our need to attract and retain the most creative and talented industry leaders; and

•	comparability to the practices of peers in the industries that we operate in and other comparable companies generally.

While the results of the vote are advisory in nature, the Board of Directors intends to carefully consider the results of the vote.

The Board of Directors recommends that you vote FOR the approval of the compensation of our named executive officers.

5.	Non-Binding Advisory Vote on the Frequency of Shareholder Votes on Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in these proxy materials a separate resolution subject to shareholder vote to recommend, in a non-binding vote, whether a non-binding shareholder vote to approve the compensation of our named executive officers (that is, votes similar to the non-binding vote in Proposal No. 4) should occur every one, two or three years.

In considering their vote, shareholders may wish to review with care the information presented in connection with Proposal No. 4 on page 27, as well as the information on the Company’s compensation policies and decisions regarding the named executive officers presented in Compensation Discussion and Analysis on pages 48 to 89.

After careful consideration, our Board of Directors has determined that a non-binding shareholder vote on executive compensation that occurs every year is the most appropriate frequency for Exelis at this time. In formulating its recommendation, our Board of Directors recognized that the Company’s executive compensation programs are designed to promote a long-term connection between pay and performance. However, because executive compensation disclosures are made annually, the Board of Directors considered that an annual advisory vote on executive compensation will allow shareholders to provide us with their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement every year. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking input from, and engaging in discussions with, our shareholders on corporate governance matters and our executive compensation philosophy, policies and practices.

If the non-binding vote on executive compensation will occur every year, a resolution subject to a non-binding shareholder vote to approve the compensation of our named executive officers will be presented in the proxy materials for the 2013 Annual Meeting of Shareholders.

For the reasons stated above, the Board of Directors is recommending a vote for a one-year frequency for the non-binding shareholder vote to approve the compensation of our named executive officers. Note that shareholders are not voting to approve or disapprove the recommendation of the Board of Directors with respect to this proposal. Instead, each proxy card provides for four choices with respect to this proposal: a one, two or three year frequency or shareholders may abstain from voting on the proposal.

Your vote on this proposal will be non-binding on us and the Board of Directors, and it will not be construed as overruling a decision by us or the Board of Directors. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making future decisions on the inclusion of such proposals in the proxy materials as it deems appropriate.

The Board of Directors recommends that you vote ONE YEAR with respect to how frequently a non-binding shareholder vote to approve the compensation of our named executive officers should occur.

Information about the Board of Directors

Structure of the Board of Directors

As required by our Amended and Restated Articles of Incorporation, the Exelis Board of Directors is divided into three classes that are as nearly equal in number as possible. The initial terms of the Class I, Class II and Class III directors will expire at the annual meeting in 2012, 2013 and 2014, respectively, and in each case, when any successor has been duly elected and qualified. Upon the expiration of each initial term, directors will subsequently serve three-year terms if they are renominated and reelected. The Class I directors nominated for a three-year term include Ralph F. Hake, David F. Melcher and Herman E. Bulls. The Class II directors include Christina A. Gold, Steven R. Loranger, Patrick J. Moore and R. David Yost and the Class III directors include John. J. Hamre, Paul J. Kern, Mark L. Reuss and Billie I. Williamson. Directors Ralph F. Hake, Christina A. Gold, Paul J. Kern, and John J. Hamre were formerly Non-Management directors of ITT. Mr. Loranger, as Chairman, President and Chief Executive Officer of ITT, was an employee director.

Committees of the Board of Directors

Prior to the Distribution, the Board of Directors of the Company’s parent, ITT, engaged in an internal restructuring and established Exelis to effectuate a Spin-Off of ITT’s Defense & Information Solutions business. On October 11, 2011 Exelis established an Audit Committee, a Compensation and Personnel Committee and a Nominating and Governance Committee (collectively the “Committees”) as Committees of the Board, effective as of 11:59 p.m., New York time, on the date immediately prior to October 13, 2011, the when-issued trading date. The Committees are the current standing Committees of the Board of Directors.

Audit Committee.    The members of the Audit Committee are Christina A. Gold (chair), Ralph F. Hake, Patrick J. Moore and Billie I. Williamson. Billie I. Williamson joined the Audit Committee on January 1, 2012, replacing Paul J. Kern, who resigned from the Audit Committee effective as of January 1, 2012. Mrs. Gold’s service on the Audit Committee commenced as of 11:59 p.m., New York time, on the date immediately prior to October 13, 2011, the Company’s when-issued trading date, and Messrs. Hake and Kern commenced service on the Exelis Audit Committee immediately prior to October 31, 2011, the Distribution Date. The Audit Committee has responsibility, among other things, to meet periodically with management and with both our independent auditor and internal auditor to review audit results and the adequacy of and compliance with our system of internal controls. In addition, the Audit Committee will appoint or discharge our independent auditor, and review and approve auditing services, audit related services and permissible non-audit services to be provided by the independent auditor in order to evaluate the impact of undertaking such added services on the independence of the auditor. The responsibilities of the Audit Committee are more fully described in our Audit Committee charter. The Audit Committee charter is posted on our website at www.exelisinc.com/investors/Pages/Corporate-Governance.aspx and will be available in print to any shareholder who requests it. The Board of Directors has affirmatively determined that each of the members of the Audit Committee are independent and financially literate. Further, the Board of Directors has determined that Ms. Gold, Mr. Hake, Mr. Moore and Ms. Williamson (and previously Mr. Kern) possess accounting or related financial management expertise within the meaning of the NYSE listing standards and that Mr. Moore qualifies as an “audit committee financial expert” as defined under the applicable SEC rules.

Compensation and Personnel Committee.    The members of the Exelis Compensation Committee are Paul J. Kern (chair), Ralph F. Hake, Mark L. Reuss and R. David Yost. Dr. John J. Hamre served as a member of the Exelis Compensation Committee from the Distribution Date until the date he resigned from the Exelis Compensation Committee on November 3, 2011. The Exelis Compensation Committee oversees all compensation and benefit programs and actions that affect our senior executive officers. The Exelis Compensation Committee also provides strategic direction for our overall compensation structure, policies and programs and oversees and approves the continuity planning process. The responsibilities of the Exelis Compensation Committee are more fully described in the Exelis Compensation Committee charter. The Compensation and Personnel Committee charter is posted on our website at www.exelisinc.com/investors/Pages/Corporate-Governance.aspx and will be available in print to any shareholder who requests it.

Each member of the Exelis Compensation Committee is a Non-Management director and there are no Compensation Committee interlocks involving any members of the Exelis Compensation Committee. The Board has reviewed the background, experience, financial interests, employment, commercial, charitable, familial and other relationships of each of Messrs. Kern, Hake, Reuss and Yost, (and previously Dr. Hamre) and has determined that, each such person is (i) a “Non-Management director” of the Company as defined under Rule 16b-3 of the Exchange Act and (ii) an “outside director” as defined under Treasury Regulation Section 1.162-27(e)(3)(i) of the Internal Revenue Code of 1986, as amended.

Nominating and Governance Committee.    The members of the Nominating and Governance Committee are John J. Hamre (chair), Herman E. Bulls, Paul J. Kern and Steven R. Loranger. The Nominating and Governance Committee is responsible for, among other things, developing and recommending to the Board of Directors criteria for identifying and evaluating director candidates; identifying, reviewing the qualifications of and proposing candidates for election to the Board of Directors; and assessing the contributions and independence of incumbent directors in determining whether to recommend them for reelection to the Board of Directors. The Nominating and Governance Committee also reviews and recommends action to the Board of Directors on matters concerning transactions with related persons and matters involving corporate governance and, in general, oversees the evaluation of the Board of Directors. The responsibilities of the Nominating and Governance Committee are more fully described in the Nominating and Governance Committee charter. The Nominating and Governance Committee charter is posted on our website at www.exelisinc.com/investors/Pages/Corporate-Governance.aspx and will be available in print to any shareholder who requests it.

Director Independence.    Our Board of Directors, upon recommendation of our Nominating and Governance Committee, formally determines the independence of our directors. Our Board of Directors annually determines the independence of directors based on a review by the directors on the full Board of Directors and the Nominating and Governance Committee. The Exelis Board of Directors has affirmatively determined that each of Herman E. Bulls, Christina A. Gold, Ralph F. Hake, Paul J. Kern, John J. Hamre, Patrick J. Moore, Mark L. Reuss, Billie I. Williamson and R. David Yost are independent directors in accordance with the definition of an “independent director” pursuant to the rules of the NYSE and that none of these Directors has a material relationship with us, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with us. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships, among others. Messrs. Melcher and Loranger are not considered independent directors, as Mr. Melcher is the Chief Executive Officer and President of Exelis and Mr. Loranger was the Chairman, President and Chief Executive Officer of ITT, from which Exelis was spun-off as a public company on October 31, 2011.

Non-Management Director Compensation

The Board of Directors typically reviews Non-Management Director compensation on a biennial basis. Non-Management Director compensation was last reviewed in 2011 in connection with the Spin-Off. In 2011, the ITT Nominating and Governance Committee retained Pay Governance LLC, (“Pay Governance”) a compensation consulting firm, to assist with a review of compensation for Non-Management Directors. As part of its review, Pay Governance compared Non-Management Director compensation components and total Non-Management Director compensation paid with director compensation components and total director compensation paid for a sample of companies in the S&P Industrials with median revenue comparable to Exelis’ revenue.

Upon the recommendation of Pay Governance and after review by the Exelis Compensation Committee, the Exelis Nominating and Governance Committee recommended, and the full Board of Directors of Exelis approved, a total compensation level of $190,000 for Exelis Non-Management Directors effective following the Spin-Off comprised of $100,000 in cash and $90,000 in restricted stock units for the full-year tenure. The full-year tenure runs from the date of the Annual Meeting to the day prior to the next Annual Meeting. Additional incremental pay for the full-year tenure includes a cash payment for the Audit Committee chair in the amount of $15,000. The non-executive Chairman of the Board receives an additional $125,000 comprised of $62,500 in cash and $62,500 in restricted stock units for the full-year tenure. The incremental payments for the Audit Committee Chair and the non-executive chairman were based on the significant responsibilities involved with these positions and reflect current competitive data.

Non-Management Director compensation is determined by our Board of Directors with the assistance of its Nominating and Governance Committee. In 2011, Exelis Non-Management Directors received only a portion of their annual compensation for their service as Non-Management Directors of Exelis from the Distribution Date through May 8, 2012, the day prior to the 2012 Exelis Annual Meeting of Shareholders. The restricted stock units granted in 2011 to ITT Non-Management Directors prior to November 7, 2011 were granted under the Non-Management Director compensation program, adopted in 2003, pursuant to the ITT 2003 Equity Incentive Plan (the “2003 Plan”).

Interim Directors

Mrs. Gold and Mr. Melcher were appointed by ITT to serve as Directors of Exelis as of 11:59 p.m. New York time, on the date immediately prior to the when-issued trading date. Messrs. Frank Jimenez and Aris Chicles were appointed by ITT to serve as Directors of Exelis effective at 11:59 p.m. New York time, on the date immediately prior to the when-issued trading date and resigned immediately prior to 12:01 a.m. New York time, on the Distribution Date. None of the interim directors were compensated by Exelis for service as an interim director.

Non-Management Director Post Spin-Off Compensation

On November 7, 2011, all of our Non-Management Directors elected as of the Distribution Date, received $95,000, comprised of $50,000 as a cash retainer and $45,000 in restricted stock units for their service on the Board of Directors from the Distribution Date until May 8, 2012, the day prior to the 2012 Annual Meeting of Shareholders. An additional $7,500 cash retainer was paid to the Audit Committee chair, and the non-executive Chairman received an incremental payment of $62,500, which was comprised of $31,250 as a cash retainer and $31,250 in restricted stock units. Mr. Melcher, as a management Director, received no director compensation. Restricted stock units granted to Non-Management Directors vest on the business day immediately prior to the next Annual Meeting date. The grant date fair value of stock awards is provided in footnote (2) to the table below.

Exelis Non-Management Director compensation during 2011 does not include compensation received by each of Ralph F. Hake, John J. Hamre, Christina A. Gold, and Paul J. Kern as directors of ITT.

The following table sets forth information concerning the 2011 compensation awarded to Non-Management Directors of Exelis on November 7, 2011 for their service as Non-Management Directors from the Distribution Date through December 31, 2011.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Ralph F. Hake(3)	27,083	76,250	103,333
Christina A. Gold(4)	19,166	45,000	64,166
John J. Hamre	16,666	45,000	61,666
Paul J. Kern	16,666	45,000	61,666
Steven R. Loranger	16,666	45,000	61,666
Herman E. Bulls	16,666	45,000	61,666
Patrick J. Moore	16,666	45,000	61,666
Mark L. Reuss	16,666	45,000	61,666
R. David Yost	16,666	45,000	61,666

(1)	Fees earned were paid, at the election of the director, in cash or deferred cash. Non-Management Directors had the choice to irrevocably elect deferral of their cash retainer into an interest-bearing cash account or an account that tracks the performance of Exelis stock.

(2)	Awards reflect the grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”). Other than Mr. Hake and Mrs. Gold, Non-Management Directors do not receive differing amounts of equity compensation. The grant date fair value for restricted stock units was $10.95 per unit, the closing price of Exelis stock on the grant date, which was November 7, 2011.

(3)	Mr. Hake received an additional $10,416 cash retainer and an additional $31,250 in restricted stock units for his service as non-executive Chairman of the Exelis Board of Directors through December 31, 2011.

(4)	Mrs. Gold received an additional $2,500 cash retainer for her service as the Audit Committee Chair through December 31, 2011.

Because Ms. Williamson joined the Exelis Board of Directors on January 1, 2012, her compensation is not included in the table on page 32. Ms. Williamson received her awards on January 3, 2012, the first business day following her election to the Exelis Board of Directors on January 1, 2012. She received a pro-rata annual retainer of $33,000 in cash and a pro-rata annual equity award of $30,000 in restricted stock units which were based on the closing price of Exelis stock on the grant date of January 3, 2012, the first business day after January 1, 2012, for her service on the Board of Directors from January 1, 2012 until the day prior to the 2012 Annual Meeting of Shareholders.

The table below represents restricted stock, restricted stock units and stock options outstanding as of December 31, 2011 for our Non-Management Directors. The restricted stock, restricted stock units and stock options reflect the conversion of ITT awards held by Messrs. Hake, Kern and Loranger, Dr. Hamre and Mrs. Gold who were Directors of ITT and who are currently Non-Management Directors of Exelis. Restricted stock, restricted stock units and stock options were allocated to ITT Non-Management Directors on a distributed basis, as each Non-Management Director was involved in the evaluation, analysis and decision to split ITT into three publicly traded companies. Restricted stock and stock options for Mr. Loranger, although not an ITT Non-Management Director, were also allocated on a distributed basis. For Mr. Hake, 13,517 of the 17,128 awards in this column represent restricted stock unit awards that were vested but deferred and the remainder represents restricted stock. For Mr. Loranger 168,281 of the 261,791 awards in this column represent restricted stock units which are vested but unsettled, the remainder represent restricted stock.

Restricted Stock, Restricted Stock Unit and

Stock Option Awards Outstanding at 2011 Fiscal Year-End

Name	Outstanding Restricted Stock and Restricted Stock Unit Awards	Outstanding Stock Option Awards
Christina A. Gold	26,834	26,130
Ralph F. Hake	17,128	22,570
John J. Hamre	14,558	26,130
Paul J. Kern	9,308	9,050
Herman E. Bulls	4,110	—
Steven R. Loranger	261,791	1,135,169
Patrick J. Moore	4,110	—
Mark L. Reuss	4,110	—
R. David Yost	4,110	—

All Exelis Non-Management Directors were granted restricted stock units under the 2011 Plan. For grants on November 7, 2011, the number of restricted stock units was determined by dividing $45,000 by $10.95, the closing price per share of Exelis Inc. common stock on November 7, 2011. The resulting number of restricted stock units, 4,109.589, was rounded up to 4,110, the nearest whole number of units. Mr. Hake received 6,964 restricted stock units, representing $45,000 plus $31,250 for his service as Non-executive chairman of the Exelis Board of Directors. Ms. Williamson’s award, valued at $30,000, was granted based on the January 3, 2012 closing price per share of Exelis common stock of $9.31. The resulting number of restricted stock units 3,222.34, was rounded up to the nearest whole number of units. Ms. Williamson received 3,223 restricted stock units. Directors receive dividend equivalents on the restricted stock units but have no other rights as shareholders with respect to the restricted stock units.

Restricted shares previously awarded under the 1996 Plan which preceded the 2003 Plan, and under which restricted shares are still outstanding, provided that each Director’s restricted shares are held in escrow and may not be transferred in any manner until one of the following events occurs:

•	the fifth anniversary of the grant of the shares unless extended as described below;

•	the Director retires at age 72;

•	there is a change of control of the Company;

•	the Director becomes disabled or dies;

•	the Director’s service is terminated in certain specified, limited circumstances; or

•

any other circumstance in which the Exelis Compensation Committee believes, in its sole discretion, that the purposes for which the grants of restricted stock were made have been fulfilled and, as such, is consistent with the intention of the 1996 Plan.

Under the 2003 Plan and the 1996 Plan, Non-Management Directors may choose to extend the restriction period for not more than two successive five-year periods, or until six months and one day following the Non-Management Director’s termination from service from the Board of Directors under certain permitted circumstances. Under the 2011 Plan, Non-Management Directors may choose to extend the restriction period until the date the Director separates from service or the earlier of the separation from service date or a date selected subsequent to the scheduled vesting date. The Non-Management Director may make a subsequent deferral election for a period of not less than five years from the date such amounts would otherwise have been settled and paid under the deferral election then in effect, subject to Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). Section 409A is an Internal Revenue Code section that deals specifically with non-qualified deferred compensation plans and provides requirements and rules for timing of deferrals and distributions under those plans.

The 1996 Plan also provided that if a Director ceased serving on the Board under any other circumstances, shares with respect to which the 1996 Plan restrictions have not been lifted would be forfeited. Under the 2003 Plan, the period of restriction for restricted stock awarded is five years. The Exelis Compensation Committee may determine that a Director, whose service from the Board of Directors is terminated, has fulfilled the purpose for which the grant of restricted stock was made and lift the restriction for all or a portion of restricted stock awards. Time and form of payment for outstanding restricted stock received after 2004, as well as elections to have the cash retainer deferred after 2004, have been modified, with the consent of each Director, to comply with Section 409A.

Exelis reimburses Non-Management Directors for expenses they incur to travel to and from Board of Director, Committee and shareholder meetings and for other Company-business related expenses (including travel expenses of spouses if they are specifically invited to attend an event for appropriate business purposes). Such travel may include use of the Company aircraft, if available and approved in advance by the Chief Executive Officer and President of Exelis. Director airfare is reimbursed at no greater than first-class travel rates.

Indemnification and Insurance.    As permitted by its By-laws, Exelis indemnifies its Directors to the full extent permitted by law and maintains insurance to protect the Directors from liabilities, including certain instances where it could not otherwise indemnify them. All Directors are covered under a non-contributory group accidental death and dismemberment policy that provides each of them with $1,000,000 of coverage. They may elect to purchase additional coverage under that policy. Non-Management Directors also may elect to participate in an optional non-contributory group life insurance plan that provides $100,000 of coverage.

Responsibilities of the Board of Directors.    The Board of Directors sets policy for Exelis and advises and counsels the Chief Executive Officer and the executive officers who manage the Company’s business and affairs. The Board of Directors is responsible for assuring that:

•	the Company’s businesses are conducted in conformity with applicable laws and regulations;

•	the Company’s systems of financial reporting and internal controls are adequate and properly implemented and the Company has appropriate risk management structures in place;

•	there is continuity in the leadership of the Company;

•	management develops sound business strategies;

•	adequate capital and managerial resources are available to implement the business strategies;

•

the Company’s long-term strategies, significant investments in new businesses, joint ventures and partnerships and significant business acquisitions, including assessment of balance sheet impacts and other financial matters, are reviewed and approved; and

•	the Company’s operating plans and capital, research and development and engineering budgets are reviewed and approved.

Governance Principles.    The Board of Directors has adopted the Corporate Governance Principles and charters for each of its standing committees. The Corporate Governance Principles provide, among other things, that the Board of Directors is responsible for selecting the Chairman of the Board of Directors and the Chief Executive Officer in any way it considers in the best interests of the Company. The Board of Directors of the Company has determined that the Chairman should be a non-executive chair, to provide additional guidance, advice, and counsel and to allow the Chief Executive Officer and President to focus on managing Exelis businesses and strategy. The non-executive chair presides at regularly scheduled private sessions of the Non-Management Directors and, with input from the Chief Executive Officer, establishes the agenda for meetings of the Board of Directors. The Corporate Governance Principles further provide that Directors must be able to devote the requisite time for preparation and attendance at regularly scheduled Board of Directors and Board of Directors Committee meetings, as well as be able to participate in other matters necessary for good corporate governance. To help assure that Directors are able to fulfill their commitments to the Company, the Corporate Governance Principles provide that Directors who are chief executive officers of publicly traded companies may serve on not more than two public company boards (including the Exelis Board of Directors) in addition to service on their own board and other Directors who are not chief executive officers of publicly traded companies may not serve on more than four public company boards (including the Exelis Board of Directors). The Corporate Governance Principles and Committee charters are reviewed by the Board at least annually and posted on the Company’s website at http://www.exelisinc.com/investors/Pages/Corporate-Governance.aspx. A copy of the Corporate Governance Principles will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Exelis.

Leadership Structure.    The Board of Directors believes that the decision as to whether to combine or separate the chief executive officer and Chairman of the Board of Directors positions will depend on the facts and circumstances facing the Company at a given time and could change over time. In today’s challenging economic and regulatory environment, directors, more than ever, are required to spend a substantial amount of time and energy in successfully navigating a wide variety of issues and in guiding the policies and practices of the companies they oversee. To that end, although we do not have a formal policy with respect to separation of the Chairman and chief executive officer positions, we believe that, having a separate Chairman, whose sole job is to lead the Board, allows our Chief Executive Officer and President, Mr. Melcher, to completely focus his time and energy on running the day-to-day operations of our Company. The Board believes that the Company’s current leadership structure does not adversely affect the Board’s role in risk oversight of the Company.

Communication with the Board of Directors.    Interested parties may contact the non-executive Chairman, all outside Directors as a group, the entire Board of Directors, a committee of the Board of Directors or an individual Director by submitting a letter to the desired recipient in a sealed envelope labeled “non-executive Chairman,” “Outside Directors,” “Board of Directors”, or with the name of the Board committee or a specific director. This sealed envelope should be placed in a larger envelope and mailed to the Corporate Secretary, Exelis Inc. 1650 Tysons Blvd. Suite 1700, McLean VA, 22102, USA. The Corporate Secretary will forward the sealed envelope to the designated recipient.

Policies for Approving Related Person Transactions.    The Company and the Board have adopted formal written policies for evaluation of potential related person transactions, as those terms are defined in the SEC’s rules for executive compensation and related person disclosure, which provide for review and pre-approval of transactions which may or are expected to exceed $120,000 involving Non-Management Directors, Executive Officers, beneficial owners of five percent or more of the Company’s common stock or other securities and any immediate family of such persons. The Company’s policy generally groups transactions with related persons into two categories: (1) transactions requiring the approval of the Nominating and Governance Committee and (2) certain transactions, including ordinary course transactions below established financial thresholds, that are deemed pre-approved by the Nominating and Governance Committee.

In reviewing related person transactions that are not deemed pre-approved for approval or ratification, the Nominating and Governance Committee considers the relevant facts and circumstances, including:

•	Whether terms or conditions of the transaction are generally available to third-parties under similar terms or conditions;

•	Level of interest or benefit to the related person;

•	Availability of alternative suppliers or customers; and

•	Benefit to the Company.

The Nominating and Governance Committee is deemed to have pre-approved certain transactions identified in Item 404(a) of Regulation S-K that are not required to be disclosed even if the amount involved exceeds $120,000. In addition, any transaction with another company at which a related person’s only relationship is as an employee (other than an executive officer), director and/or beneficial owner of less than 10% of that company’s shares is deemed pre-approved; provided, however, that with respect to directors, if a director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues, such transaction shall be reviewed by the Nominating and Governance Committee and not considered appropriate for automatic pre-approval. Regardless of whether a transaction is deemed pre-approved, all transactions in any amount are required to be reported to the Nominating and Governance Committee. Subsequent to the adoption of the written procedures above, the Company has followed these procedures regarding all reportable related person transactions. The Company’s Related Person Transaction Policy is posted on the Company’s website at: http://www.exelisinc.com/investors/Pages/Corporate-Governance.aspx.

Code of Conduct.    The Company has also adopted the Exelis Code of Conduct which applies to all employees, including the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer and, where applicable, to its Non-Management Directors. The Code of Conduct is also posted on the Company’s website at https://www.exelisinc.com/corpresp/Pages/Code-of-Conduct.aspx. The Company discloses any changes or waivers from the Code of Conduct on its website for the Company’s Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, its Non-Management Directors and other executive officers. In addition, the Company will disclose within four business days any substantive changes in or waivers of the Code of Conduct granted to our Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer, or persons performing similar functions, by posting such information on our website rather than by filing a Form 8-K. A copy of the Code of Conduct will be provided, free of charge, to any shareholder upon request to the Corporate Secretary of Exelis.

Independent Directors.    The Company’s By-laws require that a majority of the Directors must be independent directors. Additionally, the Company’s Non-Management Directors must meet the independence standards of the NYSE and the Company’s Corporate Governance Principles. The

Charters of the Audit, Compensation and Personnel and Nominating and Governance Committees require all members to be independent directors in accordance with the rules of the NYSE. With respect to the Nominating and Governance Committee the Committee shall include at least a majority of members determined to be independent within 90 days of October 13, 2011, the listing date on the NYSE applicable to the Company’s common stock (the “Listing Date”); and be composed solely of members determined to be independent within one year of the Listing Date. Mr. Loranger is not independent because of his former position as Chairman, President and Chief Executive Officer of ITT. Mr. Melcher is not independent because he is the Chief Executive Officer and President of Exelis.

Based on its review, the Board of Directors affirmatively determined, after considering all relevant facts and circumstances, that no Non-Management Director, with the exception of Mr. Loranger, has a material relationship with the Company and that all Non-Management Directors, including all members of the Audit, Compensation and Personnel and Nominating and Governance Committees (with the exception of Mr. Loranger) meet the independence standards, in the current NYSE corporate governance rules for listed companies, which is also the independence standard for directors as set forth in the Company’s Corporate Governance Principles.

Each year, the Company’s Directors and executive officers complete annual questionnaires designed to elicit information about potential related person transactions. Additionally, Directors and executive officers must promptly advise the Corporate Secretary if there are any changes to the information previously provided.

The Nominating and Governance Committee reviews and considers all relevant facts and circumstances with respect to independence for each Director standing for election prior to recommending selection as part of the slate of Directors presented to the shareholders for election at the Company’s Annual Meeting. The Nominating and Governance Committee reviews its recommendations with the full Board, which separately considers and evaluates the independence of Directors standing for re-election using the standards described above.

In February 2012, the Board considered regular commercial sales and payments in the ordinary course of business as well as charitable contributions with respect to each of the Non-Management Directors standing for re-election at the Company’s 2012 Annual Meeting. In particular, the Board evaluated the amount of sales to Exelis or purchases by Exelis with respect to companies where any of the Directors serve or served as an executive officer or director.

In no instances was a Director a current employee, or was an immediate family member of a Director a current executive officer of a company that has made payments to, or received payments from the Company for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million, or 2% of each respective company’s consolidated gross revenues. The Board also considered the Company’s charitable contributions to non-profit organizations with respect to each of the Non-Management Directors. No contributions exceeded 1% of the consolidated gross revenues of any non-profit organization. With respect to each Non-Management Director, Exelis made no contributions of $120,000 or greater to any charitable or non-profit organization.

The following are the independent directors standing for election at the 2012 Annual Meeting of Shareholders: Messrs. Hake and Bulls.

Board and Committee Roles in Oversight of Risk.    The Board of Directors has primary responsibility for overall risk oversight, including the Company’s risk profile and management controls. The Audit Committee of the Board monitors the Company’s operational and regulatory risk management and risk assessment program, including all risk mitigation processes. The General Internal Auditor, who has responsibility for assessing, monitoring and auditing the Company’s global risk profile, reports directly to the Audit Committee and reports on a functional basis to the Chief Financial Officer. The Audit Committee and the Board of Directors monitors financial liquidity and financing risk. The Exelis Compensation Committee reviews and assesses compensation and incentive program risks to ensure that the Company’s compensation programs encourage innovation and balance appropriate business risk and rewards without encouraging risk-taking behaviors which may have a material adverse effect on the Company. The Exelis Compensation Committee structures compensation so that unnecessary or excessive risk-taking behavior is discouraged and behaviors correlated with long-term value creation are encouraged. The Board and its Audit and Compensation and Personnel Committees receive regular reports with respect to the Company’s risk profile and risk management controls.

Compensation Committee Interlocks and Insider Participation.    None of the members of the Exelis Compensation Committee during fiscal year 2011 or as of the date of this Proxy Statement has been an officer or employee of the Company and no executive officer of the Company served on the Exelis Compensation Committee or board of any company that employed any member of the Exelis Compensation Committee or Board of Directors.

Director Selection and Composition.    Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature. The Nominating and Governance Committee desires that the Board of Directors be diverse in terms of its viewpoints, professional experience, education and skills as well as race, gender and national origin. In addition, the Exelis Corporate Governance Principles state that, as part of the membership criteria for new Board members, individuals must possess such attributes and experiences as are necessary to provide a broad range of personal characteristics including diversity, management skills, and technological, business and international experience. On an annual basis, as part of its self-evaluation, the Board of Directors assesses whether the mix of directors is appropriate for the Company. In addition, the Nominating and Governance Committee assesses the effectiveness of these criteria by referring to the criteria when it periodically assesses the composition of the Board. The Board of Directors actively seeks to consider diverse candidates for membership on the Board when it has a vacancy to fill and includes diversity as a specific factor when conducting any search. As part of its process in identifying new candidates to join the Board of the Directors, the Nominating and Governance Committee considers whether and to what extent the candidate’s attributes and experiences will individually and collectively complement the existing Board, recognizing that the Exelis businesses and operations are diverse and global in nature. Currently, the Board consists of eleven directors. Out of the eleven directors, two are female and one is African American. The directors come from diverse professional backgrounds, including technology, financial, pharmaceutical and manufacturing industries as well as governmental and non-governmental agencies. To be considered by the Nominating and Governance Committee as a Director candidate, a nominee must meet the requirements of the Corporate Governance Principles.

In addition to these minimum qualifications, the Nominating and Governance Committee evaluates each nominee’s skills to determine if those skills are complementary to the skills demonstrated by current Board members. The Nominating and Governance Committee also evaluates the Board’s needs for operational, technical, management, financial, international or other expertise.

Prior to recommending nominees for election as Directors, the Company’s Nominating and Governance Committee engages in a deliberative, evaluative process to ensure each nominee possesses the skills and attributes that individually and collectively will contribute to an effective Board of Directors. Biographical information for each candidate for election as a Director is evaluated and candidates for election participate in interviews with existing Board members and management. Each candidate is subject to thorough background checks. Director nominees must be willing to commit the requisite time for preparation and attendance at regularly scheduled Board and Committee meetings and participation in other matters necessary for good corporate governance.

The Nominating and Governance Committee identifies Director candidates through a variety of sources including search firms, personal references and business contacts. The Nominating and Governance Committee utilized a search firm to identify and screen several newly appointed Exelis Director candidates and paid a fee to that firm for each such candidate elected to the Board of the Company. The Nominating and Governance Committee will consider director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards described above (See Section II F of the Nominating and Governance Charter at

http://www.exelisinc.com/investors/Pages/Corporate-Governance.aspx.) The Nominating and Governance Committee also evaluates and makes recommendations to the Board of Directors concerning appointment of Directors to Board Committees, selection of Board Committee Chairs, Committee member qualifications, Committee member appointment and removal, Committee structure and operations and proposal of the Board slate for election at the Annual Meeting of Shareholders, consistent with criteria approved by the Board of Directors.

Committees of the Board of Directors in 2011.    The standing Committees of the Board described below perform essential corporate governance functions.

Audit Committee

2011 Audit Committee Members are:

Christina A. Gold, Chair
Ralph F. Hake
Paul J. Kern (resigned from the Audit Committee effective January 1, 2012)
Patrick J. Moore
Billie I. Williamson (joined the Audit Committee effective January 1, 2012)

Meetings in 2011:	2

Responsibilities:

•     Subject to any action that may be taken by the full Board, the Audit Committee has the ultimate authority and responsibility to determine Deloitte qualifications, independence and compensation, and to appoint (or nominate for shareholder ratification), evaluate, and where appropriate, consider rotation or replacement of Deloitte.

•     Review and discuss with management and Deloitte, and approve the annual audited financial statements and quarterly financial statements of the Company, including discussion of the Company’s disclosure under Management’s Discussion and Analysis of Financial Condition and Results of Operations and make a recommendation regarding inclusion of those financial statements in any public filing including the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K), including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations and quarterly reports on Form 10-Q.

•     Review and consider with Deloitte matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 (AICPA, Professional Standards, Vol. 1, AU Section 380) (the framework for effective communication between the independent auditor and the Company in relation to the audit of financial statements) as adopted by the PCAOB in Rule 3200T.

• Review with management and Deloitte the effect of regulatory and accounting initiatives on the Company’s financial statements.

•     As a whole, or through the Audit Committee chair, review and discuss with Deloitte the Company’s interim financial results to be included in the Company’s earnings report or quarterly reports to be filed with the SEC, including discussion of the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations prior to the filing of its Form 10-Q with the SEC.

• Review and discuss with management the types of information to be disclosed and the types of presentations to be made with respect to the Company’s earnings press releases and rating agencies.

•    Discuss with management and Deloitte the quality and adequacy of the Company’s internal controls and their effectiveness, and meet regularly and privately with the General Auditor or head of the internal audit function.

•    Annually request from Deloitte a formal written statement delineating all relationships between Deloitte and the Company, consistent with the PCAOB Rule 3526. With respect to such relationships, the Audit Committee shall:

• Discuss with Deloitte any disclosed relationships and the impact of the relationship on Deloitte’s independence; and

• Assess and recommend appropriate action in response to the Deloitte report to satisfy itself of the auditor’s independence.

•    Adopt and monitor implementation and compliance with the Company’s Audit Services, Audit Related Services and Non-Audit Services Policy, which addresses approval requirements and the limited circumstances in which Deloitte or other service providers may be retained for non-audit services. Pre-approve or delegate to one or more independent members, when appropriate, to pre-approve the retention of the independent auditor for audit related and permitted non-audit services. Other tax related consulting and special projects and fees for any other services to be provided by the independent auditor and internal audit service providers must be submitted to the Audit Committee consistent with the Company’s Audit Services, Audit Related Services and Non-Audit Services Policy.

•    Confirm the scope of audits to be performed by Deloitte and any outside internal audit service provider, monitor progress and review results. Review fees and expenses charged by Deloitte and any party retained to provide internal audit services.

•    On an annual basis, discuss with Deloitte its internal quality control procedures, material issues raised in quality control or peer review and any inquiries by governmental or professional authorities within the last five years (and any steps taken to deal with issues raised) regarding the firm’s independent audits of other clients.

•    Review significant findings or unsatisfactory internal audit reports or audit problems or difficulties encountered by Deloitte, in the course of the audit work, including any restrictions on the scope of its activities or on access to requested information, and any significant disagreements with management, and monitor management’s response to such matters. Without excluding other possibilities, the Audit Committee may wish to review with the independent registered public accounting firm (i) any accounting adjustments that were noted or proposed by such firm but were “passed” (as immaterial or otherwise) and (ii) any communications regarding auditing or accounting issues.

•    Provide oversight and discuss with management, internal auditors and Deloitte, the adequacy and effectiveness of the Company’s overall risk assessment and risk management process, including all risk mitigation processes.

• Review the Company’s capital structure including stock repurchases, debt offering and other financings and dividends.

• Review the Company’s rating agencies reviews.

• Review the Company’s capital allocation including capital expenditures and research and development.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

• Review regularly and consider the Company’s Environmental, Safety and Health reserves.

• Review expense accounts of senior executives.

•     Update the Board of Directors on a regular basis with respect to matters coming to its attention that may have a significant impact on the Company’s financial condition or affairs; the Company’s compliance with legal or regulatory requirements and the performance and independence of Deloitte and the internal audit function.

•     Review major issues regarding accounting principles and financial statement presentations, significant changes to the Company’s selection or application of accounting principles and major issues relating to the Company’s internal controls including any specifically required steps to correct identified major internal control issues. The Audit Committee also reviews management or Deloitte’s analyses regarding significant financial reporting issues and judgments made in preparing financial statements including analyses of alternative GAAP methods as well as the effect of regulatory and accounting initiatives and off-balance sheet structures, if any, on the Company’s financial statements.

• Review all material related party transactions prior to initiation of the transaction and make recommendations to the Board of Directors for approval or disapproval.

• In conjunction with the Board of Directors, evaluate the qualifications of its members and its own performance on an annual basis.

• Meet separately, on a regular basis, with Deloitte, internal auditors, and members of management, as well as privately as a Committee.

• Establish policies regarding the Company’s employment and retention of current or former employees of Deloitte or outsourced internal auditor.

• With respect to complaints concerning accounting, internal accounting controls or auditing matters:

• Review and approve procedures for receipt, retention and treatment of complaints received by the Company; and

• Establish procedures for the confidential, anonymous submission of complaints to the Audit Committee.

• Establish levels for payment by the Company of fees to Deloitte and any advisors retained by the Audit Committee.

•     Receive regular reports from the Chief Executive Officer, the Chief Financial Officer and from the Company’s disclosure control committee representative on the status of the Company’s disclosure controls and related certifications, including disclosure of any material weaknesses or significant deficiencies in the design or operation of internal controls and any fraud that involves management or other employees with a significant role in internal controls.

• Prepare the Report of the Audit Committee for the Company’s Proxy Statement.

Although more than one member of the Board of Directors satisfies the requirements of the audit committee financial expert, the Board of Directors has identified Patrick J. Moore as the audit committee financial expert.

Independence

Mrs. Gold and Mr. Hake previously served on the ITT Audit Committee. The Board of Directors has determined that each member of the Audit Committee meets the independence standards set out in the Board’s Corporate Governance Principles, its Audit Committee Charter, the requirements of the NYSE currently in effect and Rule 10A-3 of the Exchange Act. The Board of Directors has evaluated the performance of the Audit Committee consistent with the regulatory requirements.

A copy of the Audit Committee Charter is available on the Company’s website http://www.exelisinc.com/investors/Pages/Corporate-Governance.aspx. The Company will provide, free of charge, a copy of the Audit Committee Charter to any shareholder, upon request to the Corporate Secretary of Exelis.

Compensation and Personnel Committee

2011 Compensation and Personnel Committee Members are:

Paul J. Kern, Chair
Ralph F. Hake
John J. Hamre (resigned from the Compensation and Personnel Committee effective November 3, 2011)
Mark L. Reuss
R. David Yost

Meetings in 2011:	2

The Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return, without excessive enterprise risk.

Responsibilities:	• Approve and oversee administration of the Company’s employee compensation program including incentive plans and equity-based compensation plans.

•    Evaluate senior management and Chief Executive Officer performance, evaluate enterprise risk and other risk factors with respect to compensation objectives, set annual performance objectives for the Chief Executive Officer and approve individual compensation actions for the Chief Executive Officer and officers at the vice president level and above, as well as certain other selected positions.

• Oversee the establishment and administration of the Company’s benefit programs.

•    Select, retain and determine the terms of engagement for independent compensation and benefits consultants and other outside counsel, as needed, to provide independent advice to the Committee with respect to the Company’s current and proposed executive compensation and employee benefit programs. In 2011 the Committee obtained such advice.

• Oversee and approve the continuity planning process and review with the full Board of Directors, which provides final approval.

• Prepare the Compensation Committee Report for the Company’s Proxy Statement.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

More detail regarding the processes and procedures used to determine executive compensation is found in the Compensation Discussion and Analysis starting on page 48.

Independence

Mr. Hake previously served on the ITT Compensation and Personnel Committee. The Board of Directors has determined that each member of the Exelis Compensation Committee meets the independence standards set out in the Board’s Corporate Governance Principles, its Compensation and Personnel Committee Charter and the requirements of the NYSE currently in effect. The Board has determined that, each such person is (i) a “non-employee director” of the Company as defined under Rule 16b-3 of the Exchange Act and (ii) an “outside director” as defined under Treasury Regulation Section 1.162-27(e)(3)(i) of the Internal Revenue Code of 1986, as amended. A copy of the Exelis Compensation Committee Charter is available on the Company’s website http://www.exelisinc.com/investors/Pages/Corporate-Governance.aspx. The Company will provide, free of charge, a copy of the Compensation and Personnel Committee Charter to any shareholder, upon request to the Corporate Secretary of Exelis.

Nominating and Governance Committee

2011 Nominating and Governance Committee Members are:

John J. Hamre, Chair
Herman E. Bulls
Paul J. Kern
Steven R. Loranger

Meetings in 2011:	2

Responsibilities:	• Develop, annually review, update and recommend to the Board of Directors corporate governance principles for the Company.

•    In the event it is necessary to select a new chief executive officer, lead the process for candidate evaluation, consideration and screening. The full Board of Directors has the final responsibility to select the Company’s chief executive officer.

• Evaluate and make recommendations to the Board of Directors concerning the composition, governance and structure of the Board.

• Make recommendations to the Board of Directors concerning the qualifications, compensation and retirement age of Directors.

• Administer the Board of Directors’ annual evaluation process.

•    Consider questions of independence and possible conflicts of interest of members of the Board of Directors and executive officers and ensure compliance with the rules of the NYSE and the Clayton Antitrust Act.

• Review and recommend to the full Board matters and agenda items relating to the Company’s Annual Meeting of shareholders.

• Review the form of Annual Report to Shareholders, Proxy Statement and related materials.

• Review the Company’s business continuity and disaster recovery programs and plans.

• Review the Company’s communication and advertising program and other activities involving community relations, major charitable contributions and promotion of the Company’s public image.

• Determine desired Board and Director skills and attributes and conduct searches for prospective board members whose skills and attributes reflect those desired for the Board of Directors.

• Identify, evaluate and propose nominees for election to the Board of Directors.

• Make recommendations to the Board of Directors concerning the appointment of Directors to Board Committees and the selection of Board Committee Chairs.

• Evaluate and make recommendations regarding senior management requests for approval to accept membership on outside boards.

• Review its performance and Charter at least annually and make recommendations to the Board of Directors for approval and adoption of its Charter.

As described on pages 38 the Nominating and Governance Committee will consider director nominees recommended by shareholders for election to the Company’s Board who meet the qualification standards. (See Section II.F of the Nominating and Governance Charter at http://www.exelisinc.com/investors/Pages/Corporate-Governance.aspx.)

Independence

Dr. Hamre previously chaired the ITT Nominating and Governance Committee. The Board of Directors has determined that each member of the Nominating and Governance Committee, except for Mr. Loranger, meets the independence standards set out in the Board’s Corporate Governance Principles, its Nominating and Governance Committee Charter and the requirements of the NYSE currently in effect. A majority of the Nominating and Governance Committee Members were independent at the time of the Spin-Off, as required by the NYSE. A copy of the Nominating and Governance Committee Charter is available on the Company’s website http://www.exelisinc.com/investors/Pages/Corporate-Governance.aspx. The Company will provide, free of charge, a copy of the Nominating and Governance Committee Charter to any shareholder, upon request to the Corporate Secretary of Exelis.

Meetings of the Board and Committees

During 2011, there were two regularly scheduled Exelis Board meetings and six meetings of its standing Committees. All Directors attended 100% of all meetings of the Exelis Board and standing Committees on which they served. It is Company practice that all Directors attend the Company’s Annual Meeting. For 2012, the Board has scheduled five regular meetings. In conjunction with the regular meetings, those Directors who are not employees of Exelis are scheduled to meet privately (without management) following each Board meeting during the year. The non-executive Chairman presides over these private meetings.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Role of the Audit Committee.    The Audit Committee of the Board of Directors provides oversight on matters relating to the Company’s financial reporting process and ensures that the Company develops and maintains adequate financial controls and procedures, and monitors compliance with these processes. This includes responsibility for, among other things:

•	determination of qualifications, performance and independence of Deloitte & Touche LLP (“Deloitte”);

•	the appointment, compensation, retention, audit and oversight work of Deloitte in preparing or issuing audit reports and related work;

•

review of financial reports and other financial information provided by the Company, its systems of internal accounting and financial controls, and the annual independent audit of the Company’s financial statements;

•	oversight and review of procedures developed for consideration of accounting, internal accounting controls and auditing-related complaints;

•	review of risk assessment and risk management processes on a company-wide basis; and

•	adoption of and monitoring the implementation and compliance with the Company’s Audit Services, Audit-Related Services and Non-Audit Services Policy.

The Audit Committee also has oversight responsibility for confirming the scope and monitoring the progress and results of internal audits conducted by the Company’s internal auditor. The Audit Committee discussed with the Company’s internal auditors and Deloitte the plans for their respective audits. The Audit Committee met with the internal auditors and Deloitte, with and without management present, and discussed results of their examinations, their evaluation of the Company’s internal controls, and the Company’s financial reporting.

The Company’s management has primary responsibility for the financial statements, including the Company’s system of disclosure and internal controls. The Audit Committee may investigate any matter brought to its attention. In that regard, the Audit Committee has full access to all books, records, facilities and personnel of the Company and the Audit Committee may retain outside counsel, auditors or other independent experts to assist the Committee in performing its responsibilities. Any individual may also bring matters to the Audit Committee confidentially or on an anonymous basis, by submitting the matter in a sealed envelope addressed to the “Audit Committee” to the Corporate Secretary who then forwards the sealed envelope to the Audit Committee.

Sarbanes-Oxley Act of 2002 (“SOX”) Compliance.    The Audit Committee has responsibility for monitoring all elements of the Company’s compliance with Sections 302 and 404 of SOX relating to internal control over financial reporting.

Audit Committee Charter.    The Board of Directors has adopted a written charter for the Audit Committee, which the Board of Directors and the Audit Committee review, and at least annually update and reaffirm. The Charter sets out the purpose, membership and organization, and key responsibilities of the Audit Committee.

Composition of the Audit Committee.    The Audit Committee comprises four members of the Company’s Board. The Board of Directors has determined that each Audit Committee member meets the independence standards set out in the requirements of the New York Stock Exchange currently in effect, including the audit committee independence requirements of Rule 10A-3 of the Exchange Act. No member of the Audit Committee has any relationship with the Company that may interfere with the exercise of independence from management and the Company. All members of the Audit Committee, in the business judgment of the full Board of Directors, are financially literate and several have accounting or related financial management expertise.

Regular Review of Financial Statements.    The Audit Committee reviewed and discussed the Company’s audited financial statements with management. The Audit Committee, management and Deloitte reviewed and discussed the Company’s unaudited financial statements before the release of a quarter’s earnings report and filing on Form 10-Q, and the Company’s audited financial statements before the annual earnings release and filing of the Company’s 2011 Form 10-K.

Communications with Deloitte.    The Audit Committee has discussed with Deloitte the matters required to be discussed by required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T (“SAS 61”). These discussions included all matters required by SAS 61, including Deloitte’s responsibilities under generally accepted auditing standards in the United States, significant accounting policies and management judgments, the quality of the Company’s accounting principles and accounting estimates. The Audit Committee met privately with Deloitte once during 2011.

Independence of Deloitte.    Deloitte is directly accountable to the Audit Committee and the Board of Directors. The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte’s communications with the Audit Committee concerning independence and has discussed with Deloitte their independence from management and the Company, any disclosed relationships and the impact of those relationships on Deloitte’s independence.

Recommendation Regarding Annual Report on Form 10-K.    In performing its oversight function with regard to the 2011 financial statements, the Audit Committee relied on financial statements and information prepared by the Company’s management. It also relied on information provided by the internal audit staff as well as Deloitte. The Audit Committee reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2011. Based on these discussions, and the information received and reviewed, the Audit Committee recommended to the Company’s Board of Directors that the financial statements be included in the 2011 Annual Report on Form 10-K.

This report is furnished by the members of the Audit Committee.

Christina A. Gold, Chair

Ralph F. Hake

Paul J. Kern (resigned from the Audit Committee effective January 1, 2012)

Patrick J. Moore

Billie I. Williamson (joined the Audit Committee effective January 1, 2012)

Compensation Committee Report

The following Report of the Compensation and Personnel Committee does not constitute soliciting material and the Report should not be deemed filed or incorporated by reference into any other previous or future filings by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Compensation and Personnel Committee of the Board of Directors approves and oversees administration of the Company’s executive compensation program and senior leadership development and continuity programs. The Committee’s primary objective is to establish a competitive executive compensation program that clearly links executive compensation to business performance and shareholder return. The Exelis Compensation and Personnel Committee considers appropriate risk factors in structuring compensation to discourage unnecessary or excessive risk-taking behaviors and encourage long-term value creation.

Recommendation Regarding Compensation Discussion and Analysis

In performing its oversight function during 2011 with regard to the Compensation Discussion and Analysis prepared by management, the Exelis Compensation and Personnel Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by Pay Governance, LLC, the compensation consultant to the Exelis Compensation and Personnel Committee. The Committee reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Exelis Compensation and Personnel Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for 2011 and this Proxy Statement.

This report is furnished by the members of the 2011 Exelis Compensation and Personnel Committee.

Paul J. Kern, Chair

Ralph F. Hake

John J. Hamre (resigned from the Compensation and Personnel Committee effective November 3, 2011)

Mark L. Reuss

R. David Yost

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

Prior to the Spin-Off from ITT, we were a wholly-owned subsidiary of ITT. On October 31, 2011, shares of the Company, comprised of the Defense and Information Solutions business segment of ITT, were distributed to shareholders of record of ITT on October 17, 2011. In November 2011, we formed our own Compensation and Personnel Committee (the “Exelis Compensation Committee”) that is responsible for our executive compensation philosophy and programs prospectively, which may be different from the compensation programs that were in place for 2011. The Exelis Compensation Committee has the flexibility to establish appropriate compensation policies to attract, motivate and retain our executives in the industry in which we operate.

Prior to the Spin-Off from ITT, each of our named executive officers was employed by ITT. Our named executive officers (“NEOs”) for 2011 were David F. Melcher, Chief Executive Officer and President and formerly Senior Vice President, ITT and President, Defense and Information Solutions of ITT; Peter J. Milligan, Senior Vice President and Chief Financial Officer and formerly Vice President, Chief Financial Officer, Defense and Information Solutions of ITT; Christopher C. Bernhardt, Executive Vice President, Exelis and President of Electronic Systems and formerly President, Electronic Systems, a Division of Defense and Information Solutions of ITT; Christopher D. Young, Executive Vice President, Exelis and President of Geospatial Systems and formerly President and General Manager, Geospatial Systems, a Division of Defense and Information Solutions of ITT; and Michael R. Wilson, Executive Vice President, Exelis and President of Information Systems and formerly President, Information Systems, a Division of Defense and Information Solutions of ITT.

Our historical compensation strategy was primarily determined by the Compensation Committee of ITT (the “ITT Compensation Committee”), which approved and oversaw the administration of ITT’s executive compensation program during the first ten months of calendar year 2011. As a newly independent public company, the Exelis Compensation Committee determined the Company’s executive compensation for the months of November and December 2011 and will determine executive compensation for 2012 and beyond. Since the information presented in this document relates to the full 2011 fiscal year, this Compensation Discussion and Analysis describes ITT’s compensation programs and decisions with respect to 2011, including all elements of ITT’s executive compensation program as determined by the ITT Compensation Committee. Our compensation philosophy for the last two months of 2011 was similar to ITT’s compensation philosophy for the preceding ten months. We expect that the Exelis 2012 compensation philosophy will reflect Exelis’ industry and peers going forward.

Each historical ITT collection of similarly themed and synergistic business areas was referred to as a Value Center prior to the Spin-Off. “Value Center” will be referred to as “Division” or “Divisions” in discussions of compensation in the Compensation Discussion and Analysis, as this is the classification used by Exelis.

Executive Summary — NEO Compensation

2011 Compensation Highlights

1.	NEO Compensation Tied to Internal Business Performance and Long-Term Share Price Performance

ITT’s compensation philosophy tied a substantial portion of executive compensation to internal business performance and share price performance. Compensation design for executives was structured to achieve long-term shareholder value creation without undue business risk. If internal business performance or share price performance fell below identified thresholds, at-risk compensation was reduced or not paid at all.

2.	Pay for Performance — Compensation At Risk

•

ITT’s share price performance significantly lagged behind the industrial companies in the “TSR Performance Index” (the S&P Industrials Companies, without consideration of utility and transportation service industries), for the 2009-2011 Total Shareholder Return (“TSR”) award performance period which terminated on October 31, 2011 due to the Spin-Off. (TSR award is an element of executive compensation based on relative share price performances over three years.) The outstanding 2010-2012 and 2011-2103 ITT TSR awards under the ITT Long-Term Performance Plan also were terminated at the Spin-Off for all participants.

•

The payout for TSR awards for the truncated 34-month performance period for the 2009-2011 TSR awards was zero, as ITT’s TSR over the 34-month measurement period ending October 31, 2011 was ranked at the 13.37th percentile relative to the TSR Performance Index. This rank was below the threshold required for any payment. TSR for the 2010 - 2012 and 2011 - 2013 TSR performance periods were in the 17.33rd and 28.69th percentiles, respectively, resulting in zero payouts for the truncated performance periods ending October 31, 2011. The two-month uncompleted portion of the 2009 TSR awards was settled through a cash payment equal to the target value of the two-month portion (2/36). The uncompleted portions of the 2010 - 2012 (14/36) and 2011 - 2013 outstanding awards (26/36) were replaced by Exelis RSUs with a fair value equal to the target value of the uncompleted portion of each award. The RSUs granted in replacement of the 2010 TSR award will vest on December 31, 2012 and the RSUs granted in replacement of the 2011 TSR award will vest on December 31, 2013, the original vesting dates for the 2010 and 2011 awards, respectively. This approach is intended to preserve the target incentive value of each award and provide a vehicle linked to Exelis share price performance and build executive ownership in Exelis as a new public company.

•

In 2011, Exelis and ITT internal business performance was strong, resulting in an Annual Incentive Plan (“AIP”) payout above target (where target is 100%). The AIP award is an element of NEO compensation which rewards annual operating performance and earnings per share appreciation. For Messrs. Melcher and Milligan, the 2011 AIP emphasized total ITT Division performance through the Spin-Off and performance of each of the respective Exelis Divisions post-Spin-Off. For Messrs. Bernhardt, Young and Wilson, the 2011 AIP emphasized the performance of the Exelis Divisions for the full 2011 year.

•	Stock option and restricted stock unit grants directly tie NEO compensation to absolute share price performance.

3.	Changes in the NEO Compensation Program

•

During 2011, the ITT Compensation Committee eliminated tax reimbursements for financial counseling and tax preparation associated with the 2011 tax year. No compensating salary increase was provided. The Exelis Compensation Committee has continued this practice.

•

During 2011, the ITT Compensation Committee determined to award restricted stock units rather than restricted stock to all participants. This change was made to provide more uniform tax treatment on a global basis. The Exelis Compensation Committee has continued this practice.

•

Prior to the Spin-Off, the ITT Compensation Committee amended various severance and incentive plans to require consummation of a transaction prior to triggering change of control provisions. It also amended severance plans to eliminate change of control excise tax gross-ups as well as continuation of perquisites during any severance period. The Exelis Compensation Committee adopted these plans as amended.

4.	Good Pay Practices

The ITT Compensation Committee adopted an executive compensation program which reflected best pay practices in light of the business needs of ITT. The Exelis Compensation Committee has also adopted an executive compensation program which reflects the same best pay practices for the Company, including the following:

•	Recoupment Policy (page 85 )

•	Officer Stock Ownership Guidelines (page 7)

•	Exelis Policy Prohibits Speculation in Company Stock (page 89)

•	Independent Compensation Consultant Advises the Committee (page 50)

•	No Repricing or Replacing of Stock Options Without Shareholder Approval (pages 73,77, and 78).

Independent Compensation Consultant

Historically.    For the first ten months of 2011, the ITT Compensation Committee retained Pay Governance as its independent compensation consultant. Pay Governance provided independent consulting services in support of the ITT Compensation Committee’s charter. The Compensation Consultant also provided independent consulting services in support of the ITT Nominating and Governance Committee’s charter, including providing competitive data on director compensation. The Compensation Consultant’s engagement leader provided objective expert analyses, assessments, research and recommendations for executive compensation programs, incentives, perquisites, and compensation standards. In this capacity, the Compensation Consultant provided services that related solely to work performed for and at the direction of the ITT Compensation Committee, including analysis of material prepared by ITT for the ITT Compensation Committee’s review. In 2011, ITT’s human resources, finance and legal departments supported the work of the ITT Compensation Committee, provided information, answered questions and responded to requests. Additionally, the Compensation Consultant provided analyses to ITT’s Nominating and Governance Committee and the full Board of Directors on Non-Management Director compensation. Pay Governance provided no other services to ITT prior to the Spin-Off.

Following the Distribution.    The Exelis Compensation Committee retained Pay Governance LLC (The “Compensation Consultant”) as its independent compensation consultant for the last two months of 2011 and going forward. Exelis has adopted the same approach with respect to the Compensation Consultant as ITT adopted prior to the Spin-Off. The Compensation Consultant provided no other services to Exelis during 2011.

Compensation Programs

Historically.    The ITT Compensation Committee established ITT’s compensation programs to reflect ITT’s overarching business rationale and established programs that were designed to be reasonable, fair, fully disclosed and consistently aligned with long-term value creation. This compensation philosophy encouraged individual and group behaviors that balance risk and reward and assisted ITT in achieving steady, sustained growth and earnings performance. In 2011, the ITT Compensation Committee looked to competitive market compensation data for companies comparable to ITT to establish overall policies and programs that address executive compensation, benefits and perquisites. This review included analysis of the Towers Watson Compensation Data Bank (“CDB”) information provided by Pay Governance. The analyses used a sample of 192 companies from the S&P Industrials Companies that were available in the CDB. The compensation data from these companies were evaluated by Pay Governance for differences in the scope of operation as measured by annual revenue. Appendix B lists the sample of companies from the S&P Industrials Companies that were used in the CDB analysis.

Following the Distribution.    Exelis adopted a similar executive compensation philosophy with respect to our NEOs following the Distribution and our future compensation objective will be to implement compensation programs that reflect our overarching business rationale and are designed to be reasonable, fair, fully disclosed and consistently aligned with long-term value creation. The Compensation Consultant provided competitive market compensation data for the NEOs of Exelis with respect to 2012 compensation decisions based on a group of peer companies (the “Exelis Compensation Peer Group”) consisting of:

Alliant Techsystems Inc.	Kaman Corporation
BAE Systems plc	L-3 Communications Holdings, Inc.
The Boeing Company	Lockheed Martin Corporation
Curtiss-Wright Corporation	Northrop Grumman Corporation
General Dynamics Corporation	Rockwell Collins, Inc.
Goodrich Corporation	Space Systems / Loral, Inc.
Hexcel Corporation	Spirit AeroSystems Holdings, Inc.
Honeywell International Inc.	Textron Inc.
Huntington Ingalls Industries, Inc.	United Technologies Corporation

These companies consisted of Aerospace / Defense companies available in the CDB with annual revenues greater than $1 billion. The Exelis Compensation Committee considers these Aerospace/Defense companies as being most representative of the companies which comprise the marketplace in which Exelis competes for talent. Data from these companies were adjusted, using a regression analysis, to reflect Exelis’ scope of operation, as measured by annual revenue.

NEO Compensation

Historically.    The ITT Compensation Committee delegated to ITT’s senior human resources executive responsibility for administering the executive compensation program. During 2011, ITT’s Chief Executive Officer and senior human resources executive made recommendations to the ITT Compensation Committee regarding executive compensation actions and incentive awards. Mr. Melcher was a named executive officer of ITT for 2011. The ITT Compensation Committee reviewed each compensation element for Mr. Melcher and made the final determination regarding executive compensation for him using the processes described for ITT in this Compensation Discussion and Analysis. With respect to Messrs. Bernhardt, Young and Wilson, Mr. Melcher, in his role as President of Defense and Information Solutions for ITT made recommendations to the

Chairman, President and Chief Executive Officer of ITT regarding executive compensation for these executives and, after discussing Mr. Melcher’s recommendations, the final executive compensation determinations were made jointly by Mr. Melcher and the Chairman, President and Chief Executive Officer of ITT. With respect to Mr. Milligan’s compensation, Mr. Melcher, in his role as President of Defense and Information Solutions for ITT, made recommendations to both the Chairman, President and Chief Executive Officer of ITT and to ITT’s Senior Vice President and Chief Financial Officer, and after discussing Mr. Melcher’s recommendations, Mr. Milligan’s final compensation determination was made jointly by Mr. Melcher, the Chairman, President and Chief Executive Officer of ITT and ITT’s Senior Vice President and Chief Financial Officer. The ITT Compensation Committee also approved the 2011 long-term incentive awards for the Exelis NEOs.

Following the Distribution.    The ITT Compensation Committee, based on competitive market data provided by the Compensation Consultant and recommendations from ITT’s Chief Executive Officer and Senior Human Resources Executive, made recommendations with respect to all compensation components for our NEOs following the Distribution. The Exelis Compensation Committee considered this data when it approved all elements of compensation for our NEOs following the Distribution. The Exelis Compensation Committee will also delegate to a senior human resources executive responsibility for administering the executive compensation program.

Individual Executive Positions

Historically.    ITT’s senior management positions, including each of its named executive officer positions, were compared to positions with similar attributes and responsibilities based on the CDB information. This information was used to provide the market median dollar value for annual base salary, annual incentives and long-term incentives. Compensation levels within approximately 10% above or below the market median dollar value are considered by Pay Governance and the ITT Compensation Committee to be within the market median range. The ITT Compensation Committee used the CDB information, along with other qualitative information, described below, in making its determination of target and actual compensation provided to each of ITT’s named executive officers. The ITT Compensation Committee considered deviations from the market median range depending on a position’s strategic value, ITT’s objectives and strategies, and individual experience and performance in the position. The ITT Compensation Committee could, but was not required to, consider prior year’s compensation, including short-term or long-term incentive payouts, restricted stock vesting or option exercises in compensation decisions for the named executive officers.

Following the Distribution.    The Exelis Compensation Committee considered the assessments and determinations made by the ITT Compensation Committee and used a similar approach in assessing compensation for the Exelis senior management positions, including each of its NEO positions. The Exelis Compensation Committee will use the Exelis Compensation Peer Group to make its compensation decisions going forward.

Individual Executive Positions – Percentage of Median

Historically.    The following chart sets out 2011 total target NEO compensation for annual base salary, annual incentive, long-term incentive and total compensation relative to the market median dollar value prior to the Distribution. With respect to Mr. Milligan, the 2011 long-term award reflects his relatively short tenure in the position. Mr. Milligan was promoted to Chief Financial Officer of the Defense business segment in August 2010. Messrs. Bernhardt, Young and Wilson were each promoted as part of ITT’s strategic realignment of its Defense business in January 2010. For Messrs. Bernhardt, Young and Wilson, their competitive compensation position reflects the relatively short tenure of each following the strategic realignment in 2010.

Named Executive Officer and Title (Current and former titles provided)	Annual Base Salary Position as Percentage of Market Median Dollar Value	Annual Incentive Target Position as Percentage of Market Median Dollar Value	Annual Long-Term Incentive Position as Percentage of Market Median Dollar Value	Annual Total Compensation Position as Percentage of Market Median Dollar Value
David F. Melcher, Chief Executive Officer and President (formerly Senior Vice President and President, Defense and Information Solutions of ITT)	97.6%	89.2% (Below market median range)	93.3%	93.4%
Peter J. Milligan, Senior Vice President, Chief Financial Officer (formerly Vice President, Chief Financial Officer, Defense and Information Solutions of ITT)	99.5%	93.3%	75.1% (Below market median range)	88.2% (Below market median range)
Christopher C. Bernhardt, Executive Vice President, and President of Electronic Systems (formerly President, Electronic Systems of ITT)	100%	80.9% (Below market median range)	76.3% (Below market median range)	84.6% (Below market median range)
Christopher D. Young Executive Vice President, and President and General Manager of Geospatial Systems (formerly President, Geospatial Systems of ITT)	97.4%	77.3% (Below market median range)	91.7%	90.7%
Michael R. Wilson, Executive Vice President, and President of Information Systems (formerly President, Information Systems of ITT)	95.2%	70% (Below market median range)	76.3% (Below market median range)	80.9% (Below market median range)

Following the Distribution.    Two salary actions were approved immediately following the Distribution with respect to Messrs. Melcher and Milligan. Mr. Melcher’s salary was increased to $930,000 and Mr. Milligan’s was increased to $470,000. Merit salary reviews for Exelis employees were delayed due to business conditions, as discussed on page 55. In March 2012, as the chart on page 54 sets out, the Exelis Compensation Committee used the Exelis Compensation Peer Group comparison comprised of the Aerospace/Defense companies listed on page 51 to review and approve compensation decisions for the NEOs. The Exelis Compensation Peer Group comparison information was used to determine market median dollar values for each compensation element described below. For Messrs. Melcher and Milligan, the compensation components and overall compensation reflect the relatively short tenure of each in their current position. With respect to Messrs. Bernhardt, Young and Wilson, the compensation components and overall compensation reflects their general management and industry experience in their roles as Division presidents. With respect to each of these elements, compensation levels within approximately 10% above or below the market median dollar value were considered by the Compensation Consultant and the Exelis Compensation Committee to be within the market median range. The Exelis Compensation Committee used the Exelis Compensation Peer Group information, along with other qualitative information described below, in making its determination of anticipated target and actual compensation to be provided to each of the Exelis NEOs. For Messrs. Melcher and Milligan, the Exelis Compensation Committee determined to set their compensation levels below the median range based on the relatively short tenure of each in their positions at Exelis. For Messrs. Bernhardt, Young and Wilson, the Exelis Compensation Committee determined to set their compensation levels slightly above the market median range based on their individual experience and the importance of their positions to the success of Exelis.

Named Executive Officer (Current title)	2012 Annual Base Salary	2012 Annual Base Salary as Percentage of Aerospace/Defense Median Dollar Value	Target 2012 Annual Incentive Award	Target 2012 Annual Incentive Award as Percentage of Aerospace/Defense Median Dollar Value	2012 Long- Term Incentive Award	2012 Long-Term Incentive Award as Percentage of Aerospace/Defense Median Dollar Value	Anticipated Total Annual Compensation as Percentage of Aerospace/Defense Median Range
David F. Melcher, Chief Executive Officer and President	$930,000	89.4% (Below median range)	100% of Annual Base Salary	57.3% (Below median range)	$3,800,000	74.7% (Below median range)	73.1% (Below median range)
Peter J. Milligan, Senior Vice President, Chief Financial Officer	$470,000	90.4%	80% of Annual Base Salary	76.9% (Below median range)	$940,000	69.6% (Below median range)	75.7% (Below median range)
Christopher C. Bernhardt, Executive Vice President, and President of Electronic Systems	$420,000	116.7% (above median range)	65% of Annual Base Salary	116.7% (above median range)	$630,000	106.8%	111.6% (above median range)
Christopher D. Young Executive Vice President, and President and General Manager of Geospatial Systems	$380,000	110.1%	65% of Annual Base Salary	117.4% (above median range)	$570,000	108.6%	110.8%
Michael R. Wilson, Executive Vice President, and President of Information Systems	$400,000	115.9% (above median range)	65% of Annual Base Salary	123.5% (above median range)	$600,000	114.3% (above median range)	116.7% (above median range)

Founders’ Grants, consisting of restricted stock units and stock options (the “Founders’ Grants”), were awarded to the Exelis NEOs and to other employees in positions deemed critical to the establishment and success of Exelis. Founders’ Grants were special, one-time grants associated with the founding of Exelis as a new public company. Founders’ Grants are not to be considered part of the regular annual long-term incentive value granted to each NEO. Further, transaction success incentive (the “Transaction Success Incentive” or “TSI”) awards were awarded to Messrs. Milligan, Bernhardt, Young and Wilson in March 2012, based on their additional responsibilities associated with the Spin-Off. These awards were assessed independently by the ITT Compensation Committee prior to the Distribution and were not considered in setting the other anticipated compensation arrangements described above. The Founders’ Grants were intended to closely align the economic interests of the recipients with those of Exelis shareholders. Further, such grants enhance stock ownership among Exelis management and support retention of key executives. Based upon discussions with Pay Governance, the ITT Compensation Committee decided to set the Founders’ Grant award amounts at approximately 1.5 times each Exelis NEO’s target 2012 long-term incentive award because the ITT Compensation Committee determined that this amount would appropriately align the Exelis NEOs’ economic interests with those of Exelis shareholders while providing an appropriate retention incentive. One-half of each Founders’ Grant was awarded in restricted stock units and one-half of each Founders’ Grant was awarded in stock options. Restricted stock units awarded as part of the Founders’ Grants have three-year cliff vesting and the stock options awarded as part of the Founders’ Grants vest in one-third cumulative annual installments beginning on the anniversary date of the award. Founders’ Grants are expressed on page 55 as an aggregate grant date fair value.

The target TSI award is a cash award payable in March 2012 as part of the 2011 AIP award and includes consideration of the following factors in determining the actual payout of the award: timely completion of the Spin-Off, retention of key employees and control of corporate costs. Based upon discussions with Pay Governance, the ITT Compensation Committee decided to set the TSI award amounts at approximately 50% of each Exelis NEO’s 2011 pre-Spin-Off base salary because the ITT Compensation Committee determined that this amount would appropriately reward the Exelis NEOs for the successful completion of their additional responsibilities in connection with the Spin-Off. Mr. Melcher did not receive a TSI award given the significant Founders’ Grant awarded to him in connection with the Spin-Off.

The Exelis Compensation Committee reviewed and approved the Founders’ Grants and TSI awards, consistent with the analysis used by the ITT Compensation Committee.

Named Executive Officer	Grant Date Fair Value of Founders’ Grants	Transaction Success Incentive Awards
David F. Melcher	$5,700,000	$—
Peter J. Milligan	$1,410,000	$155,000
Christopher C. Bernhardt	$945,000	$210,000
Christopher D. Young	$855,000	$200,000
Michael R. Wilson	$900,000	$200,000

Our Compensation Cycle

Historically.    Compensation has been reviewed in detail during the first quarter of every year. This review included:

•	Annual performance reviews for the prior year,

•	Base salary merit increases — normally provided in March.

•	AIP target awards, and

•	Long-term incentive target awards (including stock options, restricted stock or restricted stock units and TSR awards).

Following the Distribution.    The Exelis Compensation Committee will review and determine base salary, AIP target awards and long-term incentive target award compensation for our NEOs following a similar annual cycle. The actual award date of stock options, restricted stock or restricted stock units and target TSR awards is determined on the date on which the Exelis Compensation Committee approves these awards, which is typically the March meeting of the Exelis Compensation Committee. Meeting dates for the following years’ regular Exelis Board of Directors Board and Committee meetings are scheduled during the prior year. Target TSR awards reflect a performance period starting on January 1 of the year in which the Exelis Compensation Committee approves the TSR award. Restricted stock or restricted stock units, TSR and stock option award recipients receive communication of the award as soon as reasonably practical after the grant date of the award. The Exelis Compensation Committee reviewed and assessed the performance of the Exelis NEOs during 2011 and will continue to review and assess the performance of the Chief Executive Officer and all senior executives and authorize compensation actions it believes are appropriate and commensurate with relevant competitive data and the approved compensation program. In 2011, the Exelis Compensation Committee determined to postpone the March 2012 base salary merit review program for six to twelve months. The Exelis Compensation Committee will reevaluate the timing of any merit review program in mid-2012.

Qualitative Considerations

Historically.    ITT considered individual performance, including consideration of the following qualitative performance factors, in addition to the quantitative measures discussed in this Compensation Discussion and Analysis. While there is no formal weighting of qualitative factors, the following factors may have been considered important in making compensation decisions:

•	Portfolio Repositioning,

•	Differentiated Organic Growth,

•	Strategic Execution, and

•	Cultural Transformation.

Following the Distribution.    The Exelis Compensation Committee considered similar qualitative factors in making compensation decisions for the last two months of 2011. These qualitative performance factors may change to reflect our business focus and strategy.

Compensation Program Objectives

Historically.    The following sections, including material supplied in tabular form, provide more information about the compensation program, and its objectives, general principles and specific approaches.

Following the Distribution.    The Exelis Compensation Committee reviewed the ITT compensation program and adopted a program with similar objectives, principles and approaches that appropriately reflect Exelis business needs and strategy. The following sections, including material supplied in tabular form, provides information about the Exelis compensation program, which is similar to the former ITT compensation program, as discussed below.

How We Achieve Our Objectives

Objective	General Principle	Specific Approach

Attract and retain well-rounded, capable leaders.	Design an executive compensation program to attract, reward and retain capable executives. Design total executive compensation to provide a competitive balance of salary, short-term and long-term incentive compensation.	Our overarching philosophy is to target total compensation at the competitive median of the Exelis Compensation Peer Group. We consider total compensation (salary plus short-term and long-term compensation) when determining each component of NEO compensation.

Match compensation components to short-term and long-term operating and strategic goals.	In addition to salary, we include short-term and long-term performance incentives in our compensation program.	The mix of short-term and long-term performance-based incentives focuses executive behavior on annual performance and operating goals, as well as strategic business objectives that will promote long-term shareholder value creation.

Objective	General Principle	Specific Approach

Provide a clear link between at-risk compensation with business performance.	The measures of performance in our compensation programs must be aligned with measures key to the success of our businesses. The clear link between compensation and performance is intended to provide incentives for achieving performance and business objectives and increasing the long-term value of our stock. If our businesses succeed, our shareholders will benefit.	Link compensation and performance through our long-term incentive program, comprising restricted stock or restricted stock unit awards, non-qualified stock option awards and TSR target awards. If performance goals are not met, at-risk compensation is reduced or not paid at all.

Align at-risk compensation with levels of executive responsibility.	As executives move to greater levels of responsibility, the proportion of compensation at risk, whether through annual incentive plans or long-term incentive programs, increases in relation to the increased level of responsibility.	NEO compensation is structured so that a substantial portion of compensation is at risk for executives with greater levels of responsibility. The ITT Compensation Committee considered allocation of short-term and long-term compensation, cash and non-cash compensation and different forms of non-cash compensation for named executive officers based on its assessment of the proper compensation balance needed to achieve ITT’s short-term and long-term goals. The Compensation Consultant compiled and analyzed data that the ITT Compensation Committee considered in weighting compensation components for each of the named executive officers. Following the Distribution, the Exelis Compensation Committee reviewed and approved Exelis NEO compensation.

Objective	General Principle	Specific Approach

Tie short-term executive compensation to specific business objectives.	AIP performance metrics are designed to further total enterprise objectives or, as applicable, Division objectives. By linking AIP performance to total enterprise or Division performance, collaboration is rewarded. Exelis utilized the same metrics for the last two months of 2011.	The AIP sets out short-term performance components. If specific short-term performance goals are met, cash payments that reflect performance across the enterprise, or, as applicable, Division, may be awarded.

Tie long-term executive compensation to increasing shareholder return.	The long-term incentive award programs link executive compensation to increases in absolute shareholder return or relative shareholder return against industrial peers.	Long-term executive compensation comprises restricted stock or restricted stock units, stock options and target TSR cash awards that are tied to the achievement of three-year relative TSR goals.

Provide reasonable and competitive benefits and perquisites.	Make sure that other employee benefits, including perquisites, are reasonable in the context of a competitive compensation program.

Similar to ITT’s program, Exelis NEOs participate in many of the same benefit plans with the same terms as other employees. Certain other benefit plans are available to NEOs and are described more fully in “Compensation Discussion and Analysis—Exelis Pension Benefits and Compensation Discussion and Analysis—Exelis Deferred Compensation Plan.”

The Compensation Consultant will provide advice on perquisites to the Exelis Compensation Committee. Perquisites provided to NEOs are designed to be consistent with competitive practice and are regularly reviewed.

Primary Compensation Components

Historically.    The following sections, including information supplied in tabular form, provide information about principles and approaches with respect to Base Salary, the AIP and Long-Term Incentive Target Awards for ITT for the first ten months of 2011.

Following the Distribution.    Principles and approaches with respect to Base Salary, the AIP and Long-Term Target Incentive Awards for Exelis for the last two months of 2011 were substantially similar to principles and approaches for Base Salary, the AIP and Long-Term Target Incentive

Awards previously adopted at ITT and are discussed below. Going forward, it is expected that the Exelis Compensation Committee will adopt similar principles and approaches with respect to Base Salary. With regard to the AIP and aggregate Long-Term Incentive Target Awards, the Exelis Compensation Committee will develop programs reflecting appropriate measures, goals, and targets based on our competitive marketplace.

BASE SALARY

General Principle	Specific Approach

A competitive salary provides a necessary element of stability.	Salary levels reflect comparable salary levels based on survey data provided by the Compensation Consultant. Salary levels are reviewed annually. Going forward, Exelis will use survey data from a peer group of 18 aerospace and defense companies.

Base salary should recognize individual performance, market value of a position and the incumbent’s tenure, experience, responsibilities, contribution to Exelis and growth in his or her role.	Merit increases are based on overall performance and relative competitive market position. The Exelis Compensation Committee determined to defer merit increases for all salaried employees, normally scheduled for March 2012, and to reassess such increases in mid-2012.

ANNUAL INCENTIVE PLAN (AIP)

General Principle	Specific Approach

The AIP award recognizes contributions to the year’s results and is determined by performance against specific metrics on the enterprise level, or, as applicable, Division level as well as qualitative factors, as described in more detail in “Compensation Discussion and Analysis — Our Executive Compensation Program — Qualitative Considerations.” The 2011 AIP was structured to reward and emphasize overall enterprise, or, as applicable, Division performance. Exelis Divisions are each a collection of similarly themed and synergetic business areas.

The AIP focuses on operating performance, targeting metrics considered predictive of top-ranking operating performance.

2011 AIP targets for Messrs. Melcher and Milligan were established based on the following three internal performance metrics:

•  total Division revenue,

•  total Division operating income, and

•  total Division operating cash flow.

2011 AIP targets for Messrs. Bernhardt, Young and Wilson were based on the following four internal performance metrics:

•  Division revenue,

•  Division operating cash flow,

•  Division operating margin, and

•  total Division operating income.

General Principle	Specific Approach

Structure AIP target awards to achieve competitive compensation levels when targeted performance results are achieved. Use objective formulas to establish potential AIP performance awards.	Similar to the approach used by ITT, the Exelis’ AIP provides for an annual cash payment to participating executives established as a target percentage of base salary. AIP target awards are set with reference to the median of competitive practice based on the Exelis Compensation Peer Group. Any AIP payment is the product of the annual base salary rate multiplied by the target base salary percentage multiplied by the AIP annual performance factor based on the approved metrics. The Exelis Compensation Committee may approve negative discretionary adjustments with respect to NEOs.

Overview of the AIP

Annual Incentive Plan awards to NEOs are awarded under the Exelis Inc. Annual Incentive Plan for Executive Officers, which first became effective as of October 31, 2011 following the Spin-Off. ITT maintained a similar plan prior to the Spin-Off (the “Predecessor Plan”). Target awards to NEOs were originally approved under the Predecessor Plan. The Exelis Inc. Annual Incentive Plan for Executive Officers was created to govern awards under the Predecessor Plan, as revised to reflect the Spin-Off from ITT. NEOs receive full credit for their service and participation with ITT in connection with AIP awards.

Establishing AIP Performance in 2011

To focus the businesses on operating performance during the Spin-Off, the 2011 internal performance metric attainment and payout design is structured to emphasize operating performance at the Division level across the enterprise.

2011 Internal Performance Metrics (Corporate Level)

While the ITT Compensation Committee did not undertake a study of “premier” companies in setting the 2011 AIP metrics for the period prior to the Spin-Off, the ITT Compensation Committee determined that the metrics noted below would be most closely predictive of top-ranking operating performance in 2011. These metrics have been retained by the Exelis Compensation Committee for post-Spin-Off performance measurement. Prior to the Spin-Off, Messrs. Melcher and Milligan were subject to Corporate metrics (which measured performance across the ITT enterprise) and Messrs. Bernhardt, Young and Wilson were subject to Value Center metrics (denominated as Divisions by Exelis). Total Division prior to the Spin-Off refers to all ITT Divisions and following the Spin-Off refers to Exelis Divisions.

Performance Metric	Why this Metric
Total Division revenue	Revenue reflects Exelis’ emphasis on growth. Revenue is defined as reported GAAP revenue excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures. Exelis’ definition of revenue may not be comparable to similar measures utilized by other companies.

Performance Metric	Why this Metric

Total Division operating cash flow	Operating cash flow reflects Exelis’ emphasis on cash flow generation. Operating cash flow is defined as GAAP net cash flow from operating activities, less capital expenditures and adjusted for other non-cash special items. Operating cash flow should not be considered a substitute for cash flow data prepared in accordance with GAAP. Exelis’ definition of operating cash flow may not be comparable to similar measures utilized by other companies. Management believes that operating cash flow is an important measure of performance and it is utilized as a measure of Exelis’ ability to generate cash.

Total Division operating income	Operating income reflects Exelis’ emphasis on profitability and is a measure of total operating performance of the enterprise. Operating income performance is defined as GAAP operating income, adjusted to exclude items such as unusual and infrequent non-operating items, or adjustments relating to prior periods and impacts from acquisitions and divestitures.

2011 Internal Performance Metrics (Division Level)

The Division AIP design applicable to Messrs. Bernhardt, Young and Wilson rewards individual Division performance, as well as enterprise performance. Division performance is directly related to the ability to capture new business, execute contractual requirements and take appropriate actions to optimize cost structures and efficiently run the Division. For Messrs. Bernhardt, Young and Wilson, the AIP design for the 2011 performance year rewarded both the performance of their respective Division and performance across the enterprise.

Performance Metric	Why this Metric
Division revenue	Division revenue reflects Exelis’ emphasis on growth. Division revenue is defined as reported GAAP revenue for a Division excluding the impact of foreign currency fluctuations and contributions from acquisitions and divestitures. Exelis’ definition of revenue may not be comparable to similar measures utilized by other companies. Division revenue is based on the local currency exchange rate.

Performance Metric	Why this Metric

Division operating cash flow	Division operating cash flow reflects Exelis’ emphasis on cash flow generation for a Division. Operating cash flow is defined as GAAP net cash flow from operating activities, less capital expenditures and adjusted for other non-cash special items. Operating cash flow should not be considered a substitute for cash flow data prepared in accordance with GAAP. Exelis’ definition of Division operating cash flow may not be comparable to similar measures utilized by other companies. Management believes that Division operating cash flow is an important measure of performance and it is utilized as a measure of Exelis’ ability to generate cash.

Division operating margin	Operating margin is a metric used to determine Division performance. It is defined as operating income divided by sales. This performance metric is employed to determine how well the Division actually performed as compared to the applicable Division budget and is considered by management to measure the quality of Division earnings.

Total Division operating income	Operating income reflects Exelis’ emphasis on profitability and is a measure of total operating performance of the enterprise. Operating income performance is defined as GAAP operating income, adjusted to exclude items such as unusual and infrequent non-operating items, or adjustments relating to prior periods and impacts from acquisitions and divestitures.

Internal performance metrics are weighted to represent operational goals. In order to encourage focus on total company performance, total Division operating income performance across the enterprise represented 50% of the overall performance metrics for Exelis’ 2011 AIP.

2011 Internal Performance Metrics Weight (Corporate Level)

2011 Metrics	Performance Percentage
Total Division Operating Income	50%
Total Division Operating Cash Flow	30%
Total Division Revenue	20%

2011 Internal Performance Metrics Weight (Division Level)

2011 Metrics	Performance Percentage
Total Division Operating Income	50%
Individual Division Operating Plan (comprised of):	50%
Division Revenue	15%
Division Operating Cash Flow	20%
Division Operating Margin	15%

2011 Internal Performance Metric Attainment and Payout Design

Due to the Spin-Off, effective October 31, 2011, two sets of attainment and payout measurement periods were used to measure 2011 performance. The first period covers the first ten months of 2011, where total Division revenue, total Division operating cash flow and total Division operating income are measured across all ITT’s divisions for the ten months prior to the Spin-Off. The second period covers 2/12ths of Exelis’ full year performance where total Division revenue, total Division operating cash flow and total Division operating income were measured across Exelis for the full year and pro-rated for the final two months of 2011. The weighted average performance attainment of the pre-Spin-Off and post-Spin-Off periods is used in the determination of full year performance attainment, using 10/12ths and 2/12ths weighting, respectively.

We pay for AIP performance that clearly demonstrates substantial achievement of plan goals. We established strong incentives for revenue performance and set aggressive goals for our other metrics. In order to achieve an AIP payout, each metric must meet a certain threshold for that component to be considered in the calculation. For example, revenue performance below the 50% payout percentage of target would result in that metric being reflected as zero in the AIP calculation.

Pre-Spin-Off Revenue Performance ($ in millions)	$8,485.1	$9,427.9	$10,370.7
Payout Percentage of Target	50%	100%	200%

Total Division revenue and operating income must meet or exceed a 90% threshold performance. Operating cash flow must meet or exceed an 85% threshold performance level (as described in the following chart).

	2011 AIP Attainment and Payout Design
	Revenue and Operating Income			Operating Cash Flow
Performance Percentage of Target	90%	100%	110%	85%	100%	120%
Payout Percentage of Target	50%	100%	200%	50%	100%	200%

In 2011, each performance component of the AIP and the overall AIP award was capped at 200%. Results between points are interpolated.

2011 AIP Performance Targets and Performance

The ITT Compensation Committee, after considering management recommendations, established 2011 AIP performance targets for the named executive officers based on the applicable performance metrics and ITT’s approved annual operating plan, taking into consideration ITT’s aspirational business goals. These performance targets were retained by the Exelis Compensation Committee for post-Spin-Off 2011 performance measurement. Successful attainment of both qualitative factors and quantitative factors (described in “Compensation Discussion and Analysis — Our Executive Compensation Program — Qualitative Considerations” and “— 2011 Internal Performance Metric Attainment and Payout Design”) are achievable only if the enterprise and the individual named executive officers perform at levels established by the ITT Compensation Committee.

As permitted by the Exelis Inc. Annual Incentive Plan for Executive Officers, the Compensation Committee may exclude the impact of acquisitions, dispositions and other special items in computing AIP.

2011 Pre-Spin-Off AIP Performance Targets (ITT Corporate Levels)

Performance Target at 100% Payment
Metric (10 month Pre-Spin-Off)	(All $ amounts in millions)
Total Division Operating Income	$1,228.6
Total Division Operating Cash Flow	$918.5
Total Division Revenue	$9,427.9

2011 Pre-Spin AIP Performance Targets (Division Level)

In 2011, ITT used the same Total Division Operating Income performance target for both the Corporate Level and the total division operating income target for the Division Level. The performance targets for individual Division Operating Cash Flow and individual Division Revenue are described below.

Mr. Bernhardt — Electronic Systems Division

Performance Target at 100% Payment
Metric (10 month Pre-Spin-Off)	(All $ amounts in millions)
Division Operating Cash Flow	$186.4
Division Revenue	$1,538.2

Mr. Young — Geospatial Systems Division

Performance Target at 100% Payment
Metric (10 month Pre-Spin-Off)	(All $ amounts in millions)
Division Operating Cash Flow	$113.5
Division Revenue	$1,035.9

Mr. Wilson — Information Systems Division

Performance Target at 100% Payment
Metric (10 month Pre-Spin-Off)	(All $ amounts in millions)
Division Operating Cash Flow	$(2.6)
Division Revenue	$687.9

Remaining Performance Target.    For Messrs. Bernhardt, Young and Wilson, we set the remaining performance target, Division Operating Margin, at a challenging level that is consistent with our long-term premier targets and designed to meet high shareholder expectations. We consider the Division Operating Margin target to be difficult to attain.

2011 Post-Spin-Off AIP Performance Targets (Exelis Corporate Level)

Performance Target at 100% Payment
Metric (Full Year 2011)	(All $ amounts in millions)
Total Division Operating Income	$704.3
Total Division Operating Cash Flow	$603.0
Total Division Revenue	$5,800.0

2011 Post-Spin-Off AIP Performance Targets (Division Level)

In 2011, for the Post-Spin-Off period, we used the Total Division Operating Income performance target for the Corporate Level and for the Division Level. The performance targets for individual Division Operating Cash Flow and individual Division Revenue are described below.

Mr. Bernhardt — Electronic Systems Division

Performance Target at 100% Payment
Metric (Full Year 2011)	(All $ amounts in millions)
Division Operating Cash Flow	$355.1
Division Revenue	$1,987.2

Mr. Young — Geospatial Systems Division

Performance Target at 100% Payment
Metric (Full Year 2011)	(All $ amounts in millions)
Division Operating Cash Flow	$163.5
Division Revenue	$1,222.3

Mr. Wilson — Information Systems Division

Performance Target at 100% Payment
Metric (Full Year 2011)	(All $ amounts in millions)
Division Operating Cash Flow	$7.0
Division Revenue	$810.5

Remaining Performance Target.    For Messrs. Bernhardt, Young and Wilson, we set the remaining performance target, Division Operating Margin, at challenging level that is consistent with our long-term premier targets and designed to meet high shareholder expectations. We consider the Division Operating Margin target to be difficult to attain.

2011 Target AIP Award Percentage of Base Salary and Weighting of AIP Performance Components

Named Executive Officer	Target Award Percentage of Base Salary	Total Division Revenue (a)	Total Division Operating Cash Flow (b)	Total Davison Operating Income (c)	Total Performance
David F. Melcher (Pre-Spin-Off)	85%	20%	30%	50%	a+b+c
David F. Melcher (Post-Spin-Off)	100%	20%	30%	50%	a+b+c
Peter J. Milligan (Pre-Spin-Off)	45%	20%	30%	50%	a+b+c
Peter J. Milligan (Post-Spin-Off)	80%	20%	30%	50%	a+b+c

Named Executive Officer	Target Award Percentage of Base Salary	Division Operating Cash Flow (a)	Division Revenue (b)	Division Operating Margin (c)	Total Division Operating Income (d)	Total Performance
Christopher C. Bernhardt (Pre-Spin-Off)	55%	20%	15%	15%	50%	a+b+c+d
Christopher C. Bernhardt (Post-Spin-Off)	65%	20%	15%	15%	50%	a+b+c+d
Christopher D. Young (Pre-Spin-Off)	50%	20%	15%	15%	50%	a+b+c+d
Christopher D. Young (Post-Spin-Off)	65%	20%	15%	15%	50%	a+b+c+d
Michael R. Wilson (Pre-Spin-Off)	50%	20%	15%	15%	50%	a+b+c+d
Michael R. Wilson (Post-Spin-Off)	65%	20%	15%	15%	50%	a+b+c+d

For Mr. Melcher and Mr. Milligan, the 2011 Total Performance was calculated according to the following formula: 2011 AIP Potential Payout = Pre-Spin-Off Annual Base Salary Rate x Target Award Percentage of Base Salary x Results of Total Pre-Spin-Off ITT Corporation Enterprise Performance x 10/12ths + Post-Spin-Off Annual Base Salary Rate x Target Award Percentage of Base Salary x Results of Total Full Year Exelis Enterprise Performance x 2/12ths.

As approved by the Exelis Compensation Committee, for each of the Electronic Systems, Information Systems and Geospatial Systems Divisions, negative discretion was applied to the total performance factor and aggregate AIP pool for each of these Divisions because of specific business conditions at each Division. As a result, the calculated 2011 AIP performance percentages for Messrs. Bernhardt, Young and Wilson were adjusted downward to reflect the reduced AIP pool. The AIP pool for Electronic Systems and Mr. Bernhardt was adjusted from 135.7% to 100%; for Geospatial Systems and Mr. Young, the AIP pool was adjusted from 161.3% to 153.8%, with respect to pre- and post-Spin-Off calculations and for Information Systems and Mr. Wilson, the AIP pool was adjusted from 165.1% to 148.4%.

For Mr. Bernhardt and the Electronic Systems Division, the 2011 Total Performance was calculated according to the following formula: 50% Division Performance (20% cash flow + 15% revenue + 15% operating margin) + 50% Total Division Operating Income, with 10/12ths based on ten month pre-Spin-Off performance and 2/12ths of the twelve month (full year) Exelis performance.

For Mr. Young and the Geospatial Division, the 2011 Total Performance was calculated according to the following formula: 50% Division Performance (20% cash flow, + 15% revenue + 15% operating margin) + 50% Total Division Operating Income, with 10/12ths based on ten month pre-Spin-Off performance and 2/12ths of the twelve month (full year) based on Exelis performance.

For Mr. Wilson and the Information Systems Division, the 2011 Total Performance was calculated according to the following formula: 50% Division Performance (20% cash flow + 15% revenue + 15% operating margin) + 50% Total Division Operating Income, with 10/12ths based on ten month pre-Spin-Off performance and 2/12ths of the twelve month (full year) based on Exelis performance.

2011 post-Spin-Off AIP awards for Messrs. Bernhardt, Young and Wilson were based on an assessment of each of their individual performances by Mr. Melcher in his role as President and Chief Executive Officer of Exelis and were approved by the Exelis Compensation Committee. No individual negative discretion was exercised.

2011 AIP Awards Paid in 2012

On March 6, 2012, the Exelis Compensation Committee determined the 2011 AIP award for Mr. Melcher. No negative discretion was exercised by the Exelis Compensation Committee. As permitted by the 1997 Annual Incentive Plan for Executive Officers, the Exelis Compensation Committee excluded the impact of acquisitions, dispositions and other special items in computing AIP performance relating to AIP targets, which AIP targets also excluded these items.

During February and March of 2012, the 2011 AIP awards for Messrs. Milligan, Bernhardt, Young and Wilson were reviewed and approved by Mr. Melcher in his role as Chief Executive Officer and President of Exelis and by the Exelis Compensation Committee. 2011 AIP Awards for NEOs are included in the Summary Compensation Table below in the “Non-Equity Incentive Plan Compensation” column.

Mr. Bernhardt received a guaranteed bonus of $250,000 for the 2011 performance year pursuant to the Bernhardt Arrangements discussed in more detail in “Compensation Tables — Special Compensation Agreements” below and is included in the Summary Compensation Table below in the “Bonus” column. As a result of the Spin-Off, Messrs. Milligan, Bernhardt, Young and Wilson received Transaction Success Incentive Awards in the amounts of $155,000, $210,000, $200,000 and $200,000, respectively, representing approximately 50% of the base salary for each of Messrs. Milligan, Bernhardt, Young and Wilson prior to the Spin-Off, respectively. Transaction Success Incentive Award amounts were approved by the ITT and Exelis Compensation Committees. Each of these amounts was paid outside the 2011 AIP and is included in the Summary Compensation Table below in the “Non-Equity Incentive Plan Compensation” column.

The adjusted pre-Spin-Off AIP targets and pre-Spin-Off AIP performance and the resulting performance and payout percentages for each component of the AIP were as follows:

Metric (all $ amounts in millions)	Adjusted Performance Target at 100% Payment	Adjusted 2011 Performance	Performance Percentage of Target	Payout Percentage of Target
Total Division Operating Income	$1,228.6	$1,317.1.6	107.2%	172%
Total Division Operating Cash Flow	$918.5	$865.5	94.2%	81%
Total Division Revenue	$9,427.9	$9,726.1	103.2%	132%

The adjusted post-Spin-Off AIP targets and post-Spin-Off AIP performance and the resulting performance and payout percentages for each component of the AIP were as follows:

Metric (all $ amounts in millions)	Adjusted Performance Target at 100% Payment	Adjusted 2011 Performance	Performance Percentage of Target	Payout Percentage of Target
Total Division Operating Income	$704.3	$695.2	98.7%	94%
Total Division Operating Cash Flow	$603.0	$584.0	96.8%	90%
Total Division Revenue	$5,800.0	$5,837.4	100.6%	106%

Mr. Bernhardt — Electronic Systems Division – Pre-Spin-Off

Metric (all $ amounts in millions)	Performance Target at 100% Payment	Adjusted 2011 Performance	Performance Percentage of Target	Payout Percentage of Target
Division Operating Cash Flow	$186.4	$196.4	105.4%	127%
Division Revenue	$1,521.5	$1,419.2	93.43%	61%

Mr. Bernhardt — Electronic Systems Division – Post-Spin-Off

Metric (all $ amounts in millions)	Performance Target at 100% Payment	Adjusted 2011 Performance	Performance Percentage of Target	Payout Percentage of Target
Division Operating Cash Flow	$355.1	$247.9	69.8%	0%
Division Revenue	$1,987.2	$1,629.5	82.0%	0%

Mr. Young — Geospatial Systems Division – Pre-Spin-Off

Metric (all $ amounts in millions)	Performance Target at 100% Payment	Adjusted 2011 Performance	Performance Percentage of Target	Payout Percentage of Target
Division Operating Cash Flow	$113.5	$158.6	139.7%	200%
Division Revenue	$1,035.9	$1,002.8	96.8%	84%

Mr. Young — Geospatial Systems Division – Post-Spin-Off

Metric (all $ amounts in millions)	Performance Target at 100% Payment	Adjusted 2011 Performance	Performance Percentage of Target	Payout Percentage of Target
Division Operating Cash Flow	$163.5	$202.6	123.9%	200%
Division Revenue	$1,222.3	$1,196.8	97.9%	90%

Mr. Wilson — Information Systems Division – Pre-Spin-Off

Metric (all $ amounts in millions)	Performance Target at 100% Payment	Adjusted 2011 Performance	Performance Percentage of Target	Payout Percentage of Target
Division Operating Cash Flow	$(2.6)	$37.6	1446.2%	200%
Division Revenue	$687.9	$690.0	100.3%	103%

Mr. Wilson — Information Systems Division – Post-Spin-Off

Metric (all $ amounts in millions)	Performance Target at 100% Payment	Adjusted 2011 Performance	Performance Percentage of Target	Payout Percentage of Target
Division Operating Cash Flow	$7.0	$78.2	1124%	200%
Division Revenue	$810.5	$818.0	100.9%	109%

The following table illustrates the calculation of the 2011 AIP Awards at the Corporate Level paid in 2012. (Sum of Components may differ from Actual Award amounts due to rounding.)

Named Executive Officer	Annual Base Salary Target Award Percentage of Base Salary (x)	Total Division Revenue Percentage Achieved (a)	Total Division Operating Cash Flow Payout Percentage Achieved (b)	Total Division Operating Income Percentage Achieved (c)	Total Enterprise Performance Percentage Achieved (a+b+c)	Pre-Spin/ Post-Spin Weighting (d)	Actual AIP 2011 Awards (x) * (a+b+c)*(d)
David F. Melcher Pre-Spin-Off	85%	26.3%	24.2%	86.0%	136.6%	10/12ths	$580,500
David F. Melcher Post-Spin-Off	100%	21.3%	26.8%	46.8%	94.9%	2/12ths	$147,100
Total					129.6%	12/12ths	$727,600
Peter J. Milligan Pre-Spin-Off	45%	26.3%	24.2%	86.0%	136.6%	10/12ths	$204,900
Peter J. Milligan Post-Spin-Off	80%	21.3%	26.8%	46.8%	94.9%	2/12ths	$59,500
TSI Award							$155,000
Total					129.6%	12/12ths	$419,400

The following table illustrates the calculation of the 2011 AIP Awards at the Division Level paid in 2012. (Sum of Components may differ from Actual Award amounts due to rounding.)

Named Executive Officer	Annual Base Salary * Target Award Percentage of Base Salary (x)	Division Performance				Total Performance Percentage Achieved (a+b+c+d)	Pre Spin - Off/ Post Spin-Off Weighting (e)	Actual AIP 2011 Awards as adjusted for business conditions (x) (a+b+c+d) e
		Cash Flow Percentage Achieved (a)	Revenue Growth Percentage Achieved (b)	Operating Margin Percentage Achieved (c)	Total Division Operating Income Percentage Achieved (d)
Christopher C. Bernhardt Pre-Spin-Off	55%	25.4%	9.2%	30.0%	86.0%	150.6%	10/12ths	$192,500
Christopher C. Bernhardt Post-Spin-Off	65%	0.0%	0.0%	14.4%	46.8%	61.2%	2/12ths	$45,500
Achieved Payout Performance Factor						135.7%	12/12ths
Adjusted Payout Performance Factor for Pre-Spin-Off and Post-Spin-Off Performance based on business conditions						100.0%		$238,000
TSI Award								$210,000
Total AIP Award*								$448,000
Christopher D. Young Pre-Spin-Off	50%	40.0%	12.6%	30.0%	86.0%	168.6%	10/12ths	$243,600
Christopher D. Young Post-Spin-Off	65%	40.0%	13.4%	24.6%	46.8%	124.8%	2/12ths	$63,300
Achieved Payout Performance Factor						161.3%	12/12ths
Adjusted Payout Performance Factor for Pre-Spin-Off and Post-Spin-Off Performance based on business conditions						153.8%		$306,900
TSI Award								$200,000
Total AIP Award								$506,900
Michael R. Wilson Pre-Spin-Off	50%	40.0%	15.5%	30.0%	86.0%	171.5%	10/12ths	$247,400
Michael R. Wilson Post-Spin-Off	65%	40.0%	16.4%	30.0%	46.8%	133.1%	2/12ths	$64,300
Achieved Payout Performance Factor						165.1%	12/12ths
Adjusted Payout Performance Factor for Pre-Spin-Off and Post-Spin-Off Performance based on business conditions						148.4%		$311,700
Total TSI Award								$200,000
Total AIP Award								$511,700
*	Mr. Bernhardt also received a guaranteed bonus of $250,000 as discussed on page 67.

Long-Term Incentive Awards Program

Historically.    ITT’s long-term incentive award for senior executives had three components, each of which directly tied long-term compensation to long-term value creation and shareholder return:

•	Restricted stock or restricted stock unit awards.

•	Non-qualified stock option awards, and

•

Performance-based cash awards, referred to as TSR awards.    The TSR award plan provided for a target cash incentive that directly linked ITT’s three-year TSR performance to the TSR Performance Index. The TSR Performance Index was adjusted to exclude companies that are added or deleted from the S&P 500 Index during the performance period. As of December 31, 2011, the TSR Performance Index included between 312 and 365 companies, based on the award year.

Following the Distribution.    Exelis has a long-term incentive award program similar to ITT’s historical program.

Allocation of Long-Term Incentive Components

Historically.    The 2011 long-term incentive program awards were allocated as follows: 1/3 TSR awards calculated at target payment amount, 1/3 non-qualified stock options and 1/3 shares of restricted stock or restricted stock units. A valuation date of February 22, 2011 was used to determine the number of options and restricted stock units to be granted pursuant to this allocation. The number of options to be granted was based on the lattice value on the February 22, 2011 valuation date. The number of restricted stock units to be granted was based on the average of the high and low ITT stock prices on the valuation date. The actual awards were granted on March 3, 2011.

Restricted Stock Unit Component

Grants of restricted stock units provide NEOs with stock ownership of unrestricted shares after the restriction lapses. Executives received restricted stock unit awards because, in the judgment of the ITT Compensation Committee and based on management recommendations, these individuals were in positions most likely to assist in the achievement of ITT’s long-term value creation goals and to create shareholder value over time. The ITT Compensation Committee reviewed all proposed grants of restricted stock units for executives prior to award, including awards based on performance, retention-based awards and awards contemplated for new employees as part of employment offers. In 2011, the ITT Compensation Committee determined to award restricted stock units rather than restricted stock in that year because restricted stock unit awards provide more consistent tax treatment for domestic and international participants.

Key elements of the 2011 restricted stock unit program were:

•	Restricted stock units provide the same economic risk or reward as restricted stock, but recipients do not have voting rights and do not receive cash dividends during the restriction period. Dividend equivalents are accrued and paid in cash upon vesting of the restricted stock units. Vested restricted stock units are settled in shares. Restricted stock granted under earlier ITT long-term award programs received dividends during the restriction period and had voting rights.

•	Restricted stock units are generally subject to a three-year restriction period.

•	If an acceleration event occurs (as described in “Compensation Tables — Change of Control Arrangements”), restricted stock units vest in full.

•	If an employee dies or becomes disabled, restricted stock units vest in full.

•	If an employee left ITT prior to vesting, whether through resignation or termination for cause, restricted stock units awarded were forfeited.

•

If an employee retired or was terminated other than for cause, a pro-rata portion of the restricted stock unit award vested. With respect to termination other than for cause, the pro rata portion included vesting that reflects the applicable severance period.

In certain cases, such as for new hires or to facilitate retention, selected employees may receive restricted stock units subject to different vesting terms.

Non-Qualified Stock Options Component

Non-qualified stock options permit optionees to buy ITT stock in the future at a price equal to the stock’s value on the date the option was granted, which is the option exercise price. Non-qualified stock option terms were selected after the ITT Compensation Committee’s review and assessment of the CDB and consideration of terms best suited to ITT.

For Mr. Melcher, non-qualified stock options granted in 2010 and 2011 prior to the Spin-Off do not vest until three years after the award date. This delayed vesting is referred to as three-year cliff vesting. This vesting schedule prohibits early option exercises, notwithstanding share price appreciation, and focuses senior executives on ITT’s long-term value creation goals. Non-qualified stock option awards granted to Mr. Melcher prior to 2010 vest in one-third annual installments on the anniversary date of the award. Stock options awarded to Messrs. Milligan, Bernhardt, Young and Wilson in 2010 and 2011 vest in one-third annual installments on the anniversary date of the award.

In 2011, the fair value of stock options granted under the employee stock option program was calculated using a binomial lattice valuation model. The ITT Compensation Committee considered this a preferred model since the model can incorporate multiple and variable assumptions over time, including assumptions such as employee exercise patterns, stock price volatility and changes in dividends.

Key elements of the 2011 non-qualified stock option program were:

•	The option exercise price of stock options awarded was the NYSE closing price of ITT’s common stock on the date the award was approved by the ITT Compensation Committee.

•	For options granted to new executives, the option exercise price of approved stock option awards was the closing price on the grant date, generally the day following the first day of employment.

•	Options cannot be exercised prior to vesting.

•

Three-year cliff vesting was required for executives at the level of senior vice president or above. Stock options vested in one-third cumulative annual installments for executives below the senior vice president level.

•	If an acceleration event occurs (as described in “Compensation Tables — Change of Control Arrangements”), the stock option award vests in full.

•

Options awarded in 2010 and 2011 expire ten years after the grant date. Options awarded between 2005 and 2009 expire seven years after the grant date. In 2010, the seven-year option term was extended to ten years based on a review of competitive market practices.

•	If an employee was terminated for cause, vested and unvested portions of the options expired on the date of termination.

•

The 2003 Plan and the ITT Corporation 2011 Omnibus Incentive Plan prohibit the repricing of, or exchange of, stock options and stock appreciation rights that are priced below the prevailing market price with lower-priced stock options or stock appreciation rights without shareholder approval.

•

There may be adjustments to the post-employment exercise period of an option grant if an employee’s tenure with ITT was terminated due to death, disability, retirement or termination by ITT other than for cause. Any post-employment exercise period, however, cannot exceed the original expiration date of the option. If employment was terminated due to an acceleration event or because the option holder believed in good faith that he or she would be unable to discharge his or her duties effectively after the acceleration event, the option would expire on the earlier of the date seven months after the acceleration event or the normal expiration date.

•	No individual could receive more than 600,000 options under the 2003 Plan in any one year.

The following table provides an overview of some of the main characteristics of restricted stock or restricted stock units and non-qualified stock options.

Restricted Stock or Restricted Stock Units	Non-Qualified Stock Options

A restricted stock award is a grant of ITT stock, subject to certain vesting restrictions. A restricted stock unit award is a promise to deliver to the recipient, upon vesting, shares of ITT stock. Both restricted stock and restricted stock units carry the same economic risk and reward.	Non-qualified stock options provide the opportunity to purchase ITT stock at a specified price called the “exercise price” at a future date.

Holders of restricted stock, as shareholders of ITT, are entitled to vote the shares and receive dividends or dividend equivalents prior to vesting. Holders of restricted stock units are not entitled to vote the shares and do not receive cash dividends during the restriction period. Dividend equivalents are paid in cash upon restricted stock unit vesting beginning with the 2011 awards.	Stock option holders do not receive dividends on shares underlying options and cannot vote their shares.

Restricted Stock or Restricted Stock Units	Non-Qualified Stock Options

Restricted stock and restricted stock units have intrinsic value on the day the award is received and retain some realizable value even if the share price declines during the restriction period, so each provides strong employee retention value.	Non-qualified stock options increase focus on activities primarily related to absolute share price appreciation. ITT’s non-qualified stock options expire ten or seven years after their grant date depending on the year of award. If the value of ITT’s stock increases and the optionee exercises his or her option to buy at the exercise price, the optionee receives a gain in value equal to the difference between the option exercise price and the price of the stock on the exercise date. If the value of ITT’s stock fails to increase or declines, the stock option has no realizable value. Stock options provide less retention value than restricted stock since stock options have realizable value only if the share price appreciates over the option exercise price before the options expire.

Holders of restricted stock, as shareholders of ITT, are entitled to vote the shares and receive dividends or dividend equivalents prior to vesting. Holders of restricted stock units are not entitled to vote the shares and do not receive cash dividends during the restriction period. Dividend equivalents are paid in cash upon restricted stock unit vesting beginning with the 2011 awards.	Stock option holders do not receive dividends on shares underlying options and cannot vote their shares.

Restricted stock and restricted stock units have intrinsic value on the day the award is received and retain some realizable value even if the share price declines during the restriction period, so each provides strong employee retention value.	Non-qualified stock options increase focus on activities primarily related to absolute share price appreciation. ITT’s non-qualified stock options expire ten or seven years after their grant date depending on the year of award. If the value of ITT’s stock increases and the optionee exercises his or her option to buy at the exercise price, the optionee receives a gain in value equal to the difference between the option exercise price and the price of the stock on the exercise date. If the value of ITT’s stock fails to increase or declines, the stock option has no realizable value. Stock options provide less retention value than restricted stock since stock options have realizable value only if the share price appreciates over the option exercise price before the options expire.

The ITT Compensation Committee determined allocations among restricted stock, restricted stock units and non-qualified stock options based on the view that a balanced award of restricted stock or restricted stock units and non-qualified stock options provides a combination of incentives for absolute share price appreciation. The ITT Compensation Committee selected vesting terms for restricted stock, restricted stock units and stock options based on Pay Governance’s review and assessment of the CDB, as well as the ITT Compensation Committee’s view of the vesting terms appropriate for ITT. The ITT Compensation Committee considered Pay Governance’s review and assessment of CDB, as well as individual performance, in determining the quantity of restricted stock, restricted stock units and stock option awards.

Total Shareholder Return (TSR) Awards Component

The following table describes some of the main features of TSR awards and describes how the ITT Compensation Committee considered those features as it determined target TSR awards.

Feature	Implementation
TSR awards reward comparative stock price appreciation relative to that of the TSR Performance Index	The ITT Compensation Committee, at its discretion, determines the size and frequency of target TSR awards, performance measures and performance goals, in addition to performance periods. In determining the size of target TSR awards for executives, the ITT Compensation Committee considers comparative data provided by Pay Governance and ITT’s internal desired growth in share price. ITT’s target TSR awards provided to named executive officers are generally based on a participant’s position, competitive market data, individual performance and anticipated potential contributions to ITT’s long-term goals.
Three-year performance period	A three-year TSR performance period encourages behaviors and performance geared to ITT’s long-term goals and, in the view of the ITT Compensation Committee, discourages behaviors that might distract from the three-year period focus. The three-year performance period is consistent with ITT’s business cycle because it allows sufficient time for focus on long-term goals and mutes market swings not based on performance. The three-year performance period is also somewhat independent of short-term market cycles.
Performance measurement and award frequency	ITT’s performance for purposes of the TSR awards is measured by ranking ITT’s calculated total shareholder return (see TSR calculation feature) within the TSR performance index. Payouts, if any, are based on a non-discretionary formula and interpolated for values between the 35th and 80th percentile of performance. The ITT Compensation Committee felt these breakpoints were properly motivational and rewarded the desired behavior. The payout factor (percentage of target award) is 50% at the 35th percentile and 200% at the 80th percentile.
TSR awards are expressed as target cash awards and paid in cash	Cash awards reward relative performance while reducing share dilution.

Components of TSR	The ITT Compensation Committee considered the components of a measurable return of value to shareholders, reviewed peer practices and received input from Pay Governance. Based on that review the ITT Compensation Committee determined that the most significant factors to measure return of value to shareholders were:
• dividend yields,
• cumulative relative change in stock price, and
• extraordinary shareholder payouts.
TSR calculation	TSR = the sum of (1) dividends paid and reinvested and any other extraordinary shareholder payouts during the three-year performance period and (2) the cumulative change in stock price from the beginning to the end of the performance period as a percentage of beginning stock price.

Amount of target TSR awards.    The ITT Compensation Committee considered individual performance and competitive market data in determining target TSR awards.

Key elements of the long-term incentive plan under which TSR awards were granted included:

•

If a participant’s employment terminates before the end of the three-year performance period, the award was forfeited except in two cases: (1) if a participant dies or becomes disabled, the TSR award vested in full and payment, if any, was made according to its original terms. Vesting in full in the case of death or disability reflected the inability of the participant to control the triggering event and was consistent with benefit plan provisions related to death and disability; and (2) if a participant retired or was terminated by ITT other than for cause, a pro-rata payout, if any, was provided based on the number of full months of employment during the measurement period divided by 36 months (the term of the three-year TSR performance period). This pro-rated payout, if any, was provided because it reflects the participant’s service during the pro-rated period.

•

ITT’s performance for purposes of the TSR awards is measured by comparing the average stock price over the trading days in the month of December immediately prior to the start of the TSR three-year performance period to the average stock price over the trading days in the last month of the three-year cycle, including adjustments for dividends and extraordinary payments. (For example, trading days in the month of December 2010 were used as a base for 2011 TSR awards, which were to be measured from January 1, 2011 to December 31, 2013. As discussed on page 96, these awards were converted to RSUs due to the distribution).

•

Payment, if any, of cash awards generally was made following the end of the applicable three-year performance period and was based on ITT’s performance measured against the total shareholder return performance of the TSR Performance Index.

•

Subject to the provisions of Section 409A, in the event of an acceleration event in a change of control (described in “Compensation Tables — Change of Control Arrangements”), a pro rata portion of outstanding awards could be paid through the date of the change of control based on actual performance and the balance of the award would be paid at target (100%). There could be up to three outstanding TSR awards at any time.

•	Performance goals for the applicable TSR performance period were established in writing no later than 90 days after the beginning of the applicable performance period.

Performance Goals and Payments for TSR Awards.    Payouts, if any, for individual targets for named executive officers were based on a non-discretionary formula and interpolated for values between the 35th and 80th percentile of performance. The ITT Compensation Committee felt these breakpoints were properly motivational and rewarded the desired behavior.

The following performance goals were established for TSR awards for the performance period January 1, 2008 through December 31, 2010 and January 1, 2009 through December 31, 2011.

If ITT’s Total Shareholder Return Rank Against the Companies that Comprise the TSR Performance Index is	Payout Factor (% of Target Award)
less than the 35th percentile	0%
the 35th percentile	50%
the 50th percentile	100%
the 80th percentile or more	200%

ITT achieved a 25.89th percentile ranking in the TSR Performance Index for the 2008-2010 performance period, resulting in no cash payment under the TSR for this performance period. Due to the Spin-Off, the TSR Performance Index for the 2009-2011 performance period was terminated by the ITT Compensation Committee at the Distribution Date. As of that date, ITT had achieved a 13.37th percentile ranking in the TSR Performance Index resulting in no cash payment under the TSR award for this performance period.

Following the Distribution.    The Exelis Compensation Committee reviewed the Company’s long-term incentive awards program and determined to adopt an appropriate structure and mix of components, including RSUs, non-qualified stock options and TSR awards similar the ITT long-term incentive awards program, but tailored to our business needs. The structure and mix of these components is discussed below.

On November 7, 2011, the Exelis Compensation Committee approved Founders’ Grant awards comprised of restricted stock units and non-qualified stock options. The restricted stock units and non-qualified stock options were awarded based on the closing stock price of Exelis shares on the date of grant. The restricted stock units are subject to three-year cliff vesting and the non-qualified stock options vest in one-third cumulative installments beginning on the anniversary date of the award. See page 54 for a detailed discussion of Founders’ Grants.

Prior to the separation, upon the approval of ITT, in its capacity as our sole shareholder, we adopted the Exelis 2011 Omnibus Incentive Plan. The Exelis 2011 Omnibus Incentive Plan permits us to grant stock options, stock appreciation rights, stock awards, other stock-based awards and target cash awards based on attainment of performance goals. Under the Exelis 2011 Omnibus Incentive Plan, no individual may receive more than 15,000,000 shares subject to options in any one year. The Exelis 2011 Omnibus Incentive Plan does not permit repricing of stock options without shareholder approval and generally complies in all significant aspects with current best practices in corporate governance of stock-based compensation plans.

Restrictive Covenants for Exelis Long-Term Incentive Awards: In 2012, the Exelis Compensation Committee approved modifications to the restricted stock unit, non-qualified stock option and TSR award terms and conditions upon termination of employment by the participant.

•

Non-solicitation: In order for the participant to receive an award the participant must accept the terms and conditions, including a restrictive covenant which provides that the participant will not, within the restricted period, influence or attempt to influence Exelis customers for the purpose of soliciting business or Exelis employees for the purposes of hiring such employees for a period of one year following termination.

•

Non-competition: In order for the participants who are retirement eligible under the traditional formula for the defined benefit plan maintained by the Company or an Affiliate, (or would be eligible to receive such benefits if he or she were a participant in such traditional formula defined benefit pension plan) or if a plan is not maintained, the first day of the month which coincides with or follows the participant’s 60th birthday and the participant’s completion of five years of service as an employee of the Company or the predecessor corporation, to receive continued vesting of awards following retirement, the participant must accept the terms of a non-competition agreement for a term of one year with respect to continued vesting. If the participant does not accept the terms of the non-competition agreement, the awards will be subject to standard pro-rata vesting upon termination due to retirement.

Breach of either the non-solicitation or non-competition provisions will result in forfeiture of the award, or if the participant has disposed of all or any portion of such award prior to the date of such forfeiture, recovery of an amount equal to the aggregate after-tax proceeds.

Exelis Long-Term Incentive Awards Program

A balanced award of restricted stock units and non-qualified stock options provides a combination of incentives for absolute share price appreciation. The main characteristics of restricted stock units and non-qualified stock options following the Spin-Off are the same as the main characteristics of restricted stock units and non-qualified stock options before the Spin-Off.

The Exelis Compensation Committee selected vesting terms for restricted stock units and non-qualified stock options based on the Compensation Consultant’s review and assessment of current competitive practice, as well as the Exelis Compensation Committee’s view of the vesting terms appropriate for Exelis. The Exelis Compensation Committee considers the Compensation Consultant’s review and assessment of current competitive practice, as well as individual performance, in determining the quantity of restricted stock units and stock option awards.

Restricted Stock Unit Component

The Exelis Compensation Committee reviewed all proposed grants of shares of restricted stock units for executive officers prior to award, including awards based on performance, retention-based awards and awards contemplated for new employees as part of employment offers. Grants of restricted stock units provide executives with stock ownership of unrestricted shares after the restriction lapses. Executives received restricted stock unit awards because, in the judgment of the Exelis Compensation Committee and based on management recommendations, these individuals were in positions most likely to assist in the achievement of the Company’s long-term value creation goals and to create shareholder value over time. Key elements of the Exelis restricted stock unit component are the same as the key elements of the historical ITT restricted stock unit component discussed on pages 71 of this Proxy Statement.

Non-Qualified Stock Options Component

Non-qualified stock options permit optionees to buy Exelis stock in the future at a price equal to the stock’s value on the date the option is granted, which is the option exercise price.

Following the Spin-Off, non-qualified stock options awarded to Messrs. Melcher, Milligan, Bernhardt, Young and Wilson vest in one-third cumulative annual installments on the anniversary dates of the award.

In 2011, the fair value of stock options granted under the employee stock option program was calculated using a binomial lattice valuation model. This is a preferred model since the model can incorporate multiple and variable assumptions over time, including assumptions such as employee exercise patterns, stock price volatility and changes in dividends.

Key elements of the Exelis non-qualified stock options component are the same as the key elements of the historical ITT non-qualified stock option component discussed on pages 72 of this Proxy Statement.

Total Shareholder Return (TSR) Awards Component

The TSR performance plan design for 2012-2014 compares the Company’s TSR performance to components weighted as follows: (1) 50% of the weighting is based on a concentrated peer group composed of General Dynamics Corporation, L-3 Communications Holdings, Inc., Lockheed Martin Corporation, Huntington Ingalls Industries, Inc., Northrop Grumman Corporation, Raytheon Company, SAIC, Inc. and Exelis and (2) 50% of the weighting is based on the S&P 1500 Aerospace/Defense Index group. The Exelis Compensation Committee’s rationale for this bifurcated weighting was based on considerations of the small Exelis custom peer group of companies with concentrations in non-commercial aerospace/defense revenues and a broader aerospace/defense industry group with commercial revenues. It was the consensus of the Exelis Compensation Committee that use of the concentrated peer group alone presented volatility risks due to its small size and the larger S&P 1500 Aerospace/Defense Index alone presented too much concentration with respect to commercial businesses. The Exelis Compensation Committee determined that equal weighting of the two groups provides a more balanced comparison.

The combination of these two groups, described in the two tables that follow, is referred to as the Exelis TSR Performance Index. The first table describes the payout formula and payout of the target value based on the Exelis rank in a concentrated peer group. The second table describes the payout formula and payout of the target value based on the Exelis percentile rank with respect to the S&P 1500 Aerospace/Defense Index.

Payout Formula	Exelis Rank	Payout of Target Value
Concentrated Peer Group Ranking	8th or 7th	0%
	6th	50%
	5th or 4th	100%
	3rd	150%
	2nd or 1st	200%
S&P 1500 Aerospace/Defense Index	Below the 25th percentile	0%
	25th percentile or above	50%
	50th percentile or above	100%
	75th percentile or above	200%

Payouts are interpolated for intermediate percentiles.

The main features of TSR awards determined by the Exelis Compensation Committee are similar to the historical ITT TSR award features discussed on page 70.

Amount of target TSR awards.    The Exelis Compensation Committee considers individual performance and competitive market data in determining target TSR awards.

Performance Goals and Payments for the TSR.    As measured through the Spin-Off date, individual payouts with respect to the 2009 - 2011, 2010 - 2012, and 2011 - 2013 TSR performance periods through the Spin-Off were zero. With respect to the 2009 - 2011 TSR awards NEOs received a cash payment at target for the last two months of the performance period. NEOs received RSUs at target for the remaining periods of the 2010 – 2012 and 2011 – 2013 awards as discussed on pages 93-95.

In January 2012, the Exelis Compensation Committee, based upon data provided by the Compensation Consultant, approved a reallocation of the components of the 2012 long-term incentive award program allocated as follows:

30% in TSR awards at a target payment amount, 40% in non-qualified stock options and 30% in restricted stock units. A slightly increased weighting was given to non-qualified stock options compared to the historical weighting to provide an incentive to participants following the Spin-Off and to emphasize the link to shareholder value.

2012 Long-Term Incentive Awards

The following table describes the 2012 long-term incentive awards for the NEOs, as determined by the Exelis Compensation Committee on March 6, 2012.

Named Executive Officer	TSR (Target Cash Award) ($)	Non-Qualified Stock Option Award (# of Options)	Restricted Stock Unit Awards (# of Units)
David F. Melcher	1,140,000	775,510	101,877
Peter J. Milligan	282,000	191,837	25,201
Christopher C. Bernhardt	189,000	128,571	16,890
Christopher D. Young	171,000	116,327	15,282
Michael R. Wilson	180,000	122,449	16,086

Salaried Investment and Savings Plans

Historically.    In 2011, most of Exelis’ salaried employees who worked in the United States participated in the ITT Salaried Investment and Savings Plan, a tax-qualified savings plan, which allows employees to contribute to the plan on a before-tax basis and/or after-tax basis. For calendar year 2011, with respect to the ITT Salaried Investment and Savings Plan, ITT made a floor contribution of 1/2 of 1% of base salary to the plan for all eligible employees and matched employee contributions up to 6% of base salary at the rate of 50%. Federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($245,000 in 2011) to the tax-qualified plan. Accordingly, ITT established and maintained a non-qualified, unfunded ITT Excess Savings Plan.

Following the Distribution.    Following the Distribution and through December 31, 2011, Exelis made a floor contribution of 1/2 of 1% of base salary to the Salaried Investment and Savings Plan for all eligible employees and matched employee contributions up to 6% of base salary at the rate of 50%. Participants could elect to have their contributions and those of Exelis invested in a broad range of investment funds, including Exelis stock, following the Distribution.

Effective January 1, 2012 (the “effective date”), the Exelis Compensation Committee adopted and implemented modifications to the Exelis Salaried Investment and Savings Plan and the Exelis Salaried Retirement Plan (described below). All current, eligible U.S. Exelis employees, including the NEOs, had a one-time opportunity to choose participation in the ISP or the Exelis Salaried Retirement Plan (the “SRP”). For those participants who chose the ISP alternative, benefits under the SRP were frozen on January 1, 2012.

In 2011, the current ISP floor contribution was 0.5% of base pay. Under Exelis’ enhanced ISP, effective January 1, 2012, the new base contribution will be based on age:

•	2% of eligible pay if an employee is less than 35 years of age;

•	3% of eligible pay if an employee is at least 35 years of age but less than 45 years of age; and

•	4% of eligible pay if an employee is 45 years of age or older.

For those employees who elect the ISP alternative, Exelis will continue to credit the employee’s ISP account each pay period throughout the year with a base contribution—regardless of whether an employee saves through the ISP. In addition, an employee receives a dollar-for-dollar match (100%) on the first 1% of eligible pay saved and a 50% match on the next 5% of eligible pay saved. In 2011, the match was 50% of the first 6% of eligible pay saved. An employee will be vested immediately in all contributions under the enhanced ISP. As of the effective date, contributions to the ISP will increase automatically to 6% of eligible pay if an employee is saving less than 6% as of the effective date or not saving at all. By contributing 6% of eligible pay, an employee will receive the maximum employer matching contribution: 100% on the first 1% saved plus 50% on the next 5% saved. Employees who choose the SRP will not receive any employer matching or base contributions. Employees may continue to save their own money in the ISP.

Under the Exelis SRP, employees will continue to earn a pension plan benefit, but only under the Traditional Pension Plan formula; the Pension Equity Plan (“PEP”) formula will be discontinued as of the effective date. However, any benefit amount employees have accrued under the PEP will continue to accrue interest at a higher rate than is currently credited under the PEP formula. The PEP interest rate will be the greater of the 10-year Treasury Bond as of December 31 of the prior year or 3.25%. When an employee leaves Exelis, at any age, the employee receives the PEP.

Federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($245,000 in 2011) to the tax-qualified plan. Accordingly, Exelis established and maintains a non-qualified, unfunded Exelis Excess Savings Plan that is discussed in more detail in the narrative to the “Nonqualified Deferred Compensation for 2011” table on page  111 of this Proxy Statement.

Pension Plans

Salaried Retirement Plans

Historically.    Most of ITT’s salaried employees who work in the United States participate in the ITT Salaried Retirement Plan. Under the plan, participants have the option, on an annual basis, to elect to be covered by either a Traditional Pension Plan or a Pension Equity Plan formula for future pension accruals. The ITT Salaried Retirement Plan is a tax-qualified plan, which provides a base of financial security for employees after they cease working.

Following the Distribution.    The ITT Salaried Retirement Plan, together with all of its associated assets and liabilities, was transferred to Exelis at the Distribution and Exelis will maintain the Salaried Retirement Plan, renamed the Exelis Salaried Retirement Plan as a Traditional Pension Plan for future accruals. Following the Distribution, Exelis employees had a one-time option of continuing to participate in the SRP. Benefits under the SRP were frozen as of the date of the Distribution for ITT and Xylem employees not solely dedicated to Exelis. Under the Exelis SRP, employees will continue to earn a pension plan benefit, but only under the Traditional Pension Plan formula; the PEP formula was discontinued as of the effective date. However, any benefit amounts employees have accrued under the PEP will continue to accrue interest at a higher rate than is currently credited under the PEP formula. The PEP interest rate will be the greater of the 10-year Treasury Bond as of December 31 of the prior year or 3.25%. When an employee leaves Exelis, at any age, the employee receives the PEP.

Excess Pension Plans

Historically.    Because federal law limits the amount of benefits that can be paid and the amount of compensation that can be recognized under tax-qualified retirement plans, ITT established and maintained non-qualified, unfunded excess pension plans solely to pay retirement benefits that could not be paid from the ITT Salaried Retirement Plan. Benefits under the excess pension plans were generally to be paid directly by ITT. Participating executives with excess plan benefits had the opportunity to make a one-time election prior to December 31, 2008 to receive their excess benefit earned under the Traditional Pension Plan formula in a single discounted sum payment or as an annuity. An election of a single-sum payment was only effective if the executive met the requirements for early or normal retirement benefits under the plan; otherwise, the excess benefit earned under the Traditional Pension Plan formula would be paid as an annuity. Since the excess pension plans were unfunded obligations of ITT, in the event of a change of control, any excess plan benefits would be immediately payable, subject to any applicable restrictions under Section 409A with respect to form and timing of payments, and would be paid in a single discounted sum. The single-sum payment provision provided executives the earliest possible access to the funds in the event of a change of control, and avoided leaving unfunded pension payments in the hands of the acquirer.

Following the Distribution.    The Excess Pension Plan, together with all associated assets and liabilities, was transferred to Exelis and renamed the Exelis Excess Pension Plan. Exelis will maintain the Excess Pension Plan going forward. Following the Spin-Off, Exelis employees who elect to participate in the SRP may continue to accrue benefits under the Exelis Excess Pension Plan. Benefits under the Exelis Excess Pension Plan were frozen as of the date of the Spin-Off for all ITT and Xylem employees not solely dedicated to Exelis, and, as of the effective date, for Exelis employees who did not elect to continue participation in the SRP.

Deferred Compensation Plans

Historically.    ITT named executive officers were eligible to participate in the ITT Deferred Compensation Plan. This plan provided executives an opportunity to defer receipt of between 2% and 90% of any AIP payments earned. The amount of deferred compensation ultimately received reflected the performance of benchmark investment funds made available under the Deferred Compensation Plan as selected by the executive. Participants in the Deferred Compensation Plan were able to select a fund that tracked the performance of ITT common stock.

Following the Distribution.    Exelis adopted the Exelis Deferred Compensation Plan, which is described in more detail in “Compensation Tables — Nonqualified Deferred Compensation for

2011.” Under the Exelis Deferred Compensation Plan, an executive has an opportunity to defer receipt of between 2% and 90% of any AIP payments he or she earns. The amount of deferred compensation ultimately received reflects the performance of benchmark investment funds made available under the Exelis Deferred Compensation Plan as selected by the executive. Participants in the Exelis Deferred Compensation Plan may elect a fund that tracks the performance of Exelis common stock.

Severance Plan Arrangements

Historically.    ITT maintained two severance plans for its senior executives — the Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan. ITT’s Senior Executive Severance Pay Plan and Special Senior Executive Severance Pay Plan were originally established in 1989 and 1997, respectively and were regularly reviewed by the ITT Compensation Committee. The severance plans applied to ITT’s key employees as defined by Section 409A. ITT’s severance plan arrangements were not considered in determining other elements of compensation.

Senior Executive Severance Pay Plan.    The purpose of this plan was to provide a period of transition for senior executives. Senior executives who are U.S. citizens or who are employed in the United States were covered by this plan. The plan generally provided for severance payments if ITT terminated a senior executive’s employment without cause.

The exceptions to severance payments were:

•	the executive terminates his or her own employment;

•	the executive’s employment is terminated for cause;

•	termination occurs after the executive’s normal retirement date under the ITT Salaried Retirement Plan; or

•	termination occurs in certain divestiture instances if the executive accepts employment or refuses comparable employment.

No severance was provided for termination for cause because ITT believed employees terminated for cause should not receive additional compensation. No severance was provided in the case of termination after a normal retirement date because the executive would be eligible for retirement payments under the ITT Salaried Retirement Plan. No severance would be provided where an executive accepted or refused comparable employment because the executive had the opportunity to receive employment income from another party under comparable circumstances.

Mr. Melcher participated in the Senior Executive Severance Pay Plan. Messrs. Milligan, Bernhardt, Young and Wilson were covered by the ITT Severance Policy, which provides for severance based on grade level and years of service.

Special Senior Executive Severance Pay Plan.    The purpose of this plan was to provide compensation in the case of termination of employment in connection with an acceleration event (defined in “Compensation Tables — Potential Payments Upon Termination or Change in Control”) including a change of control. The provisions of this plan were specifically designed to address the inability of senior executives to influence ITT’s future performance after certain change of control events. The plan was structured to encourage executives to act in the best interests of shareholders by providing for certain compensation and retention benefits and payments, including change of control provisions, in the case of an acceleration event.

The purposes of these provisions were to:

•	provide for continuing cohesive operations as executives evaluated a transaction, which, without change of control protection, could be personally adverse to the executive;

•	keep executives focused on preserving value for shareholders;

•	retain key talent in the face of potential transactions; and

•	attract talented employees in the competitive marketplace.

As discussed above, this plan provided severance benefits for covered executives, including any named executive officer whose employment was terminated by ITT other than for cause, or where the covered executive terminated his or her employment for good reason within two years after the occurrence of an acceleration event as described below (including a termination due to death or disability) or if during the two-year period following an acceleration event, the covered executive had grounds to resign with good reason or the covered executive’s employment was terminated in contemplation of an acceleration event that ultimately occurred.

The plan was designed to put the executive in the same position, from a compensation and benefits standpoint, as he or she would have been in without the acceleration event. With respect to incentive plan awards, since the executive would no longer have the ability to influence the corporate objectives upon which the awards were based, the plan provided that any AIP awards be paid out at target (100%). In the event of a change of control, a pro-rata portion of outstanding TSR awards would be paid through the date of the change of control based on actual performance and the balance of the awards would be paid at target (100%).

Messrs. Melcher, Milligan, Bernhardt, Young and Wilson participated in the Special Senior Executive Severance Pay Plan. Mr. Melcher participated at the higher level of benefits and Messrs. Milligan, Bernhardt, Young and Wilson participated at the lower level of benefits.

Following the Distribution.    The Exelis Compensation Committee adopted and implemented severance plans similar to the Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan and each of the NEOs will participate in these plans. The specific arrangements and terms of such severance plans were similar to the severance plans described for ITT. These plans are described in more detail in “Compensation Tables — Potential Payments Upon Termination or Change in Control.” The severance plans apply to key Exelis employees as defined by Section 409A. The Exelis severance plan arrangements are not considered in determining other elements of compensation. Following the Distribution, Messrs. Milligan, Bernhardt, Young and Wilson, are covered under the Senior Executive Severance Pay Plan. Mr. Melcher is covered under the Melcher Employment Letter. Messrs. Melcher and Milligan are covered at the higher level of benefits under the Special Senior Executive Severance Pay Plan and Messrs. Bernhardt, Young and Wilson are covered at the lower level of benefits under the Special Senior Executive Severance Pay Plan.

Change of Control Arrangements

Historically.    Many of ITT’s short-term and long-term incentive plans, severance arrangements and nonqualified deferred compensation plans provided additional or accelerated benefits upon a change of control. Generally, these change of control provisions were intended to put the executive in the same position he or she would have been in had the change of control not occurred. Executives could focus on preserving value for shareholders when evaluating situations that, without change of control provisions, could be personally adverse to the executive.

Following the Distribution.    As described more fully in “Compensation Tables – Potential Payments Upon Termination or Change in Control” The Exelis Compensation Committee has provided for similar treatment of short term and long-term incentive plans, severance arrangements and nonqualified deferred compensation plans upon a change of control. The specific terms of these plans and arrangements are similar to the terms of the ITT plans and arrangements. See pages 71 to 73 and 78 to 79 for a discussion of the impact of change of control arrangements with respect to equity awards. Changes to change of control arrangements adopted prior to the Spin-Off are referenced in the executive summary on page 50.

On November 2, 2011, Exelis established a grantor trust (“Rabbi Trust”) for the purpose of assisting Exelis with the payment of certain nonqualified deferred compensation obligations in the event of a change in control of Exelis. Exelis made a nominal contribution to establish the Rabbi Trust and, under the terms of the trust agreement, Exelis is obligated to contribute an amount equal to 110 % of the Exelis’ obligations under eight nonqualified deferred compensation plans, including the excess pension, excess savings, deferred compensation and special senior executive severance pay plans described above, at the time of an “Acceleration Event,” as defined in such plans and the Rabbi Trust.

Employee Benefits and Perquisites

Historically.    Executives were eligible to participate in ITT’s broad-based employee benefits program. The program included a pension program, an investment and savings plan which includes before-tax and after-tax savings features, group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance and other benefit plans. These other benefit plans included short- and long-term disability insurance, long-term care insurance and a flexible spending account plan.

Following the Distribution.    Exelis executives are eligible to participate in Exelis’ broad-based employee benefits programs which are similar to historical benefit programs.

Certain Perquisites for the NEOs.

Historically.    ITT provided only those perquisites that it considered to be reasonable and consistent with competitive practice. Beginning with tax year 2011, the ITT Compensation Committee eliminated any tax gross-up provisions for executives associated with financial counseling and tax preparation for senior executives. No offsetting salary increase was provided. Perquisites available for executives included a car allowance up to $1,300 per month and financial and estate planning, as well as an annual physical examination.

Following the Distribution.    Exelis will provide only those perquisites that it considers to be reasonable and consistent with competitive practice. Beginning with tax year 2011, the Exelis Compensation Committee, consistent with the determination by the ITT Compensation Committee, eliminated any tax gross-up provisions for the NEOs associated with financial counseling and tax preparation for senior executives. No offsetting salary increase was provided. Perquisites (which are described more fully in “Compensation Tables — Summary Compensation Table — All Other Compensation Table” and the related narrative) available for NEOs include a car allowance of up to $1,300 per month and financial and estate planning, as well as an annual physical examination. The Exelis Compensation Committee will continue to review benefits and perquisites to assure the benefits and perquisites are reasonable and consistent with competitive practice.

Recoupment Policy

Historically.    ITT, upon the recommendation of its ITT Compensation Committee, adopted a policy that provides for recoupment of performance-based compensation if the Board of Directors of ITT determines that a senior executive has engaged in fraud or willful misconduct that caused or otherwise contributed to the need for a material restatement of ITT’s financial results. In such a situation, the Board of Directors of ITT will review all compensation awarded to or earned by that senior executive on the basis of ITT’s financial performance during fiscal periods materially affected by the restatement. This would include annual cash incentive and bonus awards and all forms of equity-based compensation. If, in the Board of Directors of ITT’s view, the compensation related to ITT’s financial performance would have been lower if it had been based on the restated results, the Board of Directors of ITT will, to the extent permitted by applicable law, seek recoupment from that senior executive of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances. The named executive officers of ITT are covered by this policy.

Following the Distribution.    The Exelis Compensation Committee considered and adopted a similar policy to provide for recoupment of performance-based compensation if the Exelis Board of

Directors determines that a senior executive has engaged in fraud or willful misconduct. The NEOs of Exelis are covered by this policy.

Consideration of Material Non-Public Information

Historically.    ITT had a policy with respect to window periods in advance of, and immediately following, earnings releases and Board and Committee meetings, and the appropriate treatment of material non-public information. ITT typically closed the window for insiders to trade in stock in advance of, and for a period of time immediately following, earnings releases and Board and Committee meetings, because ITT and insiders may be in possession of material non-public information. The first quarter ITT Committee meeting at which compensation decisions and awards were typically made for employees usually occurred during or in close proximity to a Board meeting period, so stock option awards may occur at a time when ITT is in possession of material non-public information. The ITT Compensation Committee used competitive data, individual performance and retention considerations when it granted non-qualified stock options, restricted stock or restricted stock units and TSR awards under the long-term incentive program. It did not consider the possible possession of material non-public information when it determined the number of non-qualified stock options granted, price of options granted or timing of non-qualified stock options granted.

ITT non-qualified stock option awards and restricted stock unit awards granted to NEOs, senior and other executives, and restricted stock unit awards with respect to Directors, were awarded and priced on the same date as the approval date. ITT also awarded non-qualified stock options in the case of the promotion of an existing employee or hiring of a new employee. Again, these non-qualified stock option grants might have been made at a time ITT was in possession of material non-public information related to the promotion or the hiring of a new employee or other matters. ITT did not time its release of material non-public information for the purpose of affecting the value of executive compensation, and executive compensation decisions were not timed to the release of material non-public information.

Following the Distribution.    Exelis follows a policy similar to the policy followed by ITT. Exelis non-qualified stock option awards and restricted stock unit awards granted to NEOs, senior and other executives, and restricted stock unit awards with respect to Directors, are awarded and priced on the same date as the approval date. Exelis may also award restricted stock units or non-qualified stock options in the case of the promotion of an existing employee or hiring of a new employee. Again, these non-qualified stock option grants may be made at a time Exelis is in possession of material non-public information related to the promotion or the hiring of a new employee or other matters. Exelis does not time its release of material non-public information for the purpose of affecting the value of executive compensation, and executive compensation decisions are not timed to the release of material non-public information.

Consideration of Tax and Accounting Impacts

Historically.    Section 162(m) of the Internal Revenue Code (“Section 162(m)”) places a limit of $1,000,000 on the amount of compensation that ITT could deduct in any one year with respect to its Chief Executive Officer and the three other highest-paid named executive officers, other than the Chief Financial Officer. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. Compensation attributable to awards under ITT’s AIP and long-term incentive program were generally structured to qualify as performance-based compensation under Section 162(m).

However, the ITT Compensation Committee realized that evaluation of the overall performance of the senior executives cannot be reduced in all cases to a fixed formula. There may be situations in which the prudent use of discretion in determining pay levels would be in the best interests of ITT and its shareholders and, therefore, desirable. In those situations where discretion is used, awards could be structured in ways that would not permit them to qualify as performance-based compensation under Section 162(m).

ITT also agreed to provide a tax reimbursement should a named executive officer’s post-termination compensation be determined to constitute an excess parachute payment. Prior to the Spin-Off, excise tax gross-ups were replaced by best-net provisions in ITT’s plans. Under the “best net” provisions, if payments triggered by a change-of-control would be subject to an excise tax, then the payments either (1) would be reduced by the amount needed to avoid triggering the tax, or (2) would not be reduced, depending on which alternative left the executive in the best after-tax position.

ITT plans were intended to comply with Section 409A, to the extent applicable, and ITT made amendments to the plans during 2008 in this regard. While ITT complied with other applicable sections of the Internal Revenue Code with respect to compensation, ITT and the ITT Compensation Committee did not consider other tax implications in designing ITT’s compensation programs.

Following the Distribution.    The Exelis Compensation Committee established a similar practice with respect to compliance with Sections 162(m) and 409A of the Internal Revenue Code. There may be situations in which the prudent use of discretion in determining pay levels is in the best interests of Exelis and its shareholders and, therefore, desirable. In those situations where discretion is used, awards may be structured in ways that will not permit them to qualify as performance-based compensation under Section 162(m).

Exelis continued the best-net provisions with respect to any excise tax triggered by a change-of-control. While Exelis complies with other applicable sections of the Internal Revenue Code with respect to compensation, Exelis and the Exelis Compensation Committee do not consider other tax implications in designing the Exelis compensation programs.

Business Risk and Compensation

Historically.    In 2011, as in past years, the ITT Compensation Committee evaluated risk factors associated with ITT’s businesses in determining compensation structure and pay practices. The structure of the ITT Board of Directors Committees facilitated this evaluation and determination. During 2011, the Chair of the ITT Compensation Committee was a member of the Audit Committee and the Audit Committee Chair was a member of the ITT Compensation Committee. This membership overlap provided insight into ITT’s business risks and afforded the ITT Compensation Committee access to the information necessary to consider the impact of business risks on compensation structure and pay practices. Further, overall enterprise risk was considered and discussed at Board meetings, providing additional important information to the ITT Compensation Committee.

Following the Distribution.    Compensation across the enterprise is structured so that unnecessary or excessive risk-taking behavior is discouraged. Total compensation for senior officers is heavily weighted toward long-term compensation consistent with the Exelis compensation philosophy, which is focused on long-term value creation. This focus on long-term compensation discourages behaviors that encourage short-term risks. The Chief Executive Officer and President and the Senior Vice President and Chief Financial Officer attend those portions of the Exelis Compensation Committee meetings at which plan features and design configurations of annual and long-term incentive plans are considered and approved. Further, the Non-Executive Chairman of the Board is a member of the Audit and Compensation Committees. Overall enterprise risk is reviewed and considered at the Committee and Board meetings, providing additional important information to the Exelis Compensation Committee.

The following table summarizes representative Exelis compensation components or policies and relevant risk mitigation factors:

Risk Assessment Across the Enterprise

Exelis Compensation Component or Policy	Risk Mitigation Factor

Salary	Based on market rates.

Provides stability and minimizes risk-taking incentives.

Annual Incentive Plan	• AIP design emphasizes overall performance and collaboration across the enterprise as well as at the applicable Division level.

• AIP components focus on metrics that encourage operating performance and earnings per share appreciation.

• AIP design is tailored to meet unique business considerations for the Corporate and Division levels.

• Individual AIP components and total AIP awards are capped.

Long-Term Incentive Awards Restricted Stock Units	• Restricted stock units generally vest after three years.

Exelis Compensation Component or Policy	Risk Mitigation Factor

Stock Options	Stock options vest in one-third cumulative annual installments after the first, second and third anniversary of the grant date. Options awarded by ITT in 2010 and 2011 and options awarded prior to 2005 expire ten years after the grant date. Options awarded by ITT between 2005 and 2009 expire seven years after the grant date.

Total Shareholder Return Awards	TSR awards are based on three-year relative share price performance and encourage behaviors focused on long-term goals, while discouraging behaviors focused on short-term risks.

Perquisites	Limited perquisites are based on competitive market data. The Exelis Compensation Committee has determined that tax reimbursements related to financial counseling and tax preparation for senior executives associated with the 2011 tax year will be eliminated. No salary increase was provided to offset the elimination of tax reimbursements.

Severance and Pension benefits	Severance and pension benefits are in line with competitive market data.

Recoupment Policy	Provides mechanism for senior executive compensation recapture in certain situations involving fraud or willful misconduct.

Officer Share Ownership Guidelines	Exelis officers are required to own Exelis shares or share equivalents up to 5x base salary, depending on the level of the officer (discussed in “Stock Ownership Guidelines” on page 7). Share ownership guidelines align executive and shareholder interests. Exelis policy prohibits speculative trading in and out of Exelis securities, including prohibitions on short sales and leverage transactions, such as puts, calls, and listed and unlisted options.

Compensation Tables

Summary Compensation Table

The following table summarizes the compensation of our NEOs in 2011. The information reflects compensation paid to our NEOs by ITT prior to the Spin-Off and by us after the Spin-Off.

Name and Principal	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)
David F. Melcher Chief Executive Officer and President (formerly Senior Vice President and President, Defense and Information Solutions of ITT)	2011 2010 2009	637,308 509,808 425,000	13,889 — —	3,907,410 761,335 468,921	3,427,440 372,279 224,733	727,600 654,700 386,750	205,603 93,107 66,150	58,085 56,959 58,217	8,977,335 2,448,188 1,629,771
Peter J. Milligan Senior Vice President, Chief Financial Officer (formerly Vice President, Chief Financial Officer, Defense and Information Solutions of ITT)	2011 2010	363,354 266,555	2,072 10,500	870,221 84,611	798,578 40,056	419,400 208,400	35,452 21,271	87,849 137,855	2,576,926 769,248
Christopher C. Bernhardt Executive Vice President, President of Electronic Systems (formerly President, Electronic Systems of ITT)	2011 2010	415,390 383,946	257,250 250,000	802,977 334,817	762,452 158,469	448,000 309,800	363,693 170,583	32,855 30,566	3,082,617 1,638,181
Christopher D. Young Executive Vice President, President and General Manager of Geospatial Systems (formerly President, Geospatial Systems of ITT)	2011 2010	366,619 308,027	5,556 11,700	757,973 281,949	618,949 133,495	506,900 234,200	617,512 176,290	27,326 24,693	2,900,835 1,170,354
Michael R. Wilson Executive Vice President, President of Information Systems (formerly President, Information Systems of ITT)	2011 2010	385,658 322,115	5,556 11,700	780,475 321,900	646,546 150,121	511,700 235,500	460,916 177,248	27,988 24,863	2,818,889 1,243,447

(1)	In 2011, Mr. Melcher’s earnings attributable to salary were $494,231 pre-Spin-Off and $143,077 post-spin. Mr. Milligan’s earnings attributable to salary were $291,046 pre-Spin-Off and $72,308 post-Spin-Off. Mr. Bernhardt’s earnings attributable to salary were $350,774 pre-Spin-Off and $64,616 post-Spin-Off. Mr. Young’s earnings attributable to salary were $308,142 pre-Spin-Off and $58,477 post-Spin-Off. Mr. Wilson’s earnings attributable to salary were $324,104 pre-Spin-Off and $61,554 post-Spin-Off.

(2)	The NEOs received a cash payment for the remaining two months of the 2009-2011 TSR performance period at target. These amounts are included in the “Bonus” column and were as follows: Mr. Melcher $13,889; Mr. Milligan $2,072; Mr. Bernhardt $7,250 and each of Messrs. Young and Wilson $5,556. Mr. Bernhardt also received a guaranteed bonus of $250,000 for performance year 2011, pursuant to the Bernhardt Arrangements discussed in more detail in “Compensation Tables — Special Compensation Arrangements.”

(3)	Amounts in the Stock Awards column include the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for target TSR award units and restricted stock units. The TSR is considered a liability plan under the provisions of FASB ASC Topic 718. A discussion of restricted stock units, restricted stock, TSR and assumptions used in calculating these values may be found in Note 15 to the financial statements in the Exelis Annual Report on Form 10-K. The target TSR values for the 2011-2013 performance period for Messrs. Melcher, Milligan, Bernhardt, Young and Wilson were $533,300, $83,300, $166,700, $166,700 and $166,700, respectively. For more discussion of the treatment of the TSR awards post- Spin-Off, see the discussion with respect to TSR awards following the “Grants of Plan-Based Awards in 2011” table.

Pre-Spin-Off restricted stock unit aggregate grant date fair values were $524,110, $81,916, $163,774, $163,774, and $163,774, respectively, for Messrs. Melcher, Milligan, Bernhardt, Young and Wilson. Post-Spin-Off restricted stock unit aggregate grant date fair values were $3,375,162, $780,724, $654,460, $599,732 and $628,727, respectively.

(4)	The aggregate grant date fair values of the 2011 pre-Spin-Off option grants were $530,325, $82,855, $165,638, $165,638 and $165,638, respectively, for Messrs. Melcher, Milligan, Bernhardt, Young and Wilson, based on a binomial lattice value of $15.85 for Mr. Melcher and $14.31 for Messrs. Milligan, Bernhardt, Young and Wilson.

The aggregate grant date fair values of the 2011 post-Spin-Off option grants were $2,850,000, $705,001, $472,500, $427,500 and $450,000, respectively, for Messrs. Melcher, Milligan, Bernhardt, Young and Wilson, based on a Black-Scholes value of $1.92.

A discussion of assumptions relating to option awards may be found in Note 15 to the financial statements in the Exelis Annual Report on Form 10-K.

Amounts in the “Option Awards” column reflect $47,115; $10,722; $124,313; $25,811 and $30,908 in incremental compensation related to the Spin-Off for Messrs. Melcher, Milligan, Bernhardt, Young and Wilson, respectively.

(5)	Amounts in the “Non-Equity Incentive Plan Compensation” column represent AIP awards for performance year 2011, which to the extent not deferred by an executive, were paid out in March 2012. Additionally, TSI awards for Messrs. Milligan, Bernhardt, Young and Wilson were $155,000, $210,000, $200,000 and $200,000, respectively. Mr. Melcher did not receive a TSI award. As described above in “Compensation Discussion and Analysis — 2011 AIP Awards Paid in 2012,” Messrs. Milligan, Bernhardt, Young and Wilson were each awarded TSI Awards for their efforts with respect to the successful Spin-Off from ITT.

(6)	No NEO received preferential or above-market earnings on deferred compensation. The change in the present value in accrued pension benefits was determined by measuring the present value of the accrued benefit at the respective dates using a discount rate of 4.75% at December 31, 2011 (corresponding to the discount rates used for the ITT Salaried Retirement Plan, which is a component of ITT’s consolidated pension plans, as described in Note 15 to the financial statements in the Exelis Annual Report on Form 10-K and based on the assumption that retirement occurs at the earliest date the individual could retire with an unreduced retirement benefit).

(7)	Amounts in this column for 2011 represent items specified in the All Other Compensation Table below.

All Other Compensation Table

Name	Financial Counseling (a)($)	Auto Allowances (b)($)	Relocation Allowances (c)($)	Total Perquisites ($)	Excess Savings Plan Contributions (d)($)	Tax Reimburse- ments (e)($)	401(k) Matching Contributions (f)($)	Other (g)($)	Total All Other Compensation ($)
David F. Melcher	13,394	15,600	—	28,994	13,731	3,704	8,575	3,081	58,085
Peter J. Milligan	—	13,569	41,493	55,062	4,142	19,706	8,575	364	87,849
Christopher C. Bernhardt	3,156	13,569	—	16,725	5,964	—	8,275	1,891	32,855
Christopher D. Young	—	13,569	—	13,569	4,256	—	8,575	926	27,326
Michael R. Wilson	—	12,754	—	12,754	4,923	—	8,575	1,736	27,988

(a)	Amounts represent financial counseling and tax service fees paid in 2011 for financial counseling and tax service provided in 2011 related to the 2010 tax year.

(b)	Auto allowances are provided to a range of executives, including the NEOs.

(c)	Mr. Milligan received relocation assistance after the completion of the Spin-Off related to his move to Exelis headquarters in McLean, Virginia.

(d)	Contributions to the Exelis Excess Savings Plan are unfunded and earnings accrue at the same rate as the Stable Value Fund available to participants in the ISP. ITT provided unfunded contributions in the amounts of $8,723, $1,612, $3,702, $2,210 and $2,769 to the ITT Excess Savings Plan for Messrs. Melcher, Milligan, Bernhardt, Young and Wilson, respectively, prior to the Spin-Off. Likewise, Exelis provided unfunded contributions in the amounts of $5,008, $2,530, $2,262, $2,046 and $2,154, respectively, to the Exelis Excess Savings Plan for each of the aforementioned executives.

(e)	For Mr. Melcher, amounts in the column represent tax reimbursements intended to offset the inclusion of taxable income recognized in 2011 related to financial counseling and tax preparation services for the 2010 tax year. For Mr. Milligan, amounts in this column relate to tax reimbursements with respect to his relocation.

(f)	Amounts represent the aggregate of the floor and matching contributions to the participant’s ISP account for the entire year. ITT contributed the full amounts, prior to the Spin-Off, for Messrs. Melcher, Milligan, Bernhardt, Young and Wilson.

(g)	Amounts include taxable group term-life insurance premiums attributable to each NEO. In addition, Messrs. Melcher and Young received a $50 WebMD incentive pre-Spin-Off. Pre-Spin-Off group term-life insurance premiums attributable to Messrs. Melcher, Milligan, Bernhardt, Young and Wilson were $2,332, $286, $1,596, $735 and $1,457, respectively. Post-Spin-Off amounts were $699, $78, $295, $141 and $279, respectively.

Grants of Plan-Based Awards in 2011

The following table summarizes awards made to our NEOs during the year ended December 31, 2011, including equity and non-equity awards originally granted by ITT prior to the Spin-Off. Awards originally granted by ITT prior to the Spin-Off were converted to Exelis awards with the same vesting dates. Values for restricted stock, restricted stock units and exercise prices for non-qualified stock options were adjusted to preserve the original economic value for equity awards from ITT in connection with the Spin-Off. The manner of conversion for each award reflected a mechanism intended to preserve the intrinsic value of each award, and was generally on terms which were, in all material respects, identical to the terms of the awards it replaced. The fair value of the converted Exelis stock awards immediately following the Spin-off was higher than the fair value of such awards immediately prior to the Spin-off. As a result, we incurred incremental compensation expense of approximately $2.3 million, which was recognized immediately.

Each NEO received a special, one-time Founders’ Grant (indicated by †) associated with the founding of Exelis as a new public company. Founders Grants were provided as a one-time award and are not to be considered part of the regular incentive value granted to each NEO.

A discussion of the conversion process for equity awards follows this table. As discussed at the end of the table under “Treatment of Outstanding TSR awards following the Spin-Off,” the ITT Total Shareholder Return program performance was calculated at the time of the Spin-Off for the completed portion of each of the 2009, 2010 and 2011 TSR award performance period. Following the Spin-Off, the target value of the uncompleted portion of each of the 2010 and 2011 TSR awards was converted into Exelis restricted stock units, as discussed below. Grants made to NEOs following the Spin-Off were made under the Exelis 2011 Omnibus Incentive Plan. The table includes the grant date for equity-based awards, the estimated future payouts under non-equity incentive plan awards (which consist of potential payouts under the 2011 AIP and the TSI awards), and the number of shares underlying all other stock awards, consisting of restricted stock units and non-qualified stock option awards. The table also provides the exercise price of the non-qualified stock option awards, reflecting the closing price of ITT or Exelis stock on the grant date and the grant date fair value of each equity award computed under FASB ASC Topic 718. The table does not show any stock or option awards granted by ITT prior to 2011 which were not converted to Exelis awards. Please see the “Outstanding Equity Awards at 2011 Fiscal Year-End” table and accompanying narrative thereto for more information regarding these awards. In the table below, an “*” represents awards granted prior to the Spin-Off, an “†” represents Founders’ Grants, and “**” represents replacement awards with respect to outstanding TSR awards as discussed in “Treatment of Outstanding TSR awards following the Spin-Off” at the end of this table.

Name	Grant Date		Date of Action		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise Or Base Price of Option Awards ($/Sh) (5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
					Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David F. Melcher					212,500	425,000	850,000
					77,500	155,000	310,000
					—	—	—
	01-Jan-11	*	03-Mar-11	*				266,650	533,300	1,066,600					533,300
	03-Mar-11	*	03-Mar-11	*							40,218				524,110
	03-Mar-11	*	03-Mar-11	*									147,698	13.07	530,325
	07-Nov-11	†	02-Nov-11								260,274				2,850,000
	07-Nov-11	†	02-Nov-11										1,484,375	10.95	2,850,000
	07-Nov-11		02-Nov-11								12,785	**			139,996
	07-Nov-11		02-Nov-11								35,175	**			385,166
Peter J. Milligan					75,000	150,000	300,000
					31,350	62,700	125,400
						155,000
	01-Jan-11	*	03-Mar-11	*				41,650	83,300	166,600					83,300
	03-Mar-11	*	03-Mar-11	*							6,286				81,916
	03-Mar-11	*	03-Mar-11	*									25,558	13.07	82,855
	07-Nov-11	†	02-Nov-11								64,384				705,005
	07-Nov-11	†	02-Nov-11										367,188	10.95	705,001
	07-Nov-11		02-Nov-11								1,421	**			15,560
	07-Nov-11		02-Nov-11								5,494	**			60,159
Christopher C. Bernhardt					96,250	192,500	385,000
					22,750	45,500	91,000
						210,000
	01-Jan-11	*	03-Mar-11	*				83,350	166,700	333,400					166,700
	03-Mar-11	*	03-Mar-11	*							12,567				163,774
	03-Mar-11	*	03-Mar-11	*									51,095	13.07	165,638
	07-Nov-11	†	02-Nov-11								43,151				472,503
	07-Nov-11	†	02-Nov-11										246,094	10.95	472,500
	07-Nov-11		02-Nov-11								5,622	**			61,561
	07-Nov-11		02-Nov-11								10,995	**			120,395
Christopher D. Young					79,188	158,375	316,750
					20,589	41,178	82,356
						200,000
	01-Jan-11	*	03-Mar-11	*				83,350	166,700	333,400					166,700
	03-Mar-11	*	03-Mar-11	*							12,567				163,774
	03-Mar-11	*	03-Mar-11	*									51,095	13.07	165,638
	07-Nov-11	†	02-Nov-11								39,041				427,499
	07-Nov-11	†	02-Nov-11										222,656	10.95	427,500
	07-Nov-11		02-Nov-11								4,734	**			51,837
	07-Nov-11		02-Nov-11								10,995	**			120,395
Michael R. Wilson					83,350	166,700	333,400
					21,650	43,300	86,600
						200,000
	01-Jan-11	*	03-Mar-11	*				83,350	166,700	333,400					166,700
	03-Mar-11	*	03-Mar-11	*							12,567				163,774
	03-Mar-11	*	03-Mar-11	*									51,095	13.07	165,638
	07-Nov-11	†	02-Nov-11								41,096				450,001
	07-Nov-11	†	02-Nov-11										234,395	10.95	450,000
	07-Nov-11		02-Nov-11								5,327	**			58,331
	07-Nov-11		02-Nov-11								10,995	**			120,395

(1)

An award payout is achieved under the non-equity incentive plan (AIP) (described above in “Compensation Discussion and Analysis — Overview of the AIP And Long-Term Incentive Target Awards”) if certain performance metrics are met. These potential payments are based on achievement of specific performance metrics and are completely at risk. The target award is computed based upon the applicable range of net estimated payments denominated in dollars where the target award is equal to 100% of the award potential, the threshold is equal to 50% of target and the maximum is equal to 200% of target. Amounts for each NEO reflect the threshold, target and maximum payment levels, in two segments, reflecting the 10-month pre

Spin-Off AIP potential target payment and the 2-month post-Spin-Off potential target payment. The 10-month pre-Spin-Off AIP potential target amount relates to a pro-rated portion of each of the NEO’s pre-Spin-Off salary and the 2-month post-Spin-Off AIP potential target amount relates to a pro-rated portion of each of the NEO’s post-Spin-Off salary. Messrs. Milligan, Bernhardt, Young and Wilson received TSI awards at target in the amounts of $155,000, $210,000, $200,000 and $200,000, respectively. Mr. Melcher did not receive a TSI award.

	Pre-Spin-Off (pro-rated for 10 months)		Target Amount	Post-Spin-Off (pro-rated for 2 months)		Target Amount
Name	Salary ($)	Target %	($)	Salary ($)	Target %	($)
Mr. Melcher	600,000	85	425,000	930,000	100	155,000
Mr. Milligan	400,000	45	150,000	470,000	80	62,700
Mr. Bernhardt	420,000	55	192,500	420,000	65	45,500
Mr. Young	380,100	50	158,375	380,100	65	41,178
Mr. Wilson	400,000	50	166,700	400,000	65	43,300

(2)	Amounts reflect the threshold, target and maximum payment levels, if an award payout is achieved, under ITT’s TSR program for the 2011-2013 performance period described above in “Compensation Discussion and Analysis — Total Shareholder Return (TSR) Awards Component”. Each unit under the TSR Plan equals $1. Payments, if any, under the TSR Plan are paid in cash at the end of the performance period. The performance period for awards under ITT’s TSR Plan, reflected in the Estimated Future Payouts Under Equity Incentive Plan Awards column, for the 2011-2013 performance period is January 1, 2011- December 31, 2013. Please refer to the discussion below concerning treatment of outstanding TSR awards following the Spin-Off.

(3)	Amounts reflect the number of restricted stock units granted in 2011 to the NEOs. Restricted stock units marked by ** represent replacement awards with respect to outstanding TSR awards for 2010 and 2011 under the ITT TSR program. Restricted stock units awarded as replacements for the TSR awards with respect to the uncompleted portions of the 2010 and 2011 TSR awards will vest on December 31, 2012 and December 31, 2013, respectively, consistent with the performance periods for the original TSR awards. Restricted stock units awarded as replacements for TSR awards did not have any incremental grant date fair value. Accordingly, no grant date fair value for such awards is reflected in the “Stock Awards” column in the Summary Compensation Table. The number of shares underlying restricted stock unit awards granted on March 3, 2011 was determined based on the average of the high and low stock prices on the valuation date of February 22, 2011. Restricted stock units granted to NEOs generally vest in full at the end of the three-year restriction period following the grant date. The number of units underlying the restricted stock unit awards granted on November, 7, 2011 was determined based on the closing price of Exelis stock on that date. Restricted stock units granted to NEOs on November 7, 2011 vest in full at the end of the three-year restriction period following the grant date. During the restriction period, holders of restricted stock units do not receive dividends and do not have voting rights.

(4)	Amounts reflect the number of non-qualified stock options granted to the NEOs. For the March 3, 2011 non-qualified stock option grants, the number of non-qualified stock options was determined by the lattice valuation model on February 22, 2011. With respect to the March 3, 2011 option grants for Mr. Melcher, non-qualified stock options become exercisable at the end of the three-year period following the grant date and expire ten years after the grant date. With respect to the March 3, 2011 option grants for Messrs. Milligan, Bernhardt, Young and Wilson, options become exercisable in one-third cumulative annual installments after the first, second and third anniversaries of the grant date. The non-qualified stock options granted on November 7, 2011 become exercisable in one-third cumulative annual installments on the first, second and third anniversaries of the grant date for all NEOs and expire ten years after the grant date.

(5)	The option exercise price for non-qualified stock options granted on March 3, 2011 was the closing price of ITT common stock on that date. The option exercise price for non-qualified stock options granted on November 7, 2011 was the closing price of Exelis common stock on that date.

(6)	Amounts in this column represent the grant date fair value computed in accordance with FASB ASC Topic 718 for equity awards granted to the NEOs in 2011.

Treatment of outstanding TSR awards following the Spin-Off

The ITT Total Shareholder Return program performance was calculated at the time of the Spin-Off for the completed portion of each of the 2009, 2010 and 2011 TSR award performance period. Payment, if any, for the completed portion would have been a cash payment; however, the performance at the time of the Spin-Off for the 2009, 2010 and 2011 TSR awards was determined to be zero. At the time of the Spin-Off, the 2009 TSR was at the 13.37th percentile, the 2010 TSR was at the 17.33th percentile, and the 2011 TSR was at the 28.70th percentile, each below the percentile required for a payout.

Following the Spin-Off, the target value of the uncompleted portion of each of the 2010 and 2011 TSR awards was converted into Exelis restricted stock units. Restricted stock units were selected by the ITT Compensation and Personnel Committee as a replacement for the uncompleted portion of the TSR award as it was determined by that Committee that the value of restricted stock units was most closely aligned with share price performance, similar to total shareholder return vehicles.

At the time of the Spin-Off, outstanding 2010 and 2011 TSR awards were settled as follows: restricted stock units representing 14 months of the target award with respect to the 2010 TSR award and 26 months of the target award with respect to the 2011 TSR award were awarded on November 7, 2011 for each NEO. The number of restricted stock units was determined by dividing the uncompleted target values by $10.95, the closing price of Exelis common stock on November 7, 2011. The remaining two months of the 2009 TSR award performance period was paid in cash at target and is included in the “Option Exercises and Stock Vested in 2011” table for each NEO.

Conversion of outstanding restricted stock, restricted stock units and non-qualified stock options

With respect to restricted stock, restricted stock units and non-qualified stock options, a valuation was performed to preserve the economic value of such awards following the Spin-Off. The Price Conversion Ratio of 0.226535 was derived by dividing the $10.33 opening price of Exelis stock on November 1, 2011 by the $45.60 closing price of ITT stock on October 31, 2011. The Price Conversion Ratio was used to convert the exercise price of each option that was converted from an ITT option to an Exelis option. The Share Conversion Ratio of 4.414224 was derived by dividing the $45.60 closing price of ITT stock on October 31, 2011 by the $10.33 opening price of Exelis stock on November 1, 2011 to determine the number of shares or restricted stock, restricted stock units and shares underlying options that were converted from ITT awards to Exelis awards. These ratios reflect rounding.

ITT Shares 10/31 NYSE Closing Price	$45.60
		Price Conversion Ratio	Share Conversion Ratio
XLS 11/1 NYSE Opening Price	$10.33	0.226535	4.414224

Special Compensation Arrangements

David F. Melcher

On October 14, 2011, Exelis and David F. Melcher entered into an employment letter (the “Melcher Employment Letter”) setting forth the terms and conditions of his employment as Chief Executive Officer and President of the Company effective upon the consummation of the Spin-Off of the Company from ITT.

1.	Compensation and Benefits.

a.	Annual Base Salary. Mr. Melcher’s annual base salary will be $930,000, subject to review by the Compensation and Personnel Committee of the Board from time to time for consideration of possible increases based on performance and other relevant circumstances.

b.	Target Annual Incentive. Beginning with performance year 2012, Mr. Melcher’s annual incentive target will be set at 100% of base salary (“Target Annual Incentive”). The amount earned in respect of the Target Annual Incentive is discretionary and subject to individual and Company performance, as determined by the Exelis Compensation and Personnel Committee of the Board.

c.	2012 Long-Term Incentive Awards. Mr. Melcher is eligible to participate in the Company’s long-term incentive program with an annual target long-term incentive compensation opportunity of $3,800,000 for 2012 as approved by the ITT Compensation Committee. The forms of award will be based on the 2012 Exelis Inc. long-term incentive award program, subject to review and approval of the Exelis Compensation and Personnel Committee of the Board.

d.	Founders’ Grant. Mr. Melcher was entitled to receive a Founder’s Grant on November 7, 2011 valued at $5,700,000. One half of the Founder’s Grant award was awarded in the form of nonqualified stock options, with a per-share exercise price equal to the fair market value of a share of the Company’s stock on the date of grant and a ten-year term. The stock options will vest in equal annual installments on the first, second and third anniversaries of the grant date subject to Mr. Melcher’s continued employment through each such vesting date. Should Mr. Melcher’s employment be terminated by the Company other than for Cause (as defined below) before the stock options vest in full, they will continue to vest for the period during which Mr. Melcher receives Severance Pay (as defined below), notwithstanding any provision of the applicable award agreement to the contrary. The remaining half of the Founder’s Grant award was granted in the form of restricted stock units, which will cliff vest on the third anniversary of the grant date, subject to Mr. Melcher’s continued employment through such vesting date. Upon vesting, these units will be settled immediately in shares of common stock of the Company, subject to satisfaction of all taxes due. Should Mr. Melcher’s employment be terminated by the Company other than for Cause before such units vest, a prorated portion of such units will vest and be settled immediately upon his termination date, with his termination date considered to be the Scheduled Termination Date (as defined below), it being understood that in determining the prorated portion of such units that will vest, Mr. Melcher shall be deemed to have continued employment until the last day of the Severance Pay Period (as defined below), notwithstanding any provision of the applicable award agreement to the contrary.

2.	Termination of Employment.

a.	Termination of Employment for Cause. Mr. Melcher will not be eligible for Severance Pay if his employment is terminated by the Company for Cause or if he voluntarily terminates his employment for any reason (including as a result of retirement after reaching the Normal Retirement Date (as defined below) or failing to return from an approved leave of absence, including a medical leave of absence).

•	“Cause” shall mean action involving willful malfeasance or gross negligence or failure to act involving material nonfeasance that would tend to have a materially adverse effect on the Company. No act or omission on your part shall be considered “willful” unless it is done or committed in bad faith or without reasonable belief that the action or omission was in the best interests of the Company.

•	“Normal Retirement Date” shall mean the first day of the month which coincides with or follows Mr. Melcher’s 65th birthday.

b.	Severance Pay Upon Termination of Employment Not for Cause. If the Company terminates Mr. Melcher’s employment other than for Cause and other than as a result of death or disability, and prior to the Normal Retirement Date, Mr. Melcher shall be provided severance pay in an amount equal to two times the sum of (x) the annual base salary in effect on the effective date of the termination of employment (the “Scheduled Termination Date”), and (y) his Target Annual Incentive as of the Scheduled Termination Date (the “Severance Pay”).

c.	Terms and Conditions Applicable to Severance Pay. Severance Pay shall be paid in the form of periodic payments over a period of 24 months after the Scheduled Termination Date according to the regular payroll schedule (the “Severance Pay Period”).

1.	Severance Pay will, subject to timely execution and deliverance to the Company (and no revocation of the Release) (as defined herein), commence on the first business day after the 60th day following the Scheduled Termination Date, with any installments of Severance Pay that would otherwise have been paid during the first 60 days after the Scheduled Termination Date delayed and paid in a lump sum on such 60th day after the Scheduled Termination Date.

2.	In the event of death during the Severance Pay Period, the amount of Severance Pay remaining shall be paid in a discounted lump sum to Mr. Melcher’s spouse or to such other designated beneficiary or beneficiaries and failing such designation, to Mr. Melcher’s estate.

3.	During the Severance Pay Period Mr. Melcher must continue to be available to render to the Company reasonable assistance.

4.	Severance Pay will cease if Mr. Melcher is rehired by the Company.

d.	Benefits During Severance Pay. During the Severance Pay Period, except as provided herein, Mr. Melcher will continue to be eligible for participation in Company employee benefit plans in accordance with the provisions of such plans as in effect from time to time.

e.	Excluded Executive Compensation Plans, Programs, Arrangements, and Perquisites. During the Severance Pay Period, Mr. Melcher will not be eligible to accrue any vacation or participate in or receive awards under any (i) bonus program, (ii) special termination programs, (iii) tax or financial advisory services, (iv) stock option or stock related plans for executives (provided that he will be eligible to exercise any outstanding stock options in accordance with the terms of any applicable stock option plan), (v) new or revised executive compensation programs that may be introduced after the Scheduled Termination Date or (vi) other executive compensation program, plan, arrangement, practice, policy or perquisites (except as provided otherwise in clause (v) above), unless specifically authorized by the Company in writing.

f.

Disqualifying Conduct. If during the Severance Pay Period, Mr. Melcher (i) engages in any activity which is inimical to the best interests of the Company; (ii) disparages the Company, its business, employees or directors; (iii) fails to comply with any Company Covenant Against Disclosure and Assignment of Rights to Intellectual Property; (iv) without the Company’s prior written consent, induces any employee of the Company to leave his or her Company employment; (v) without the Company’s prior written consent, engages in, becomes affiliated with, or becomes employed by any business competitive with the Company; or (vi) fails to comply with applicable provisions of the Company’s Code of Conduct or applicable Company Corporate Policies or any applicable Company Subsidiary Code or policies, then the Company will have no further obligation to provide Severance Pay.

g.	Release. The Company shall not be required to pay or continue any installments of Severance Pay or provide any termination benefits in accordance with this agreement unless Mr. Melcher executes and delivers to the Company within 52 days following the Scheduled Termination Date a release, in a form provided by the Company, pursuant to which he discharges and releases the Company, its affiliates, and their respective directors, officers, employees and employee benefit plans from all claims (other than for benefits to which he is entitled under any Company employee benefit plans) arising out of employment or termination of employment (the “Release”), and such Release is not revoked within the seven-day statutory revocation period.

h.	Treatment of Severance Pay and Other Compensation. Any Severance Pay or other compensation, including but not limited to any equity awards provided under the Melcher Employment Letter shall be treated in a manner consistent with the provisions of Section 409A of the Code.

i.	Any outstanding long term incentive awards will be treated in accordance with the applicable plans and award agreements.

3.	Termination due to an Acceleration Event. If Mr. Melcher’s employment is terminated due to a severance-qualifying termination under the terms of the Special Senior Executive Severance Pay Plan Mr. Melcher will be entitled to receive the severance benefits provided under the terms of the Special Senior Executive Severance Pay Plan to the extent set forth in Section 10 of such plan.

4.	Compliance with Section 409A. This Melcher Employment Letter is intended to comply with Section 409A and will be interpreted in a manner intended to comply with Section 409A.

Christopher C. Bernhardt

Mr. Bernhardt entered into agreements with ITT on February 13, 2009 and August 11, 2010 in which he and ITT agreed to certain incentives to be paid to Mr. Bernhardt in exchange for a Non-Compete and Non-Solicitation Agreement (the “Bernhardt Arrangements”). Exelis assumed and agreed to perform the special compensation incentives set forth in the Bernhardt Arrangements.

Term: The Arrangements provide for additional incentives provided Mr. Bernhardt remains with Exelis or any successor thereto, through at least July 1, 2015.

Incentives: On February 13, 2009, ITT agreed to increase by $250,000 whatever bonus Mr. Bernhardt was otherwise awarded and paid in each of March 2009 and March of 2010 under the ITT Industries 1997 Annual Incentive Plan (amended and restated as of July 13, 2004). These bonus increases were included in Mr. Bernhardt’s total bonus award for each performance year and will be pensionable. In addition, on February 13, 2009, Mr. Bernhardt was granted certain restricted stock as an additional incentive above and beyond the awards Mr. Bernhardt may qualify for under the various incentive benefit plans in which Mr. Bernhardt currently participates. Mr. Bernhardt received a restricted stock award valued at $600,000 calculated on the average of the high and low share prices of ITT common stock on the grant date. The grant date fair value of the shares was $41.50. One-half of the shares vest on July 1, 2011 and the remaining one-half vest on July 1, 2012. If Mr. Bernhardt terminates employment due to death or disability, the shares immediate vest in full and the period of restriction shall lapse as of the termination date.

Additionally, in August 2010, ITT agreed to increase by $250,000 whatever bonus Mr. Bernhardt is otherwise awarded and paid in each March 2011, March 2012 and March 2013 under the ITT

Industries 1997 Annual Incentive Plan (amended and restated as of July 13, 2004). These bonus increases will be included in Mr. Bernhardt’s total bonus award for each performance year and will be pensionable. If Mr. Bernhardt becomes disabled, any outstanding bonus awards will be paid in accordance with this schedule. However, in the event of Mr. Bernhardt’s death, no further bonus award payments will be made in any year following the year of Mr. Bernhardt’s death.

Voluntary Termination or Termination for Cause: Should Mr. Bernhardt voluntarily terminate or be terminated for cause prior to any of the bonus award payments or vesting dates for the restricted stock awards described above, he shall forfeit any and all claims to such payments not made prior to termination of employment and shall also forfeit any portion of the award that is not vested, paid, or issued on the date his employment terminates. In addition, if Mr. Bernhardt leaves Exelis voluntarily or is terminated for cause prior to July 1, 2012, he agrees, within 30 days from the date of leaving to repay to Exelis any and all of the after tax amounts of the following payments and awards that were received: the additional payments made to with respect to the 2009 and 2010 bonus awards, the value, calculated as of the vesting date, of any restricted stock vested on or prior to the date Mr. Bernhardt’s employment is terminated and any dividends paid on the restricted stock awarded. If Mr. Bernhardt leaves Exelis voluntarily or is terminated for cause prior to July 1, 2015, he agrees, within 30 days from the date of leaving, to repay to Exelis any and all of the after tax amounts of the additional payments made to him with respect to the 2011, 2012 and 2013 bonus awards. In the event Mr. Bernhardt is terminated for any reason, other than cause, or is deemed to have been constructively terminated by virtue of changes to his employment terms and conditions that meet the requirements of “Good Reason” as defined in ITT’s Special Senior Executive Severance Pay Plan during the performance of the this agreement, the repayment obligation in the previous two sentences shall not apply.

Outstanding Equity Awards at 2011 Fiscal Year-End

Following the “Grants of Plan Based Awards in 2011” table, we have provided an explanation of the process by which ITT restricted stock, restricted stock units and non-qualified stock options awarded prior to the Spin-Off were converted to Exelis restricted stock, restricted stock units and non-qualified stock options. We have also provided an explanation of the treatment of TSR awards granted by ITT prior to the Spin-Off. TSR awards were converted to Exelis restricted stock units because the measurement period for the ITT TSR was terminated as of the Distribution. Non-qualified stock options awarded in 2010 and 2011 were subject to a ten-year expiration period. The following table reflects the outstanding equity awards held by our NEOs on December 31, 2011.

		Option Awards				Stock Awards
Name	Grant Date (1)	Number of Securities Underlying Unexercised Options (#) Exercisable (2)	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
David F. Melcher	18-Aug-08	24,433	—	$15.05	18-Aug-15	410,688	$3,716,726
	05-Mar-09	72,999	36,498	$7.52	05-Mar-16
	05-Mar-10	—	106,160	$12.12	05-Mar-20
	03-Mar-11	—	147,698	$13.07	03-Mar-21
	07-Nov-11	—	1,484,375	$10.95	07-Nov-21
Peter J. Milligan	29-Aug-06	10,466	—	$11.04	29-Aug-13	85,614	$774,807
	07-Mar-07	8,916	—	$13.14	07-Mar-14
	10-Mar-08	9,777	—	$12.03	10-Mar-15
	05-Mar-09	10,903	5,452	$7.52	05-Mar-16
	05-Mar-10	4,202	8,400	$12.12	05-Mar-20
	03-Mar-11	—	25,558	$13.07	03-Mar-21
	07-Nov-11	—	367,188	$10.95	07-Nov-21
Christopher C. Bernhardt	08-Mar-05	79,457	—	$10.30	08-Mar-12	133,949	$1,212,238
	06-Mar-06	31,818	—	$11.93	06-Mar-13
	02-Feb-04	79,457	—	$8.49	02-Feb-14
	07-Mar-07	27,876	—	$13.14	07-Mar-14
	10-Mar-08	35,447	—	$12.03	10-Mar-15
	05-Mar-09	38,113	19,052	$7.52	05-Mar-16
	05-Mar-10	16,619	33,240	$12.12	05-Mar-20
	03-Mar-11	—	51,095	$13.07	03-Mar-21
	07-Nov-11	—	246,094	$10.95	07-Nov-21
Christopher D. Young (2)	06-Mar-06	10,466	—	$11.93	06-Mar-13	91,253	$825,839
	25-Apr-06	6,281	—	$12.20	25-Apr-13
	07-Mar-07	22,314	—	$13.14	07-Mar-14
	10-Mar-08	20,372	—	$12.03	10-Mar-15
	05-Mar-09	29,209	14,603	$7.52	05-Mar-16
	05-Mar-10	14,002	28,000	$12.12	05-Mar-20
	03-Mar-11	—	51,095	$13.07	03-Mar-21
	07-Nov-11	—	222,656	$10.95	07-Nov-21
Michael R. Wilson (2)	08-Mar-05	12,651	—	$10.30	08-Mar-12	95,874	$867,660
	06-Mar-06	8,373	—	$11.93	06-Mar-13
	07-Mar-07	8,188	—	$13.14	07-Mar-14
	10-Mar-08	16,288	—	$12.03	10-Mar-15
	05-Mar-09	29,209	14,603	$7.52	05-Mar-16
	05-Mar-10	15,745	31,488	$12.12	05-Mar-20
	03-Mar-11	—	51,095	$13.07	03-Mar-21
	07-Nov-11	—	234,375	$10.95	07-Nov-21

(1)	The dates presented in this column represent the date the awards were granted (a) by ITT for awards prior to the Spin-Off and (b) by us for all other awards. The pre-Spin-Off awards were converted to Exelis equity as explained in more detail in the paragraphs following the “Grants of Plan Based Awards in 2011” table. The same vesting dates were retained by Exelis.

(2)	As described in “Compensation Tables — Potential Post-Employment Compensation — Christopher D. Young” and “Compensation Tables — Potential Post-Employment Compensation — Michael R. Wilson”, as of December 31, 2011, Messrs. Young and Wilson are eligible for Special Early Retirement under the Traditional Pension Plan. If Messrs. Young and Wilson were to retire on December 31, 2011, a prorata portion of each of their non-qualified option awards that are reflected in the Option Vesting Schedule table below as unexercisable would vest and become exercisable and a prorata portion of each of their restricted stock unit and restricted stock that is reflected in Stock Vesting Schedule table below would vest.

Option Vesting Schedule

Generally, options vest on the applicable anniversary of the grant date. For options granted to Messrs. Milligan, Bernhardt, Young and Wilson, the options vest in one-third cumulative annual installments on the first, second and third anniversaries of the grant. All of Mr. Melcher’s options vest in one-third annual installments as described above except for those granted on March 3, 2011 and March 5, 2010 which cliff vest three years from the grant date.

		Vesting Schedule (#s)
Name	Grant Date	2012	2013	2014
David F. Melcher	05-Mar-09	36,498
	05-Mar-10		106,160
	03-Mar-11			147,698
	07-Nov-11	494,792	494,792	494,791
Peter J. Milligan	05-Mar-09	5,452
	05-Mar-10	4,202	4,198
	03-Mar-11	8,519	8,520	8,519
	07-Nov-11	122,396	122,396	122,396
Christopher C. Bernhardt	05-Mar-09	19,052
	05-Mar-10	16,620	16,620
	03-Mar-11	17,034	17,031	17,030
	07-Nov-11	82,032	82,031	82,031
Christopher D. Young	05-Mar-09	14,603
	05-Mar-10	14,002	13,998
	03-Mar-11	17,034	17,031	17,030
	07-Nov-11	74,219	74,219	74,218
Michael R. Wilson	05-Mar-09	14,603
	05-Mar-10	15,746	15,742
	03-Mar-11	17,034	17,031	17,030
	07-Nov-11	78,125	78,125	78,125

Stock Vesting Schedule

Generally, restricted stock and restricted stock units vest on the applicable anniversary of the grant date, except as indicated below. Stock awards granted prior to 2011 were awards of restricted stock. Stock Vesting Schedule (#s) awards granted in 2011 were awards of restricted stock units.

		Vesting Schedule (#s)
Name	Grant Date	2012	2013	2014
David F. Melcher	05-Mar-09	29,116
	05-Mar-10		33,120
	03-Mar-11			40,218
	07-Nov-11			260,274
	07-Nov-11	12,785*
	07-Nov-11		35,175**
Peter J. Milligan	05-Mar-09	4,348
	05-Mar-10		3,681
	03-Mar-11			6,286
	07-Nov-11			64,384
	07-Nov-11	1,421*
	07-Nov-11		5,494**
Christopher C. Bernhardt	17-Feb-09	31,849+
	05-Mar-09	15,198
	05-Mar-10		14,567
	03-Mar-11			12,567
	07-Nov-11			43,151
	07-Nov-11	5,622*
	07-Nov-11		10,995**
Christopher D. Young	05-Mar-09	11,649
	05-Mar-10		12,267
	03-Mar-11			12,567
	07-Nov-11			39,041
	07-Nov-11	4,734*
	07-Nov-11		10,995**
Michael R. Wilson	05-Mar-09	11,649
	28-Sept-10	441
	05-Mar-10		13,799
	03-Mar-11			12,567
	07-Nov-11			41,096
	07-Nov-11	5,327*
	07-Nov-11		10,995**

*	Restricted stock units awarded as a replacement for the 2010 ITT TSR. The vesting date is December 31, 2012, the end of the measurement period for the 2010 ITT TSR.

**	Restricted stock units awarded as a replacement for the 2011 ITT TSR. The vesting date is December 31, 2013, the end of the measurement period for the 2011 ITT TSR.

+	Mr. Bernhardt’s February 17, 2009 award vests on July 1, 2012.

(3)	Reflects Exelis’ closing stock price of $9.05 on December 30, 2011.

Option Exercises and Stock Vested in 2011

The following table shows stock options exercised and stock awards vested in 2011. As set forth below, none of our NEOs exercised stock options during this period.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting(#)(1)	Value Realized on Vesting($)(2)

David F. Melcher	—	—	1,125	49,883
Peter J. Milligan	—	—	516	35,228
Christopher C. Bernhardt	—	—	9,085	534,614
Christopher D. Young	—	—	1,075	60,587
Michael R. Wilson	—	—	860	48,470

(1)	Shares acquired upon vesting were ITT shares acquired prior to the Spin-Off from ITT; therefore, the shares were settled in ITT shares and the number of shares acquired does not reflect the post-Spin-Off conversion of ITT shares into Exelis shares. Mr. Bernhardt received 7,215 shares on July 1, 2011 pursuant to the Bernhardt Arrangements. No restricted stock or restricted stock units vested following the Spin-Off from ITT.

(2)	Reflects the aggregate dollar value realized upon vesting of restricted stock of ITT based on the closing price of the ITT stock on the date of vesting. The amounts do not include payment for the 2009-2011 TSR award with respect to which ITT’s performance was calculated for the 34 months of the 36-month performance period as of the Spin-Off date. As of the Spin-Off date, ITT’s relative share price appreciation did not meet the minimum threshold requirement for a payment.

Pension Benefits for 2011

Historically. ITT Salaried Retirement Plan:    Under the ITT Salaried Retirement Plan, participants had the option, on an annual basis, to elect to be covered under either a Traditional Pension Plan or a Pension Equity Plan (“PEP”) formula for future pension accruals. The ITT Salaried Retirement Plan is a funded and tax-qualified retirement program. The plan is described in detail below. All of the NEOs, with the exception of Mr. Milligan, participate in the Traditional Pension Plan formula of the ITT Salaried Retirement Plan. Mr. Milligan participated in the PEP and Traditional Pension Plan formulas of the ITT Salaried Pension Plan.

Following the Distribution.    Exelis adopted the SRP and continued benefits under the Traditional Pension Plan and PEP through December 31, 2011. As of January 1, 2012, benefits under the PEP were frozen. Effective January 1, 2012, the Exelis Compensation Committee adopted and implemented modifications to the SRP (described on page 106). All current, eligible U.S. Exelis employees, including the NEOs, had a one-time opportunity to choose participation in the ISP or the SRP under the Traditional Pension Plan formula. For those participants who chose the ISP alternative, benefits under the SRP were frozen as of January 1, 2012.

While the Traditional Pension Plan formula pays benefits on a monthly basis after retirement, the PEP formula enabled participants to elect to have benefits paid as a single sum payment upon employment termination, regardless of the participant’s age. The Traditional Pension Plan benefit payable to an employee depends upon the date an employee first became a participant under the plan.

Under the Traditional Pension Plan, a participant first employed prior to January 1, 2000 would receive an annual pension that would be the total of:

•	2% of his or her “average final compensation” (as described below) for each of the first 25 years of benefit service, plus

•	1 1/2% of his or her average final compensation for each of the next 15 years of benefit service, reduced by

•	1 1/4% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

A participant first employed on or after January 1, 2000, under the Traditional Pension Plan would receive an annual pension that would equal:

•	1 1/2% of his or her average final compensation (as defined below) for each year of benefit service up to 40 years, reduced by

•	1 1/4% of his or her primary Social Security benefit for each year of benefit service up to a maximum of 40 years.

For a participant first employed prior to January 1, 2005, average final compensation (including salary and approved bonus or AIP payments) is the total of:

•

the participant’s average annual base salary for the five calendar years of the last 120 consecutive calendar months of eligibility service that would result in the highest average annual base salary amount, plus

•

the participant’s average annual pension eligible compensation, not including base salary, for the five calendar years of the participant’s last 120 consecutive calendar months of eligibility service that would result in the highest average annual compensation amount.

For a participant first employed on or after January 1, 2005, average final compensation is the average of the participant’s total pension eligible compensation (salary, bonus and annual incentive payments for NEOs and other exempt salaried employees) over the highest five consecutive calendar years of the participant’s final 120 months of eligibility service.

As it applies to participants first employed prior to January 1, 2000, under the Traditional Pension Plan, Standard Early Retirement is available to employees at least 55 years of age with 10 years of eligibility service. Special Early Retirement is available to employees at least age 55 with 15 years of eligibility service or at least age 50 whose age plus total eligibility service equals at least 80. For Standard Early Retirement, if payments begin before age 65, payments from anticipated payments at the normal retirement age of 65 (the “Normal Retirement Age”) are reduced by 1/4 of 1% for each month that payments commence prior to the Normal Retirement Age. For Special Early Retirement, if payments begin between ages 60-64, benefits will be payable at 100%. If payments begin prior to age 60, they are reduced by 5/12 of 1% for each month that payments start before age 60 but not more than 25%.

For participants first employed from January 1, 2000 through December 31, 2004, under the Traditional Pension Plan, Standard Early Retirement is available as described above. Special Early Retirement is also available to employees who have attained at least age 55 with 15 years of eligibility service. For Special Early Retirement, the benefit payable at or after age 62 would be at 100%; if payments commence prior to age 62 they would be reduced by 5/12 of 1% for each of the first 48 months prior to age 62 and by an additional 4/12 of 1% for each of the next 12 months and by an additional 3/12 of 1% for each month prior to age 57. For participants first employed on or after January 1, 2005, and who retire before age 65, benefits may commence at or after age 55 but they would be reduced by 5/9 of 1% for each of the first 60 months prior to age 65 and an additional 5/18 of 1% for each month prior to age 60.

In December 2007, effective January 1, 2008, the ITT Salaried Retirement Plan and the ITT Excess Pension Plans were amended to provide for a three-year vesting requirement. In addition, for employees who were already vested and who were involuntarily terminated and entitled to severance payments from ITT, additional months of age and service (not to exceed 24 months) were to be imputed based on the employee’s actual service to his or her last day worked, solely for purposes of determining eligibility for early retirement. These amendments were intended in part to permit compliance with Section 409A. The SRP and the Exelis Excess Pension Plans continue these provisions.

Under the PEP offered to all employees as of January 1, 2000, a single sum payment was available when an employee terminated employment regardless of age or the employee may have elected to receive the benefit in monthly installments. Employees had an opportunity to choose the PEP formula when they are first hired or during the open enrollment period. During 2011, employees could switch their pension plan formula annually; the last election on file continued absent any changes. The PEP single sum benefit was determined using the following percentages for each year the PEP formula is in effect multiplied by the employee’s final average pay: under age 30 — 3% for each year, between 30 and 39 years of age — 4% for each year, between 40 and 49 years of age — 5% for each year, and 6% for age 50 and over.

When an employee leaves Exelis, their total SRP benefit will be determined by the benefit earned under the Traditional Pension Plan formula plus the PEP formula for the periods elected under each formula.

For employees who elected to participate in the ISP rather than the SRP, as of January 1, 2012, their benefits will be determined by the benefit earned under the Tradition Pension Plan formula plus the PEP formula for the periods elected under each formula as of January 1, 2012. The final average pay used under the Traditional Pension Plan formula is frozen as of January 1, 2012 and any PEP formula will accrue interest at the 10-year Treasury rate as of the prior December 31, but rate shall not be less than 3.25%

The 2011 Pension Benefits table provides information on the pension benefits for the NEOs. At the present time, all of the NEOs listed in the Summary Compensation Table have elected to accrue benefits under the Traditional Pension Plan formula, with the exception of Mr. Milligan. Effective January 1, 2012, Mr. Milligan selected the ISP option and Messrs. Melcher, Bernhardt, Young and Wilson selected the SRP option.

Selections of SRP or ISP:

Messrs. Young and Wilson participate under the terms of the plan in effect for employees hired prior to January 1, 2000. Messrs. Young and Wilson qualified for the Special Early Retirement under the Traditional Pension Plan as of December 31, 2011. Mr. Bernhardt participates under the terms of the plan in effect for employees hired between January 1, 2000 and December 31, 2004 and Mr. Melcher and Mr. Milligan participate under the terms of the plan in effect for employees hired after January 1, 2005. Mr. Milligan has elected to accrue benefits under the PEP formula for 2007 through 2011 (Mr. Milligan participated in the Traditional Pension Plan formula for four months in 2006 and elected the enhanced ISP alternative effective January 1, 2012). The accumulated benefit an employee earns over his or her career with Exelis (and previously ITT) is payable on a monthly basis starting after retirement. Employees may retire as early as age 55 under the terms of the plan. Pensions may be reduced if retirement starts before age 65. Possible pension reductions are described above.

Benefits under this plan are subject to the limitations imposed under Sections 415 and 401(a)(17) of the Internal Revenue Code in effect as of December 31, 2011. Section 415 limits the amount of annual pension payable from a qualified plan. For 2011, this limit is $195,000 per year for a single-life annuity payable at an IRS-prescribed retirement age. This ceiling may be actuarially adjusted in accordance with IRS rules for items such as employee contributions, other forms of distribution and different annuity starting dates. Section 401(a)(17) limits the amount of compensation that may be recognized in the determination of a benefit under a qualified plan. For 2011, this limit is $245,000.

Exelis Excess Pension Plan:

Since federal law limits the amount of benefits paid under and the amount of compensation recognized under tax-qualified retirement plans, Exelis maintains unfunded Exelis Excess Pension Plans, which are not qualified for tax purposes. The purpose of the Exelis Excess Pension Plans is to restore benefits calculated under the SRP formula that cannot be paid because of the IRS limitations noted above. Exelis has not granted any extra years of benefit service to any employee under either the SRP or the Excess Pension Plan. In the event of a change of control, certain extra years of service may be allowed in accordance with the terms of the Special Senior Executive Severance Pay Plan described in “Primary Compensation Components — Special Senior Executive Severance Pay Plan.”

Participating officers with excess plan benefits had a one-time election prior to December 31, 2008 to receive their excess benefit earned under the Traditional Pension Plan formula in a single discounted sum payment or as an annuity. An election of a single-sum payment is only effective if the officer meets the requirements for early or normal retirement benefits under the Plan; otherwise, the excess benefit earned under the Traditional Pension Plan formula will be paid as an annuity. In the event of a change of control, any excess plan benefit would be immediately payable, subject to any applicable Section 409A restrictions with respect to form and timing of payments, and would be paid in a single discounted sum. Amendments to the excess pension plan related to Section 409A compliance, while not modifying the previously disclosed definition of change in control in the excess pension plan, provide that payouts of pension amounts earned since January 1, 2005 require a change in control involving an acceleration event of 30% or more of Exelis’ outstanding stock. As noted on page 84 on November 2, 2011, Exelis established a grantor trust (“Rabbi Trust”) for the purpose of assisting Exelis with the payment of certain nonqualified deferred compensation obligations in the event of a change in control of Exelis.

Following the Distribution.     The Excess Pension Plan, together with all associated assets and liabilities, was transferred to and renamed the Exelis Excess Pension Plan. Benefits under the Exelis Excess Pension Plan were frozen as of the date of the Spin-Off for all ITT and Xylem employees not solely dedicated to Exelis.

No pension benefits were paid to any of the named executives in the last fiscal year.

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit at Normal Retirement ($)(1)(3)	Present Value of Accumulated Benefit at Earliest Date for Unreduced Benefit (4)	Payments During Last Fiscal Year ($)(5)
David F. Melcher	ITT Salaried Retirement Plan	3.38	91,682	91,682	—
	ITT Excess Pension Plan	3.38	298,169	298,169	—
Peter J. Milligan	ITT Salaried Retirement Plan	5.34	62,439	62,439	—
	ITT Excess Pension Plan	5.34	47,675	47,675	—
Christopher C. Bernhardt	ITT Salaried Retirement Plan	10.58	259,869	330,913	—
	ITT Excess Pension Plan	10.58	676,412	861,333	—
Christopher D. Young	ITT Salaried Retirement Plan	29.3	772,427	1,144,581	—
	ITT Excess Pension Plan	29.3	902,905	1,337,923	—
Michael R. Wilson	ITT Salaried Retirement Plan	26.0	840,816	1,245,920	—
	ITT Excess Pension Plan	14.0	516,614	765,517	—

(1)	Assumptions used to determine present value as of December 31, 2011 are as follows:

Measurement date: December 31, 2011; Discount Rate: 4.75%; Mortality (pre-commencement): None; Mortality (post-commencement): IRS 2011 Static; Termination of Employment: Age 65 for all participants; Present value is based on the single life annuity payable beginning on the first day of the month at normal retirement age 65 (column (d)) or the earliest time at which a participant may retire under the plan without any benefit reduction due to age (column (e)). The six-month delay under the Pension Plan for “specified employees” as required under Section 409A of the Internal Revenue Code was disregarded for this purpose. All results shown are estimates only; actual benefits will be based on precise credited service and compensation history, which will be determined at termination of employment.

The 2011 row of the column titled “Change in Pension Plan Value and Nonqualified Deferred Compensation Earnings” in the Summary Compensation Table quantifies the change in the present value of the Pension Plan benefit from December 31, 2010 to December 31, 2011. To determine the present value of the plan benefit as of December 31, 2009, and 2010 the same assumptions that are described above to determine present value as of December 31, 2011 were used, except a 4.75% interest rate was used to determine the present value, as compared to a 5.75% and 6.00% interest rate as of December 31, 2010 and 2009, respectively.

(2)	Mr. Wilson became a participant in the ITT Salaried Retirement Plan effective January 1, 1998 as part of the ITT acquisition of Kaman Sciences Corporation (Kaman). The Kaman Corporation Employee’s Pension Plan was designated a Former Plan of the ITT Salaried Retirement Plan. Therefore, Mr. Wilson’s pension for services prior to January 1, 1998 is calculated under the Kaman pension plan provisions. Accordingly, the years of credited service for Mr. Wilson include 12 years of service accrued under the Kaman plan formula. Kaman Sciences Corporation did not have an excess pension plan to provide benefits in excess of the IRS limits. Therefore, Mr. Wilson did not accrue any benefit under the Exelis Excess Pension Plan for service prior to January 1, 1998.

(3)	The accumulated benefit is based on service and earnings (base salary and bonus and/or AIP payment) considered by the plans for the period through December 31, 2011, and represents the actuarial present value under FASB ASC Topic 715 of pension earned to date and payable at the assumed normal retirement age for the named executives as defined under each plan, based upon actuarial factors and assumptions used in Note 14 to the Exelis Form 10-K and as described in (1) above, regardless of whether or not the executive has vested in this benefit.

(4)	The amounts represent the actuarial present value of the accumulated benefit at December 31, 2011, for the named executives under each plan based upon actuarial factors and assumptions used in Note 14 to the Exelis Form 10-K and as described in (1) above, where the retirement age is assumed to be the earliest age at which the individual can receive undiscounted early retirement benefits.

(5)	Upon termination from Exelis, Messrs. Young and Wilson are eligible for Special Early Retirement under the Traditional Pension Plan as each has met the eligibility requirements as described in “Compensation Tables — Exelis Pension Benefits” above.

Nonqualified Deferred Compensation for 2011

Historically.     ITT maintained an ITT Deferred Compensation Plan which was a tax deferral plan. The ITT Deferred Compensation Plan permitted eligible executives with a base salary of at least $200,000 to defer between 2% and 90% of their AIP payment. Withdrawals under the plan were available on payment dates elected by participants at the time of the deferral election. The withdrawal election was irrevocable except in cases of demonstrated hardship due to an unforeseeable emergency as provided by the ITT Deferred Compensation Plan. Amounts deferred were unsecured general obligations of ITT to pay the deferred compensation in the future and will rank with other unsecured and unsubordinated indebtedness of ITT.

Participants could elect to have their account balances allocated into one or more of the 25 phantom investment funds (including a phantom ITT stock fund) and could change their investment allocations on a daily basis. All plan accounts are maintained on the accounts of ITT and investment earnings were credited to a participant’s account (and charged to corporate earnings) to mirror the investment returns achieved by the investment funds chosen by that participant.

A participant could establish up to six “accounts” into which AIP payment deferrals were credited and he or she could elect a different form of payment and a different payment commencement date for each “account.” One account could be selected based on a termination date (the “Termination Account”) and five accounts were based on employee-specified dates (each a “Special Purpose Account”). Each Special Purpose and Termination Account could have different investment and payment options. Termination Accounts were paid in the seventh month following the last day worked. Changes to Special Purpose Account distribution elections had to be made at least 12 months before any existing benefit payment date, could not take effect for at least 12 months, and had to postpone the existing benefit payment date by at least five years. Additionally, Termination Account distribution elections are irrevocable.

Following the Distribution.    Exelis adopted the Exelis Deferred Compensation Plan with the same attributes as the ITT Deferred Compensation Plan described above. Accounts of Exelis participants in the ITT Deferred Compensation were transferred to the Exelis Deferred Compensation Plan at the Distribution. Participants can elect to have their account balances allocated into one or more of the 25 phantom investment funds (including a phantom Exelis stock fund) and can change their investment allocations on a daily basis. The amount of deferred compensation ultimately received reflects the performance of benchmark investment funds made available under the Deferred Compensation Plan as selected by the executive. Participants in the Deferred Compensation Plan may elect a fund that tracks the performance of Exelis common stock.

Any AIP amount deferred into the ITT or Exelis Deferred Compensation Plan is included in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

Historically.     ITT maintained the ITT Excess Savings Plan. Since federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($245,000 in 2011) to the tax-qualified plan, ITT established and maintained a non-qualified unfunded ITT Excess Savings Plan to allow for employee and ITT contributions based on base salary in excess of these limits. Employee contributions under this plan are limited to 6% of base salary.

All balances under this plan were maintained on the books of ITT and earnings were credited to the accumulated savings under the plan based on the earnings in the Stable Value Fund in the tax-qualified plan. Benefits will be paid in a lump sum in the seventh month following the last day worked. Employees were immediately 100% vested in their own contributions. ITT matched contributions, which initially vest 20% for each year of service. After five years employees were 100% vested in ITT’s matching contributions. The ITT matching contribution also vested when an employee reaches age 65 and in the case of death, disability or retirement.

Following the Distribution.    Exelis adopted an Exelis Excess Savings Plan following the distribution, since federal law limits the amount of compensation that can be used to determine employee and employer contribution amounts ($245,000 in 2011) to the tax-qualified plan. The Exelis Excess Savings Plan is a non-qualified unfunded savings plan. In 2011, the Exelis Excess Savings Plan allowed for employee and Exelis contributions based on base salary in excess of these limits. Employee contributions under this plan were limited to 6% of base salary in 2011.

For those NEOs who selected the Exelis ISP alternative in 2012, the Exelis Excess Savings Plan will no longer allow for employee contributions but Exelis will continue the Company match as 6% of eligible pay and the age-based contributions based on eligible salary in excess of these limits.

Deferred Compensation.    Non-qualified savings represent amounts in the Exelis Excess Savings Plan. Deferred Compensation earnings under the Exelis Deferred Compensation Plan are calculated by reference to actual earnings of mutual funds or Exelis stock as provided in the following chart. The table below shows the funds available under the Exelis Deferred Compensation Plan, as reported by the administrator and their annual rate of return for the calendar year ended December 31, 2011.

Name of Fund	Rate of Return 1/1/11 12/31/11	Name of Fund	Rate of Return 1/1/11 12/31/11
Fixed Rate Option(1)	5.65%	Vanguard Developed Markets Index (VDMIX)	-12.53%
PIMCO Total Return Institutional (PTTRX)	4.16%	Artio International Equity A (BJBIX)	-23.50%
PIMCO Real Return Institutional (PRRIX)	11.57%	American Funds EuroPacific Growth (REREX)	-13.61%
T Rowe Price High Yield (PRHYX)	3.19%	First Eagle Overseas A (SGOVX)	-5.60%
Dodge & Cox Stock (DODGX)	-4.08%	Lazard Emerging Markets Equity Open (LZOEX)	-18.02%
Vanguard 500 Index (VFINX)	1.97%	Invesco Global Real Estate (AGREX)	-7.09%
American Funds Growth Fund of America R4 (RGAEX)	-4.87%	Model Portfolio* — Conservative	3.35%
Perkins Mid Cap Value (JMCVX)	-2.55%	Model Portfolio* — Moderate Conservative	0.49%
Artisan Mid Cap (ARTMX)	-2.08%	Model Portfolio* — Moderate	-1.77%
American Century Small Cap Value (ASVIX)	-6.73%	Model Portfolio* — Moderate Aggressive	-3.68%
Perimeter Small Cap Growth (PSCGX)	-6.98%	Model Portfolio* — Aggressive	-6.36%
Harbor International (HIINX)	-11.44%	Exelis Inc. Stock Tracking Fund (Exelis) (2)	1.23%
Vanguard Total Bond Market Index (VBMFX)	7.56%

(1)	The Fixed Rate Option of 5.65%is not subsidized by the company but rather is a rate based on guaranteed contractual returns from the third-party insurance company provider.

(2)	The Exelis Stock Fund return is a monthly figure for the month of December 2011. Due to the Spin-Off, there is no annual rate of return.

*	The returns shown in the model portfolio were not subsidized by ITT or Exelis during 2011, but represent returns for a managed portfolio based on funds available to deferred compensation participants.

The table below shows the activity within the Deferred Compensation Plan for the NEOs for 2011.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Balance at Last FYE ($)(1)
David F. Melcher
Non-qualified savings	23,539	13,731	1,546	—	81,996
Deferred Compensation	—	—	—	—	—
Total	23,539	13,731	1,546	—	81,996
Peter J. Milligan
Non-qualified savings	7,101	4,142	40	—	11,283
Deferred Compensation	—	—	3	22,896	—
Total	7,101	4,142	43	22,896	11,283
Christopher C. Bernhardt
Non-qualified savings	10,223	5,964	1,976	—	81,816
Deferred Compensation	523,500	—	62,362	261,654	1,264,151
Total	514,043	5,964	64,338	261,654	1,345,967
Christopher D. Young				—
Non-qualified savings	7,297	4,256	424	—	24,565
Deferred Compensation	—	—	—	—	—
Total	7,297	4,256	424	—	24,565
Michael R. Wilson				—
Non-qualified savings	8,439	4,923	361	—	23,731
Deferred Compensation	—	—	—	—	—
Total	8,439	4,923	361	—	23,731

(1)	The amounts in the “Executive Contributions in Last FY” column were reported in the “Salary” column of the Summary Compensation Table. The amounts in the “ Registrant Contributions in Last FY” column were included in the “Excess Savings Plan Contributions” column in the All Other Compensation Table and were reported in the “All Other Compensation” column of the Summary Compensation Table. The amounts in the “Balance at Last FYE” column include $42,336, $517,025, $5,988 and $7,326 for each of Mr. Melcher, Mr. Bernhardt, Mr. Young and Mr. Wilson, respectively, in executive and registrant contributions to the ITT Deferred Compensation Plan and the ITT Excess Savings Plan that were reported as compensation in ITT’s and Exelis’ Summary Compensation Tables for previous years. None of the amounts for Mr. Milligan was reported as compensation in Summary Compensation Tables for previous years.

Payments Upon Termination or Change in Control

Following the Distribution.    The Potential Post-Employment Compensation tables below reflect the amount of compensation payable to each of the NEOs in the event of employment termination under several different circumstances, including voluntary termination, termination for cause, death, disability, termination without cause or termination in connection with a change of control. Messrs. Milligan, Bernhardt, Young and Wilson are covered under the Senior Executive Severance Pay Plan and the Special Senior Executive Severance Pay Plan. Mr. Melcher is covered under the Melcher Employment Letter, and the Special Senior Executive Severance Pay Plan (applicable to change of control) described in “Primary Compensation Components — Severance Plan Arrangements.”

The amounts shown in the potential post-employment compensation tables are estimates (or the estimated present value of the Exelis Excess Pension Plan which may be paid in continuing annuity payments), assuming that the triggering event was effective as of December 31, 2011, including amounts which would be earned through such date (or that would be earned during a period of severance), and where applicable, are based on Exelis closing stock price on December 30, 2011, the last trading day of 2011, which was $9.05.

The actual amounts to be paid out can only be determined at the time of such executive’s separation from Exelis. For purposes of calculating the estimated potential payments to our officers under the Exelis Excess Pension Plan, as reflected in the tables below, we have used the same actuarial factors and assumptions described in note (1) to the Pension Benefits for 2011 table and those used for financial statement reporting purposes as described in Note 14 to the financial statements in the Exelis Annual Report on Form 10-K. The calculations assume a discount rate of 4.75% and take into account the IRS Static Table, except as noted in the footnotes.

Payments and Benefits Provided Generally to Salaried Employees. The amounts shown in the tables below do not include payments and benefits to the extent these payments and benefits are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. These include:

•	Accrued salary and vacation pay;

•	Regular pension benefits under the Exelis Salaried Retirement Plan;

•

Health care benefits provided to retirees under the Exelis Post-Retirement Medical and Dental Plan, including retiree medical and dental insurance. Employees who terminate prior to retirement are eligible for continued benefits under COBRA; and

•	Distributions of plan balances under the Exelis Salaried Investment and Savings Plan and amounts currently vested under the Exelis Excess Savings Plan.

No perquisites are available to any NEOs in any of the post-employment compensation circumstances. With respect to the Exelis Salaried Retirement Plan, vested benefits under such plan may be deferred to age 65, but may become payable at age 55 or, if the participant is eligible for early retirement, the first of the month immediately following the last day worked without regard to the period of the severance payments. Benefits under the Exelis Excess Pension Plan must commence as soon as possible but generally would be payable seven months following such date, retroactive to the date the Exelis Excess Pension Plan benefit became payable.

Senior Executive Severance Pay Plan.    The amount of severance pay under this plan depends on the executive’s base pay and years of service. The amount will not exceed 24 months of base pay or be greater than two times the executive’s total annual compensation during the year immediately preceding termination. Exelis considers these severance pay provisions appropriate transitional provisions given the job responsibilities and competitive market in which senior executives function. Exelis’ obligation to continue severance payments stops if the executive does not comply with the Exelis Code of Conduct. Exelis considers this cessation provision to be critical to Exelis’ emphasis on ethical behavior. Exelis’ obligation to continue severance payments also stops if the executive does not comply with non-competition provisions of the Senior Executive Severance Pay Plan. These provisions protect the integrity of our businesses and are consistent with typical commercial arrangements. Messrs. Milligan, Bernhardt, Young and Wilson are covered under the Senior Executive Severance Pay Plan. Mr. Melcher is covered by the Melcher Employment Letter discussed starting on page 97.

If a covered executive receives or is entitled to receive other compensation from another company, the amount of that other compensation could be used to offset amounts otherwise payable under the Senior Executive Severance Pay Plan. During the severance payment period, the executive will have a limited right to continue to be eligible for participation in certain benefit plans. Severance pay will start within sixty days following the covered executive’s scheduled termination date.

Special Senior Executive Severance Pay Plan.    This plan provides two levels of benefits for covered executives, based on their position within Exelis. The Exelis Compensation Committee considered two levels of benefits appropriate based on the relative ability of each level of employee to influence future Exelis performance. Under the Special Senior Executive Severance Pay Plan, if a covered executive is terminated within two years after an acceleration event in a change of control or in contemplation of an acceleration in a change of control event that ultimately occurs or if the covered executive terminates his or her employment for good reason within two years after an acceleration event in the event of a change of control, he or she would be entitled to:

•	any accrued but unpaid base salary, bonus (AIP payment), unreimbursed expenses and employee benefits, including vacation;

•

two or three times the annual base salary rate immediately preceding the date of the acceleration event or termination and two or three times the target AIP immediately preceding the acceleration event or termination;

•	continuation of health and life insurance benefits and certain perquisites at the same levels for two or three years;

•

a lump-sum payment equal to the difference between the total lump-sum value of his or her pension benefit under the Exelis pension plans, or any successor pension plans (provided such plans are no less favorable to the executive than the Exelis pension plans), and the total lump-sum value of his or her pension benefit under the pension plans after crediting an additional two or three years of age and eligibility and benefit service using the annual base salary and target AIP immediately preceding the acceleration event or termination for purposes of determining final average compensation under the pension plans;

•	credit for an additional two or three years of age and two or three years of eligibility service under the retiree health and retiree life insurance benefits;

•

a lump-sum payment equal to two or three times the annual base salary rate immediately preceding the acceleration event or termination times two or three times the highest percentage rate of Exelis’ contributions to the Exelis Salaried Investment and Savings Plan and the Exelis Excess Savings Plan, such payments not to exceed 3.5% per year;

•

if payments triggered by a change-of-control would be subject to an excise tax, then either of the following would occur: (1) reduction of payments by the amount needed to avoid triggering the tax, or (2) no reduction of payments, depending on which alternative left the executive in the best after-tax position; and

•	one year of outplacement services.

Messrs. Melcher and Milligan are covered at the higher level of benefits and Messrs. Bernhardt, Young and Wilson are covered at the lower level of benefits.

The Potential Post-Employment Compensation tables below provide additional information.

Change of Control Arrangements

The payment or vesting of awards or benefits under each of the plans listed below would be accelerated upon the occurrence of a change of control of Exelis. The reasons for the change of control provisions in these plans are to put the executive in the same position he or she would have been in had the change of control not occurred. Executives then can focus on preserving value for shareholders when evaluating situations that, without change of control provisions, could be personally adverse to the executive. For substantially all of the plans listed below there would be a change of control of Exelis if one of the following acceleration events occurred:

1. A report on Schedule 13D was filed with the SEC disclosing that any person, other than Exelis or one of its subsidiaries or any employee benefit plan that is sponsored by Exelis or a subsidiary, had become the beneficial owner of 20% or more of Exelis’ outstanding stock;

2. A person other than Exelis or one of its subsidiaries or any employee benefit plan that is sponsored by Exelis or a subsidiary purchased Exelis shares in connection with a tender or exchange offer, if after consummation of the offer the person purchasing the shares is the beneficial owner of 20% or more of Exelis’ outstanding stock;

3. The consummation of:

(a) any consolidation, business combination or merger of Exelis other than a consolidation, business combination or merger in which the shareholders of Exelis immediately prior to the merger would hold 50% or more of the combined voting power of Exelis or the surviving corporation of the merger and would have the same proportionate ownership of common stock of the surviving corporation that they held in Exelis immediately prior to the merger; or

(b) any sale, lease, exchange or other transfer of all or substantially all of the assets of Exelis;

4. A majority of the members of the Board of Directors of Exelis changed within a 12-month period, unless the election or nomination for election of each of the new Directors by Exelis’ shareholders had been approved by two-thirds of the Directors still in office who had been Directors at the beginning of the 12-month period or whose nomination for election or election was recommended or approved by a majority of Directors who were Directors at the beginning of the 12-month period; or

5. Any person other than Exelis or one of its subsidiaries or any employee benefit plan sponsored by Exelis or a subsidiary became the beneficial owner of 20% or more of Exelis outstanding stock.

At the time of an acceleration event, any unfunded pension plan obligations will be funded using a trust. Pre-2005 awards and benefits will be paid if the 20% threshold described above is reached. For awards or benefits earned since January 1, 2005, payment of awards or benefits would be made if a person other than Exelis, its subsidiaries or any employment benefit plan sponsored by Exelis becomes the beneficial owner of 30% or more of Exelis outstanding stock.

The 2011 Plan was approved by ITT, as sole shareholder of Exelis on October 31, 2011 and requires consummation of transactions described in 3(a) and (b) above. All of the long-term awards granted by Exelis were granted solely under the 2011 Plan.

The following Exelis plans have change of control provisions:

•	the 2011 Omnibus Incentive Plan;

•	the 2003 Equity Incentive Plan;

•	the 1994 Incentive Stock Plan;

•	the 1996 Restricted Stock Plan for Non-Management Directors;

•	the Exelis Inc. Annual Incentive Plan for Executive Officers;

•	the Exelis Inc. 1997 Long-Term Incentive Plan;

•	the Exelis Inc. 1997 Annual Incentive Plan

•	the Exelis Inc. Special Senior Executive Severance Pay Plan

•	the Exelis Inc. Enhanced Severance Pay Plan

•	the Deferred Compensation Plan;

•	the Exelis Inc. Excess Savings Plan

•	the Excess Pension Plans; and

•	the Salaried Retirement Plan.

Potential post-employment compensation arrangements are more fully described for the NEOs in the tables below.

Potential Post-Employment Compensation

	David F. Melcher
	Resignation $(a)	Termination For Cause $(b)	Death $(c)	Disability $(d)	Termination Not For Cause $(e)	Termination Not For Cause or With Good Reason After Change of Control $(f)(8)
Cash Severance
Salary(1)	—	—	—	—	1,860,000	2,790,000
Bonus(1)	—	—	—	—	1,860,000	2,790,000
Total	—	—	—	—	3,720,000	5,580,000
Unvested TSR Awards(2)
Total	—	—	—	—	—	—
Unvested Equity Awards (3)
3/5/09 Stock Options	—	—	55,842	55,842	55,842	55,842
3/5/09 Restricted Stock	—	—	263,500	263,500	263,500	263,500
3/5/10 Stock Options	—	—	0	0	0	0
3/5/10 Restricted Stock	—	—	299,736	299,736	299,736	299,736
3/3/11 Stock Options	—	—	0	0	0	0
3/3/11 RSUs	—	—	363,973	363,973	333,642	363,973
3/3/11 Stock Options	—	—	0	0	0	0
11/7/11 RSUs	—	—	2,355,480	2,355,480	1,635,750	2,355,480
11/7/11 RSUs (2010 TSR Replacement)	—	—	115,704	115,704	115,704	115,704
11/7/11 RSUs (2011 TSR Replacement)	—	—	318,334	318,334	318,334	318,334
Total	—	—	3,772,569	3,772,569	3,022,508	3,772,569
Non-Qualified Retirement Benefits
Pension Plan(4)	299,414	299,414	149,707	0	299,414	1,770,014
Savings Plan(5)	0	0	10,347	10,347	66,917	66,917
Total	299,414	299,414	160,054	10,347	366,331	1,836,931
Other Non-Qualified Benefits
Outplacement(6)	—	—	—	—	—	75,000
Health and Welfare(7)	—	—	—	—	4,236	6,354
Total	—	—	—	—	4,236	81,354
Total	299,414	299,414	3,932,623	3,782,916	7,113,075	11,270,854

(1)

Mr. Melcher is covered under the Melcher Employment Letter. Under the Melcher Employment Letter, Exelis will pay a severance benefit equal to two times the sum of the annual base salary, (which annual base salary was $930,000 on December 31, 2011), in effect on the scheduled termination date and the target annual incentive as of the scheduled termination date, if terminated other than for cause unless termination occurs after the normal retirement date (Normal retirement date is the first day of the month which follows Mr. Melcher’s 65th birthday.) In the event of a change of control, Mr. Melcher is covered under the Exelis Special Senior Executive Severance Pay Plan, described in this Proxy Statement at pages 112-113 and under the terms of the plan, would be paid a lump sum payment equal to three times his current annual base salary rate paid plus three times the target AIP (100% of his annual base salary as of December 31, 2011). Further information regarding Mr. Melcher’s post-employment compensation is provided in the Non Qualified Deferred Compensation for 2011 and Pension Benefits for 2011 Tables.

(2)	Mr. Melcher had no unvested TSR awards on December 30, 2011. See discussion of the treatment of TSR awards on page 96 of this Proxy Statement.

(3)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis—Long-Term Incentive Awards Program”. Unvested equity awards reflect the market value of restricted stock and in-the-money value of options based on the Exelis December 30, 2011 closing stock price of $9.05.

(4)	Column (a) and column (b) amounts reflect present value of the annual vested benefit payable under the Exelis Excess Pension Plan, as of December 31, 2011 assuming a retirement age at 65. Column (c) provides the value of the benefit payable to Mr. Melcher’s beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2011 assuming a retirement age at 65. Column (f) provides the lump sum payable by Exelis in accordance with the Exelis Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional Exelis Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Exelis match. Column (f) reflects the additional cash payment representing Exelis contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan in this Proxy Statement on pages 112-113.

(6)	The Exelis Special Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown in column (f) are based on a current competitive bid.

(7)	In the event of termination not for cause, Exelis will pay the company’s portion of medical and life insurance premiums for two years ($888 and $3,348, respectively) and in the event of a change of control, Exelis will pay medical and life insurance premiums for three years ($1,332 and $5,022 respectively).

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Exelis December 30, 2011 closing stock price of $9.05. Amounts disclosed are calculated before consideration of the “best-net” provision discussed on page 87.

Potential Post-Employment Compensation

Peter J. Milligan
	Resignation $(a)	Termination For Cause $(b)	Death $(c)	Disability $(d)	Termination Not For Cause $(e)	Termination Not For Cause or With Good Reason After Change of Control $(f)(8)
Cash Severance
Salary(1)	—	—	—	—	548,333	1,410,000
Bonus(1)	—	—	—	—	—	1,128,000
Total	—	—	—	—	548,333	2,538,000
	—	—	—	—
Unvested TSR Awards(2)
Total	—	—	—	—	—	—
Unvested Equity Awards(3)
3/5/09 Stock Options	—	—	8,342	8,342	8,342	8,342
3/5/09 Restricted Stock	—	—	39,349	39,349	39,349	39,349
3/5/10 Stock Options	—	—	—	—	—	—
3/5/10 Restricted Stock	—	—	33,313	33,313	32,388	33,313
3/3/11 Stock Options	—	—	—	—	—	—
3/3/11 RSUs	—	—	56,888	56,888	36,345	56,888
3/3/11 Stock Options	—	—	—	—	—	—
11/7/11 RSUs	—	—	582,675	582,675	242,781	582,675
11/7/11 RSUs (2010 TSR Replacement)	—	—	12,860	12,860	12,860	12,860
11/7/11 RSUs (2011 TSR Replacement)	—	—	49,721	49,721	28,685	49,721
Total	—	—	783,148	783,148	400,750	783,148
Non-Qualified Retirement Benefits
Pension Plan(4)	47,878	47,878	45,885	—	47,878	203,058
Savings Plan(5)	—	—	—	—	38,152	38,152
Total	47,878	47,878	45,885	—	86,030	241,210
Other Non-Qualified Benefits
Outplacement(6)	—	—	—	—	—	75,000
Health and Welfare(7)	—	—	—	—	987	2,538
Total	—	—	—	—	987	77,538
Total	47,878	47,878	829,033	783,148	1,036,100	3,639,896

(1)	Mr. Milligan is covered under the Exelis Senior Executive Severance Pay Plan. Under that plan Mr. Milligan will receive a severance benefit equal to 14 months of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In the event of a change of control, Mr. Milligan is covered under the Exelis Special Senior Executive Severance Pay Plan, described in this Proxy Statement on pages 112-113, Mr. Milligan would be paid a lump sum payment equal to three times his current annual base salary rate (which annual base salary rate was $470,000 as of December 31, 2011) paid plus three times the target AIP. Further information regarding Mr. Milligan’s post-employment compensation is provided in the Non Qualified Deferred Compensation for 2011 and Pension Benefits for 2011 Tables. The bonus calculation excluded the value of the completed performance period, as it does not represent incremental compensation with respect to column (e).

(2)	Mr. Milligan had no unvested TSR awards on December 31, 2011. See discussion of the treatment of TSR awards on page 96 of this Proxy Statement.

(3)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis—Long-Term Incentive Awards Program”. Unvested equity awards reflect the market value of restricted stock and in-the-money value of options based on the Exelis December 30, 2011 closing stock price of $9.05.

(4)	Column (a) and column (b) amounts reflect present value of the annual vested benefit payable under the Exelis Excess Pension Plan, under the traditional pension plan formula, as of December 31, 2011 assuming a retirement age at 65 plus the lump sum value of the pension equity plan benefit as of December 31, 2011. Column (c) provides the value of the benefit payable to Mr. Milligan’s beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the annual vested benefit payable under the Exelis Excess Pension Plan as under the traditional pension plan formula as of December 31, 2011, assuming a retirement age at 65 plus the present value of the Pension Equity Plan benefit as of December 31, 2011. Column (f) provides the lump sum payable by Exelis in accordance with the Exelis Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional Exelis Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Exelis match. Column (f) reflects the additional cash payment representing Exelis contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan on pages 112-113 of this Proxy Statement.

(6)	The Exelis Special Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown in column (f) are based on a current competitive bid.

(7)	In the event of termination not for cause, Exelis will pay the company’s portion of medical and life insurance premiums for fourteen months ($0 and $987, respectively) and in the event of a change of control, Exelis will pay medical and life insurance premiums for three years ($0 and $2,538, respectively).

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Exelis December 30, 2011 closing stock price of $9.05. Amounts disclosed are calculated before consideration of the “best-net” provision discussed on page 87.

Potential Post-Employment Compensation

Christopher C. Bernhardt
	Resignation (a)	Termination For Cause (b)	Death (c)	Disability (d)	Termination Not For Cause (e)	Termination Not For Cause or With Good Reason After Change of Control (f)(9)
Cash Severance
Salary(1)	—	—	—	—	665,000	840,000
Bonus(1)	—	—	—	—	—	546,000
Total	—	—	—	—	665,000	1,386,000
Additional Bonus Payments(2)
2009 Payment	-132,500	-132,500	—	—	—	0
2010 Payment	-132,500	-132,500	—	—	—	0
2011 Payment	-132,500	-132,500	—	—	—	0
2012 Payment	—	—	—	—	250,000	250,000
2013 Payment	—	—	—	—	—	250,000
Total	-397,500	-397,500	—	—	250,000	500,000
			—	—	—
Unvested TSR Awards(3)
Total	—	—	—	—	—	—
Unvested Equity Awards(4)
3/5/09 Stock Options	26,720	—	29,150	29,150	29,150	29,150
2/17/09 Restricted Stock	-250,492	-250,492	288,233	288,233	—	288,233
3/5/09 Restricted Stock	126,080	—	137,542	137,542	137,542	137,542
3/5/10 Stock Options	—	—	—	—	—	—
3/5/10 Restricted Stock	76,902	—	131,831	131,831	131,831	131,831
3/3/11 Stock Options	—	—	—	—	—	—
3/3/11 RSUs	28,433	—	113,731	113,731	113,731	113,731
3/3/11 Stock Options	—	—	—	—	—	—
11/7/11 RSUs	10,848	—	390,517	390,517	216,954	390,517
11/7/11 RSUs (2010 TSR Replacement)	4,240	—	50,879	50,879	50,879	50,879
11/7/11 RSUs (2011 TSR Replacement)	4,146	—	99,505	99,505	76,542	99,505
Total	26,877	-250,492	1,241,388	1,241,388	756,629	1,241,388
Non-Qualified Retirement Benefit
Pension(5)	959,308	959,308	479,654	—	959,308	2,422,496
Savings Plan(6)	—	—	—	—	43,616	43,616
Total	959,308	959,308	479,654	—	1,002,924	2,466,112
Other Non-Qualified Benefits
Outplacement(7)	—	—	—	—	—	75,000
Health and Welfare(8)	—	—	—	—	11,422	14,428
Total	—	—	—	—	11,422	89,428
Total	588,685	311,316	1,721,042	1,241,388	2,685,975	5,682,928

(1)	Mr. Bernhardt is covered under the Exelis Senior Executive Severance Pay Plan. Under that plan Mr. Bernhardt will receive a severance benefit equal to 19 months of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In the event of a change of control, Mr. Bernhardt is covered under the Exelis Special Senior Executive Severance Pay Plan, described in this Proxy Statement on pages 112-113, Mr. Bernhardt would be paid a lump sum payment equal to two times his current annual base salary rate (which annual base salary rate was $420,000 on December 31, 2011) paid plus two times the target AIP. Further information regarding Mr. Bernhardt’s post-employment compensation is provided in the Non Qualified Deferred Compensation for 2011 and Pension Benefits for 2011 Tables. The bonus calculation excluded the value for the completed performance period with respect to column (e).

(2)	Pursuant to the Bernhardt Arrangements described on page 99 of this Proxy Statement, had Mr. Bernhardt resigned or been terminated for cause prior to December 30, 2011 he would have had to repay any and all of the after-tax amounts relating to his 2009, 2010 and 2011 additional bonus payments. Mr. Bernhardt would receive a $250,000 payment if he was terminated not for cause with respect to the 2012 award.

(3)	Mr. Bernhardt had no unvested TSR awards on December 31, 2011. See discussion of the treatment of TSR awards on page 96 of this Proxy Statement.

(4)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis — Long-Term Incentive Awards Program”. Unvested equity awards reflect the market value of restricted stock and in-the-money value of options based on the Exelis December 30, 2011 closing stock price of $9.05. The -250,492 amount in columns (a) and (b) represents the estimated after-tax value of vested restricted stock and dividends paid with respect to Mr. Bernhardt’s February 17, 2009 special restricted stock award of 14,430 shares. Mr. Bernhardt would have to repay the after-tax value of vested shares, as of the vesting date, and dividends paid under the Bernhardt Arrangements if he had resigned or been terminated for cause. The balance of 31,849 converted and unvested Exelis restricted shares would be forfeited.

(5)	Column (a) and column (b) amounts reflect present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2011 assuming a retirement age at 65. Column (c) provides the value of the benefit payable to Mr. Bernhardt’s beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2011, assuming a retirement age at 65. Column (f) provides the lump sum payable by Exelis in accordance with the Exelis Special Senior Executive Severance Pay Plan in the event of a change of control.

(6)	No additional Exelis Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Exelis match. Column (f) reflects the additional cash payment representing Exelis contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan on pages 112-113 of this Proxy Statement.

(7)	The Exelis Special Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown in column (f) are based on a current competitive bid.

(8)	In the event of termination not for cause, Exelis will pay the company’s portion of medical and life insurance premiums for nineteen months ($10,222 and $1,200, respectively) and in the event of a change of control, Exelis will pay medical and life insurance premiums for two years ($12,912 and $1,516, respectively).

(9)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Exelis December 30, 2011 closing stock price of $9.05. Amounts disclosed are calculated before consideration of the “best-net” provision discussed on page 87.

Potential Post-Employment Compensation

Christopher D. Young
	Resignation (a)	Termination For Cause (b)	Death (c)	Disability (d)	Termination Not For Cause (e)	Termination Not For Cause or With Good Reason After Change of Control (f)(8)
Cash Severance
Salary(1)	—	—	—	—	760,000	760,000
Bonus(1)	—	—	—	—	—	494,000
Total	—	—	—	—	760,000	1,254,000
Unvested TSR Awards (2)
Total	—	—	—	—	—	—
Unvested Equity Awards(3)
3/5/09 Stock Options	20,481	—	22,343	22,343	22,343	22,343
3/5/09 Restricted Stock(5)	96,638	—	105,423	105,423	105,423	105,423
3/5/10 Stock Options	—	—	—	—	—	—
3/5/10 Restricted Stock(5)	64,760	—	111,016	111,016	111,016	111,016
3/3/11 Stock Options	—	—	—	—	—	—
3/3/11 RSUs(5)	28,433	—	113,731	113,731	104,254	113,731
3/3/11 Stock Options	—	—	—	—	—	—
11/7/11 RSUs(5)	9,814	—	353,321	353,321	245,362	353,321
11/7/11 RSUs (2010 TSR Replacement)	3,570	—	42,843	42,843	42,843	42,843
11/7/11 RSUs (2011 TSR Replacement)	4,146	—	99,505	99,505	99,505	99,505
Total	227,842	—	848,182	848,182	730,746	848,182
Non-Qualified Retirement Benefits
Pension Plan(4)	1,738,503	1,738,503	869,251	—	1,738,503	3,751,892
Savings Plan(5)	—	—	—	—	38,495	38,495
Total	1,738,503	1,738,503	869,251	—	1,776,998	3,790,387
Other Non-Qualified Benefits				—
Outplacement(6)	—	—	—	—	—	75,000
Health and Welfare(7)	—	—	—	—	20,116	20,116
Total	—	—	—	—	20,116	95,116
Total	1,966,345	1,738,503	1,717,433	848,182	3,287,860	5,987,685

(1)

Mr. Young is covered under the Exelis Senior Executive Severance Pay Plan. Under that plan, Mr. Young will receive a severance benefit equal to 24 months of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In the event of a change of control, Mr. Young is covered under the Exelis Special Senior Executive Severance Pay Plan, described in this Proxy Statement on pages 112-113, Mr. Young would be paid a lump sum payment equal to two times his current annual base salary rate (which annual base salary rate was $380,000 on December 31, 2011) paid plus two times the target AIP. Further information regarding Mr. Young’s post-employment compensation is provided in the Non Qualified Deferred Compensation for 2011 and Pension Benefits for 2011 Tables. The bonus calculation excluded the value of the completed performance period, as it does not represent incremental compensation with respect to column (e).

(2)	Mr. Young had no unvested TSR awards on December 31, 2011. See discussion of the treatment of TSR awards on page 96 of this Proxy Statement.

(3)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis — Long-Term Incentive Awards Program”. Unvested equity awards reflect the market value of restricted stock and in-the-money value of options based on the Exelis December 30, 2011 closing stock price of $9.05.

(4)	Column (a) and column (b) amounts reflect present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2011 assuming a retirement age at 65. Column (c) provides the value of the benefit payable to Mr. Young beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2011, assuming a retirement age at 65. Column (f) provides the lump sum payable by Exelis in accordance with the Exelis Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional Exelis Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Exelis match. Column (f) reflects the additional cash payment representing Exelis contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan on pages 112-113 of this Proxy Statement.

(6)	The Exelis Special Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown in columns (f) are based on a current competitive bid.

(7)	In the event of termination not for cause, Exelis will pay the company’s portion of medical and life insurance premiums for twenty-four months ($18, 744 and $1,372, respectively) and in the event of a change of control, Exelis will pay medical and life insurance premiums for two years ($18,744 and $1,372 respectively).

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Exelis December 30, 2011 closing stock price of $9.05. Amounts disclosed are calculated before consideration of the “best-net” provision as discussed on page 87.

Potential Post-Employment Compensation

Michael R. Wilson
	Resignation $(a)	Termination For Cause $(b)	Death $(c)	Disability $(d)	Termination Not For Cause $(e)	Termination Not For Cause or With Good Reason After Change of Control $(f)(8)
Cash Severance
Salary(1)	—	—	—	—	800,000	800,000
Bonus(1)	—	—	—	—	—	520,000
Total	—	—	—	—	800,000	1,320,000
Unvested TSR Awards(2)
Total	—	—	—	—	—	—
Unvested Equity Awards(3)
3/5/09 Stock Options	20,481	—	22,343	22,343	22,343	22,343
3/5/09 Restricted Stock	96,638	—	105,423	105,423	105,423	105,423
3/5/10 Stock Options	—	—	—	—	—	—
3/5/10 Restricted Stock	72,847	—	124,881	124,881	124,881	124,881
9/28/10 Restricted Stock(5)	1,663	—	3,991	3,991	3,991	3,991
3/3/11 Stock Options	—	—	—	—	—	—
3/3/11 RSUs	28,433	—	113,731	113,731	104,254	113,731
3/3/11 Stock Options	—	—	—	—	—	—
11/7/11 RSUs	10,331	—	371,919	371,919	258,277	371,919
11/7/11 RSUs (2010 TSR Replacement)	4,017	—	48,209	48,209	48,209	48,209
11/7/11 RSUs (2011 TSR Replacement)	4,146	—	99,505	99,505	99,505	99,505
Total	238,556	—	890,002	890,002	766,883	890,002
Non-Qualified Retirement Benefits
Pension Plan(4)	814,086	814,086	407,043	—	814,086	2,628,111
Savings Plan(5)	—	—	—	—	40,494	40,494
Total	814,086	814,086	407,043	—	854,580	2,668,605
Other Non-Qualified Benefits
Outplacement(6)	—	—	—	—	—	75,000
Health and Welfare(7)	—	—	—	—	14,356	14,356
Total	—	—	—	—	14,356	89,356
Total	1,052,642	814,086	1,297,045	890,002	2,435,819	4,967,963

(1)

Mr. Wilson is covered under the Exelis Senior Executive Severance Pay Plan. Under that plan, Mr. Wilson will receive a severance benefit equal to 24 months of base salary if terminated other than for cause unless termination occurs after the normal retirement date. In the event of a change of control, Mr. Wilson is covered under the Exelis Special Senior Executive Severance Pay Plan, described in this Proxy Statement on page 112-113, Mr. Wilson would be paid a lump sum payment equal to two times his current annual base salary rate (which base salary rate was $400,000 on December 31, 2011) paid plus two times the target AIP. Further information regarding Mr. Wilson’s post-employment compensation is provided in the Non Qualified Deferred Compensation for 2011 and Pension Benefits for 2011 Tables. The bonus calculation excluded the value for the completed performance period, as it does not represent incremental compensation, with respect to column (e).

(2)	Mr. Wilson had no unvested TSR awards on December 30, 2011. See discussion of the treatment of TSR awards on page 96 of this Proxy Statement.

(3)	Equity awards vest according to the terms described in “Compensation Discussion and Analysis — Long-Term Incentive Awards Program”. Unvested equity awards reflect the market value of restricted stock and in-the-money value of options based on the Exelis December 30, 2011 closing stock price of $9.05.

(4)	Column (a) and column (b) amounts reflect present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2011 assuming a retirement age at 65. Column (c) provides the value of the benefit payable to Mr. Wilson beneficiary upon death. Column (d) is inapplicable because disability would not affect retirement benefits. Column (e) provides the present value of the annual vested benefit payable under the Exelis Excess Pension Plan as of December 31, 2011, assuming a retirement age at 65. Column (f) provides the lump sum payable by Exelis in accordance with the Exelis Special Senior Executive Severance Pay Plan in the event of a change of control.

(5)	No additional Exelis Excess Savings Plan payments are made in the event of voluntary or involuntary termination, or termination for cause. In the case of death or disability, the participant becomes 100% vested in the Exelis match. Column (f) reflects the additional cash payment representing Exelis contributions, which would be made following a change of control as described in the Special Senior Executive Severance Pay Plan on pages 112-113 of this Proxy Statement.

(6)	The Exelis Special Senior Executive Severance Pay Plan includes one year of outplacement services. Amounts shown in column (f) are based on a current competitive bid.

(7)	In the event of termination not for cause, Exelis will pay the company’s portion of medical and life insurance premiums for twenty-four months ($12,912 and $1,444, respectively) and in the event of a change of control, Exelis will pay medical and life insurance premiums for two years ($12,912 and $1,444 respectively).

(8)	Amounts in column (f) assume termination occurs immediately upon a change of control based on the Exelis December 30, 2011 closing stock price of $9.05. Amounts disclosed are calculated before consideration of the “best-net” provision as discussed on page 87.

Appendix A

Exelis Inc.

2011 OMNIBUS INCENTIVE PLAN

AS AMENDED AND RESTATED

ESTABLISHMENT, PURPOSE, AND DURATION

Establishment.    Exelis Inc., an Indiana corporation (hereinafter referred to as the “Company”), amends and restates the established incentive compensation plan known as the 2011 Omnibus Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights (SARs), Restricted Stock, Restricted Stock Units and Other Awards.

The Plan first became effective October 31, 2011 (the “Effective Date”) following the Spin-Off of Exelis Inc. from ITT Corporation (the “Predecessor Corporation”) on October 31, 2011. The Predecessor Corporation maintained a similar plan prior to the Spin-Off (the “Predecessor Plan”), and the Plan was created to govern the awards under the Predecessor Plan, as revised to reflect the Spin-Off from the Predecessor Corporation. The Plan shall remain in effect as provided in Section 1.3 hereof, and Participants shall receive full credit for their service and participation with the Predecessor Corporation as provided in Section 5.3 hereof.

Purpose of the Plan.    The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by strengthening the Company’s ability to attract and retain Employees of the Company and its Affiliates and members of the Board of Directors upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through share ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

Duration of the Plan.    The Plan commenced as of the Effective Date, as described in Section 1.1 hereof, and shall remain in effect, subject to the right of the Compensation and Personnel Committee of the Board, (the “Committee”) to amend or terminate the Plan at any time pursuant to Article 14 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan’s provisions.

DEFINITIONS

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

“Acceleration Event” shall be deemed to have occurred as of the first day that any one or more of the following conditions have been satisfied:

a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Exchange Act disclosing that any Person, other than the Company or a Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary (or related trust), is the Beneficial Owner directly or indirectly of twenty percent (20%) or more of the outstanding Shares;

any Person, other than the Company or a Subsidiary, or any employee benefit plan sponsored by the Company or a Subsidiary (or related trust), shall purchase shares pursuant to a tender offer or exchange offer to acquire any Shares (or securities convertible into Shares) for cash, securities or any other consideration, provided that after consummation of the offer, the Person in question is the Beneficial Owner, directly or indirectly, of twenty percent (20%) or more of the outstanding Shares (calculated as provided in paragraph (d) of Rule 13d-3 under the Exchange Act in the case of rights to acquire Shares);

the consummation of:

any consolidation, business combination or merger involving the Company, other than a consolidation, business combination or merger involving the Company in which holders of Shares immediately prior to the consolidation, business combination or merger (x) hold fifty percent (50%) or more of the combined voting power of the Company (or the corporation resulting from the consolidation, business combination or merger or the parent of such corporation) after the merger and (y) have the same proportionate ownership of common stock of the Company (or the corporation resulting from the consolidation, business combination or merger or the parent of such corporation), relative to other holders of Shares immediately prior to the consolidation, business combination or merger, immediately after the consolidation, business combination or merger as immediately before; or

any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company;

there shall have been a change in a majority of the members of the Board within a 12-month period unless the election or nomination for election by the Company’s shareholders of each new director during such 12-month period was approved by the vote of two-thirds of the directors then still in office who (x) were directors at the beginning of such 12-month period or (y) whose nomination for election or election as directors was recommended or approved by a majority of the directors who were directors at the beginning of such 12-month period; or

any Person, other than the Company or a Subsidiary or any employee benefit plan sponsored by the Company or a Subsidiary (or related trust), becomes the Beneficial Owner of twenty percent (20%) or more of the Shares.

“Affiliate” means any Subsidiary and any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

“Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Converted Awards and Other Awards.

“Award Agreement” means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to Awards granted under this Plan, or (ii) a statement issued by the Company to a Participant describing the terms and conditions of such Award.

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

“Benefits and Compensation Matters Agreement” means the Benefits and Compensation Matters Agreement by and among the Company, the Predecessor Corporation and Exelis Inc.

“Board” or “Board of Directors” means the Board of Directors of the Company.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation and Personnel Committee of the Board.

“Company” means Exelis Inc., an Indiana corporation, and any successor thereto as provided in Article 16 herein; provided, however, that for purposes of grants made under the Predecessor Plan, Company shall mean the Predecessor Corporation as the original grantor.

“Converted Award” means Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units and Other Awards denominated in Shares that were originally granted to a Participant under any of the Predecessor Corporation Equity Plans, as adjusted pursuant to the terms of the Benefits and Compensation Matters Agreement.

“Covered Employee” means a Participant who is a “Covered Employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

“Director” means any individual who is a member of the Board of Directors.

“Employee” means any employee of the Company or its Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

“Fair Market Value” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion.

Such definition of Fair Market Value may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, or settlement or payout of an Award. If, however, the accounting standards used to account for equity awards granted to Participants are substantially modified subsequent to the Effective Date of the Plan, the Committee shall have the ability to determine an Award’s Fair Market Value based on the relevant facts and circumstances. If Shares are not traded on an established stock exchange, Fair Market Value shall be determined by the Committee based on objective criteria.

“Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article 7 herein.

“Full Value Award” means an Award other than an Option granted with an Option Price equal to at least Fair Market Value on the date of grant or a SAR with a Grant Price equal to at least Fair Market Value on the date of grant.

“Grant Price” means the amount to which the Fair Market Value of a Share is compared pursuant to Section 7.6 to determine the amount of payment that should be made upon exercise of a SAR.

“Incentive Stock Option” or “ISO” means an Option that meets the requirements of Code Section 422, or any successor provision, and that is not designated as a Nonqualified Stock Option.

“Insider” means an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board or the Committee in accordance with Section 16 of the Exchange Act.

“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option to purchase Shares, as described in Article 6 herein.

“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

“Other Award” means an Award granted to a Participant pursuant to Article 9 herein.

“Participant” means an Employee or Director who has been selected to receive an Award or who has an outstanding Award granted under the Plan.

“Performance-Based Compensation” means an Award that is qualified as Performance-Based Compensation under Code Section 162(m).

“Performance Measures” means measures as described in Article 10, the attainment of which may determine the amount of payout and/or vesting with respect to Awards.

“Performance Period” means the period of time during which the performance goals must be met in order to determine the amount of payout and/or vesting with respect to an Award.

“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, at its discretion) and transfer restrictions, as provided in Article 8 herein.

“Person” shall have the meaning given in Section 3(a) (9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

“Plan Year” means the fiscal year of the Company.

“Plan” means the Exelis 2011 Omnibus Incentive Plan, as amended and restated; provided, however, that for purposes of grants made under the Predecessor Plan, Plan shall mean the Predecessor Plan as it existed on the date of such grant.

“Predecessor Corporation Equity Plan” means any of the plans maintained by the Predecessor Corporation under which equity or equity-based awards were granted, including the ITT 2003 Equity Incentive Plan, ITT Corporation 1997 Long-Term Incentive Plan, 1994 ITT Incentive Stock Plan, ITT 1996 Restricted Stock Plan for Non-Management Directors, and 2002 ITT Stock Option Plan for Non-Management Directors.

“Restricted Stock” means an Award granted to a Participant pursuant to Article 8 herein.

“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8 herein.

“Share” means a share of common stock of the Company, $1.00 par value per share.

“Stock Appreciation Right” or “SAR” means an Award granted to a Participant pursuant to Article 7 herein.

“Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

“Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article 7.

ADMINISTRATION

General.    The Committee shall be responsible for administering the Plan. The Committee may employ attorneys, consultants, accountants, and other persons, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, and all other interested persons.

Authority of the Committee.    The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of the Plan and to determine eligibility for Awards and to adopt such rules, regulations, and guidelines for administering the Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions and, subject to Article 14, adopting modifications and amendments to the Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries in which the Company and its Affiliates operate.

Delegation.    The Committee may delegate to one or more of its members or to one or more agents or advisors such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following: (a) designate Employees and Directors to be recipients of Awards; and (b) determine the size of the Award; provided, however, the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an elected officer of the Company, or to the extent it would unintentionally cause Performance-Based Compensation to lose its status as such.

SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

Number of Shares Available for Awards.    Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance to Participants under the Plan shall be forty million (40,000,000). For purposes of the prior sentence, Shares subject to outstanding awards under the Predecessor Plan shall not be considered available for issuance under the Predecessor Plan. Any Shares related to Awards under the Plan or awards under the Predecessor Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant under the Plan. Notwithstanding the foregoing, (a) upon the exercise of a stock-settled Stock Appreciation Right or net-settled Option, the number of Shares subject to the Award (or portion of the Award) that is then being exercised shall be counted against the maximum aggregate number of Shares that may be issued under the Plan as provided above, on the basis of one Share for every Share subject thereto, regardless of the actual number of Shares issued upon exercise and (b) any Shares withheld with respect to an Award (or, with respect to Restricted Stock, returned) in satisfaction of tax withholding obligations shall be counted as Shares issued.

Subject to adjustment as provided in Section 4.2 herein, the number of Shares hereby reserved for issuance under the Plan for Full Value Awards granted after December 31, 2011 shall not exceed twelve million, nine hundred thousand (12,900,000). In addition, any Shares related to Full Value Awards under the Plan or the Predecessor Plan that terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission for Awards not involving Shares, shall be available again for grant of Full Value Awards under the Plan.

All of the reserved Shares may be used as ISOs.

The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

The following limits (“Award Limits”) shall apply to Awards (other than Converted Awards), dividends and dividend equivalent intended to qualify as Performance-Based Compensation:

Options:    The maximum aggregate number of Shares that may be granted in the form of Options, pursuant to any Award granted in any one Plan Year to any one Participant shall be fifteen million (15,000,000).

SARs:    The maximum number of Shares that may be granted in the form of Stock Appreciation Rights, pursuant to any Award granted in any one Plan Year to any one Participant shall be fifteen million (15,000,000).

Restricted Stock or Restricted Stock Units:    The maximum aggregate grant with respect to Awards of Restricted Stock or Restricted Stock Units granted in any one Plan Year to any one Participant shall be three million (3,000,000).

Other Awards:    The maximum aggregate number of Shares with respect to which Other Awards may be granted in any one Plan Year to any one Participant shall be three million (3,000,000) and the maximum aggregate cash that may be payable with respect to Other Awards granted in any one Plan Year to any one Participant shall be twelve million ($12,000,000) dollars.

Dividends and Dividend Equivalents:    The maximum aggregate value of cash dividends (other than large, nonrecurring cash dividends) or dividend equivalents that any one Participant may receive pursuant to Awards in any one Plan Year shall not exceed five million ($5,000,000) dollars.

Adjustments in Authorized Shares.    In the event of any equity restructuring (within the meaning of FASB Accounting Standards Codification (ASC) 718 (formerly FAS 123R) that causes the per share value of Shares to change, such as a stock dividend, stock split, spin off, rights offering, or recapitalization through a large, nonrecurring cash dividend, the Committee shall cause there to be made an equitable adjustment to: (a) the number and, if applicable, kind of shares that may be issued under the Plan or pursuant to any type of Award under the Plan, (b) the Award Limits, (c) the number and, if applicable, kind of shares subject to outstanding Awards and (d) as applicable, the Option Price or Grant Price of any then outstanding Awards. In the event of any other change in corporate structure or capitalization, such as a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall cause there to be made such equitable adjustments described in the foregoing sentence. Any fractional shares resulting from adjustments made pursuant to this Section 4.2 shall be eliminated. Any adjustment made pursuant to this Section 4.2 shall be conclusive and binding for all purposes of the Plan.

Except to the extent it would unintentionally cause Performance Based Compensation to fail to qualify for the performance based exception to Code Section 162(m), appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan to reflect such changes or distributions and to modify any other terms of outstanding Awards on an equitable basis, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Subject to the provisions of Article 13, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, share exchange, amalgamation, reorganization or similar transaction upon such terms and conditions as it may deem appropriate; provided, however, that no such issuance or assumption shall be made without affecting the number of Shares reserved or available hereunder if it would prevent the granting of ISOs under the Plan.

ELIGIBILITY AND PARTICIPATION

Eligibility.    Individuals eligible to participate in this Plan include all Employees and Directors.

Actual Participation.    Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals, those to whom Awards shall be granted and shall determine the form and amount of each Award.

Prior Participation.    Notwithstanding any other provision of the Plan to the contrary, all prior service and participation by a Participant with the Predecessor Corporation shall be credited in full towards a Participant’s service and participation with the Corporation.

STOCK OPTIONS

Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

ISOs may not be granted following the ten-year (10) anniversary of the date the Plan was last approved by shareholders in a manner that satisfies the shareholder approval requirements applicable to ISOs. ISOs may be granted only to Employees.

Award Agreement.    Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of the Plan. The Award Agreement also shall specify whether the Option is intended to be an ISO or an NQSO.

Option Price.    The Option Price for each grant of an Option under this Plan shall be as determined by the Committee; provided, however, the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

Duration of Options.    Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary of its grant.

Exercise of Options.    Options granted under this Article 6 shall be exercisable at such times and be subject to such terms and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.

Payment.    Options granted under this Article 6 shall be exercised by the delivery of notice of exercise to an agent designated by the Company or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option may be exercised (and the Option Price may be satisfied) by (a) delivering cash or its equivalent, (b) tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price, (c) broker-assisted cashless exercise, (d) net exercise, (e) a combination of the foregoing or (f) by any other method approved by the Committee in its sole discretion. The Committee shall determine acceptable methods for tendering Shares as payment upon exercise of an Option and may impose such limitations and prohibitions on the use of Shares to exercise an Option as it deems appropriate.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under the methods indicated above shall be paid in United States dollars.

Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

Termination of Employment or Service as a Director.    The impact of a termination of a Participant’s employment on an Option’s vesting and exercise period shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among Option grants or Participants. The impact of a termination on a Participant’s service as a Director on an Option’s vesting and exercise period shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among Option grants or Participants.

Transferability of Options.    During his or her lifetime, only the Participant shall have the right to exercise the Options. After the Participant’s death, the Participant’s estate or beneficiary shall have the right to exercise such Options.

Incentive Stock Options.    No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Nonqualified Stock Options.    Except as otherwise provided in a Participant’s Award Agreement, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Under no circumstances may an NQSO be transferable for value or consideration.

Notification of Disqualifying Disposition.    If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

STOCK APPRECIATION RIGHTS

Grant of SARs.    Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

The SAR Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The SAR Grant Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the SAR is granted. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

SAR Agreement.    Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

Term of SAR.    The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion, provided that, no SAR shall be exercisable later than the tenth (10th) anniversary of its grant.

Exercise of Freestanding SARs.    Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon them; provided, however, such terms and conditions shall be subject to Section 7.1 as to grant price and Section 7.3 as to the term of the SAR.

Exercise of Tandem SARs.    Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

Payment of SAR Amount.    Upon the exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

The difference between the Fair Market Value of a Share on the date of exercise over the Grant Price; by

The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon a SAR exercise may be in cash, in Shares of equivalent value, in some combination thereof, or in any other manner approved by the Committee at its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

Termination of Employment or Service as a Director.    The impact of a termination of a Participant’s employment on a SAR’s vesting and exercise period shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among SAR grants or Participants. The impact of a termination on a Participant’s service as a Director on a SAR’s vesting and exercise period shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among SAR grants or Participants.

Nontransferability of SARs.    Except as otherwise provided in a Participant’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Under no circumstances may a SAR be transferable for value or consideration. Further, except as otherwise provided in a Participant’s Award Agreement, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable. This includes, but is not limited to, requiring the Participant to hold the Shares received upon exercise of a SAR for a specified period of time.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Grant of Restricted Stock or Restricted Stock Units.    Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

Restricted Stock or Restricted Stock Unit Agreement.    Each Restricted Stock and/or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

Transferability.    Except as provided in this Article 8, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement.

Other Restrictions.    The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

Voting Rights.    To the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

Dividends and Other Distributions.    During the Period of Restriction, Participants holding Shares of Restricted Stock or Restricted Stock Units granted hereunder may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares or dividend equivalents while they are so held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the time and form of payment of dividends or dividend equivalents, including cash, Shares, Restricted Stock, or Restricted Stock Units; provided, however, that if dividends or dividend equivalents are granted with respect to any Shares of Restricted Stock or Restricted Share Units that are subject to performance goals, the dividends or dividend equivalents shall be accumulated or reinvested and paid following the time such performance goals are met, as set forth by the Committee in the applicable Award Agreement.

Termination of Employment or Service as a Director.    The impact of a termination of a Participant’s employment on a Restricted Stock or Restricted Stock Unit’s vesting and settlement shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among Restricted Stock or Restricted Stock Unit grants or Participants. The impact of a termination of a Participant’s service as a Director on a Restricted Stock or Restricted Stock Unit’s vesting and settlement shall be determined by the Committee, in its sole discretion, in the Participant’s Award Agreement, and need not be uniform among Restricted Stock or Restricted Stock Unit grants or Participants.

Section 83(b) Election.    The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

OTHER AWARDS

The Committee may grant Other Awards, which may include, without limitation, unrestricted Shares, the payment of Shares in lieu of cash, the payment of cash based on attainment of Performance Goals, service conditions or other goals established by the Committee and the payment of Shares in lieu of cash under other Company incentive or bonus programs. Payment under or settlement of any such Other Awards shall be made in such manner, at such times and subject to such terms and conditions as the Committee may determine.

PERFORMANCE MEASURES

Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 10, the performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Measures:

Net earnings;

Earnings per share;

Net sales growth;

Net income (before or after taxes);

Net operating profit;

Return measures (including, but not limited to, return on assets, capital, equity, or sales);

Cash flow (including, but not limited to, operating cash flow and free cash flow);

Cash flow return on capital;

Earnings before or after taxes, interest, depreciation, and/or amortization;

Gross or operating margins;

Productivity ratios;

Share price (including, but not limited to, growth measures and total shareholder return);

Expense targets;

Margins;

Operating efficiency;

Customer satisfaction;

Employee satisfaction metrics;

Human resources metrics;

Working capital targets; and

EVA®.

Any Performance Measure(s) may be used to measure the performance of the Company or an Affiliate as a whole or any business unit of the Company or an Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (l) above as compared to various stock market indices. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 10.

The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (f) acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

Awards that are designed to qualify as Performance-Based Compensation, and that are held by Covered Employees, may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward.

In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval.

BENEFICIARY DESIGNATION

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

RIGHTS OF PARTICIPANTS

Employment.    Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company and/or its Affiliates to terminate any Participant’s employment or of the Board of Directors to terminate service as a Director at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director for any specified period of time.

Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company and, accordingly, subject to Article 3 and Section 14.1, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

Participation.    No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

Rights as a Shareholder.    Except as otherwise provided in Section 8 of the Plan or in an Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

ACCELERATION EVENT

The Compensation Committee shall specify in each Participant’s Award Agreement the treatment of outstanding Awards upon an Acceleration Event; provided that any Converted Award will continue to apply the definition of “change in control” or “acceleration event” as provided in the Predecessor Corporation Equity Plan under which such Converted Award was originally granted, as adjusted pursuant to the terms of the Benefits and Compensation Matters Agreement.

AMENDMENT, MODIFICATION, SUSPENSION, AND TERMINATION

Amendment, Modification, Suspension, and Termination.    Subject to Section 14.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that, except for a change or adjustment made pursuant to Section 4.2, no Option Price of an outstanding Option or Grant Price of an outstanding SAR shall be reduced (whether through amendment, cancellation or replacement of Awards with other Awards or other payments of cash or property) without shareholder approval.

Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under the Plan.

Awards Previously Granted.    Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

WITHHOLDING

Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan.

Share Withholding.    With respect to withholding required upon the exercise of Options, or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

GENERAL PROVISIONS

Forfeiture Events.    The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of employment for cause, violation of material Company and/or Affiliate policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company and/or its Affiliates.

Legend.    The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Requirements of Law.    The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Securities Law Compliance.    With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

Registration and Listing.    The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Award with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national securities laws, stock exchange, or automated quotation system.

Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Employees or Directors Based Outside of the United States.    Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Affiliates operate or have Employees or Directors, the Committee, in its sole discretion, shall have the power and authority to:

Determine which Affiliates shall be covered by the Plan;

Determine which Employees and/or Directors outside the United States are eligible to participate in the Plan;

Modify the administrative terms and conditions of any Award granted to Employees and/or Directors outside the United States to comply with applicable foreign laws;

Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 17.10 by the Committee shall be attached to this Plan document as appendices; and

Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

Uncertificated Shares.    To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

Unfunded Plan.    Participants shall have no right, title, or interest whatsoever in or to any investments that the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to ERISA.

No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

Retirement and Welfare Plans.    The value of compensation paid under this Plan will not be included as “compensation” for purposes of computing the benefits payable to any participant under the Company’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the State of New York, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of New York, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

Appendix B

List of Companies from the S&P® Industrials Companies used in the Towers Watson Compensation Data Bank Analyses:

2010 U.S. CDB General Industry Executive Database Peer Group Listing September 2010 Company
Abbott Laboratories	Devon Energy	Jacobs Engineering	Qwest Communications
Agilent Technologies	Devry	J.M. Smucker	Rockwell Automation
Air Products and Chemicals	Dow Chemical	Johnson Controls	Rockwell Collins
Alcoa	DuPont	Johnson & Johnson	R.R. Donnelley
Allergan	Eastman Chemical	Kellogg	SAIC
Amazon.com	Eastman Kodak	Kimberly-Clark	SanDisk
Amgen	Eaton	King Pharmaceuticals	Schlumberger
Anadarko Petroleum	Ecolab	KLA-Tencor	Sealed Air
Applied Materials	Eli Lilly	Kohl’s	Sherwin-Williams
Archer Daniels Midland	El Paso Corporation	Leggett and Platt	Snap-on
AT&T	EMC	Life Technologies	Spectra Energy
Automatic Data Processing	Equifax	Lockheed Martin	Sprint Nextel
Avery Dennison	Express Scripts	Lorillard Tobacco	Starbucks
Ball	ExxonMobil	L-3 Communications	Starwood Hotels &
Baxter International	Fidelity National	Marathon Oil	Resorts
Best Buy	Information Services	Marriott International	Stryker
Big Lots	First Solar	Masco	Sunoco
Biogen Idec	Fiserv	MasterCard	Target
Boeing	Flowserve	Mattel	Tellabs
Boston Scientific	Fluor	McDonald’s	Tenet Healthcare
Bristol-Myers Squibb	Ford	McGraw-Hill	Teradata
Broadcom	Forest Laboratories	McKesson	Tesoro
CA	Fortune Brands	MeadWestvaco	Textron
Cameron International	Freeport-McMoRan	Medtronic	Time Warner
Cardinal Health	Copper & Gold	Merck & Co	Time Warner Cable
CareFusion	Gap	Microsoft	Total System Services
Carnival.	General Dynamics	Molson Coors Brewing	Tyson Foods
Caterpillar	General Electric	Monsanto	UnitedHealth
Celgene	General Mills	Motorola	United States Steel
CenturyLink	Genzyme	Murphy Oil	United Technologies
Cephalon	Gilead Sciences	Newmont Mining	Valero Energy
CF Industries	Goodrich	New York Times	Verizon
Chevron	Goodyear Tire & Rubber	NIKE	VF
C.H. Robinson Worldwide	Google	Northrop Grumman	Viacom
CIGNA	Harley-Davidson	Novell	Visa
Cintas	Hasbro	Occidental Petroleum	Vulcan Materials
Cisco Systems	Hershey	Office Depot	Walt Disney
Cliffs Natural Resources	Hess	Owens-Illinois	Waste Management
COACH	Hewlett-Packard	Parker Hannifin	Watson Pharmaceuticals
Coca-Cola	H.J. Heinz	PepsiCo	Western Digital
Colgate-Palmolive	Honeywell	PerkinElmer	Weyerhaeuser
ConAgra Foods	Hormel Foods	Pfizer	Whirlpool
ConocoPhillips	Hospira	Pitney Bowes	Whole Foods Market
Corning	H&R Block	PPG Industries	Wyndham Worldwide
CVS Caremark	Humana	Praxair	Xerox
Darden Restaurants	IBM	Pulte Homes	Yahoo!
Dean Foods	Intel	QUALCOMM	Yum! Brands
Dell	International Flavors &	Quest Diagnostics
Dentsply	Fragrances
International Paper
Iron Mountain
Jabil Circuit

B-1

Directions to the Exelis 2012 Annual Meeting of Shareholders

Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, New York 10573

From Manhattan’s East Side:    FDR Drive North to Triboro Bridge or Willis Avenue Bridge. Bear left after bridge tolls and follow signs to Major Deegan Expressway (I-87) North. (In Westchester County, I-87 becomes the New York State Thruway.) Deegan North to Exit 4, Cross County Parkway East (IMPORTANT NOTE: Do not get off at the first Exit 4 which is 149th Street in the Bronx. It is approximately 8 miles to the second Exit 4 on I-87, after the Yonkers Raceway Exit.) Follow to Hutchinson River Parkway North. Hutchinson to Exit 28 (Lincoln Ave./Harrison/Rye Brook). Left off exit ramp onto Lincoln Ave. At end (second traffic light) turn right onto Anderson Hill Road. Arrowwood is approximately 1/2 mile ahead on the left.

From Manhattan’s West Side:    West Side Highway to Henry Hudson Parkway (Route 9) North to Saw Mill River Parkway North (The Henry Hudson becomes the Saw Mill River Parkway). Saw Mill to Exit 4, Cross County Parkway East. To Hutchinson River Parkway North. Hutchinson to Exit 28 (Lincoln Ave./Harrison/Rye Brook). Left off exit ramp onto Lincoln Ave. At end (second traffic light) turn right onto Anderson Hill Road. Arrowwood is approximately 1/2 mile ahead on the left.

From Northern New Jersey / Rockland County / Tappan Zee Bridge:    Palisades Parkway or Garden State Parkway to New York State thruway (Rt.87) South to Tappan Zee Bridge. After bridge tolls take Exit 8 for I-287 East (Cross County Expressway).Take 287 East to Exit 8E, Westchester Avenue. Stay in left lane, pass one traffic light, take next left (signs for Purchase College, SUNY) onto Anderson Hill Road. Arrowwood is 3 miles ahead on the left.

From Northern Westchester/Putnam County:    Take I-684 South to Exit 2, Westchester Airport. Left off exit ramp, go through traffic light, continue straight to airport entrance. Continue to traffic circle, proceed around circle and turn right onto Rye Lake Rd. Continue on Rye Lake Rd. to traffic light, turn right onto King St. Continue to second traffic light (approx. 2 miles) to Anderson Hill Rd. Turn right onto Anderson Hill Road. Pass Doral Greens condominiums on right, Arrowwood is the next entrance on the right.

From Southern Westchester:    Hutchinson River Parkway North. Hutchinson to Exit 28 (Lincoln Ave./Harrison/Rye Brook). Left off exit ramp onto Lincoln Ave. At end (second traffic light) turn right onto Anderson Hill Road. Arrowwood is approximately 1/2 mile ahead on the left.

From Connecticut via Merritt Parkway:    Merritt Parkway (Rt. 15) South to Exit 27 (King St.). Right off exit ramp onto King St. Left at first traffic light onto Anderson Hill Road. Pass Doral Greens condominiums on right, Arrowwood is the next entrance on the right. Merritt Parkway North. Take Hutchinson to Exit 28 (Lincoln/Harrison/Rye Brook). Left off exit ramp onto Lincoln Ave. At end (second traffic light) turn right onto Anderson Hill Road. Arrowwood is approximately 1/2 mile ahead on the left.

From Connecticut via I-95 (New England Thruway South):    Follow signs for I-287 West (Cross Westchester Expressway). Take I-287 West to Exit 8 (Anderson Hill Road). Turn right onto Anderson Hill Road. Arrowwood is approximately 3 miles ahead on the left.

EXELIS INC. 1650 TYSONS BLVD., SUITE 1700 MCLEAN, VA 22102	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M44016-P20674	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXELIS INC.
Vote on Directors THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, AND 4. Voting Items
1.	Election of three Class I Directors of the Exelis Inc. Board of Directors.
	Nominees:		For	Against	Abstain
	1a. Ralph F. Hake		☐	☐	☐
	1b. David F. Melcher		☐	☐	☐
	1c. Herman E. Bulls		☐	☐	☐			For	Against	Abstain
2.	Ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2012.							☐	☐	☐
3.	Approval of an amendment and restatement of the Exelis Inc. 2011 Omnibus Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the plan to 40 million.							☐	☐	☐
4.	Approval, in a non-binding vote, the compensation of our named executive officers, as described in the 2012 Proxy Statement.							☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE 1 YEAR ON THE FOLLOWING PROPOSAL:
							1 Year	2 Years	3 Years	Abstain
5.	To determine, in a non-binding vote, whether a shareholder vote to approve the compensation of our named executive officers should occur every one, two or three years.						☐	☐	☐	☐
For address changes and/or comments, please check this box and write them on the back where indicated.					☐
Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such, joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Annual Meeting of Shareholders

EXELIS INC.

10:30 a.m., EDT Wednesday May 9, 2012

Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, New York 10573

PLEASE PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM

Note: If you plan to attend the Annual Meeting of Shareholders, please so indicate by marking the appropriate box on the attached proxy card. If you plan to attend the Annual Meeting in person, please bring, in addition to this Admission Ticket, a proper form of identification. The use of video, still photography or audio recording at the Annual Meeting is not permitted. For the safety of attendees, all bags, packages and briefcases are subject to inspection. Your compliance is appreciated.

This Admission Ticket should not be returned with your proxy but should be retained and brought with you to the Annual Meeting.

SEC Proxy Access Notice

Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to be held on May 9, 2012 at 10:30 a.m. EDT at Doral Arrowwood, 975 Anderson Hill Road, Rye Brook, New York 10573 The proxy materials for the Exelis 2012 Annual Meeting of Shareholders, including the 2012 Proxy Statement, CEO Annual Report Letter and Annual Report on Form 10-K are available over the Internet. To view these proxy materials, please visit www.proxyvote.com

FOLD AND DETACH HERE	M44017-P20674

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EXELIS INC.

FOR THE ANNUAL MEETING TO BE HELD MAY 9, 2012:

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Ann D. Davidson, Kathleen S. Stolar, or Rachel L. Semanchik, or any of them, each with full power of substitution as proxies, to vote all shares of Exelis Inc. common stock that the shareholder(s) would be entitled to vote on all matters that may properly come before the 2012 Annual Meeting and at any adjournments or postponements. The proxies are authorized to vote in accordance with the specifications indicated by the shareholder(s) on the reverse side of this form. If this form is signed and returned by the shareholder(s), and no specifications are indicated, the proxies are authorized to vote as recommended by the Board of Directors. In either case, if this form is signed and returned, the proxies thereby will be authorized to vote in their discretion on any other matters that may be presented for a vote at the meeting and at adjournments or postponements.

For participants in the Exelis Salaried Investment and Savings Plan:

Under the savings plans, participants are “ named fiduciaries” to the extent of their authority to direct the voting of Exelis shares credited to their savings plan accounts and their proportionate share of allocated shares for which no direction is received and unallocated shares, if any (together, “Undirected Shares”). Exelis Salaried Plan participants should mail their confidential voting instruction card to Broadridge, acting as tabulation agent, or vote by Phone or Internet. Instructions must be received by Broadridge before 11:59 p.m. EDT three days before the 2012 Annual Meeting. The trustee of the savings plans will vote Undirected Shares in the same proportion as the shares for which directions are received, except as otherwise provided in accordance with ERISA. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the trustee of the savings plans to vote these shares, in person or by proxy, as designated herein, at the 2012 Annual Meeting of stockholders.

The Trustee will exercise its discretion in voting on any other matter that may be presented for a vote at the meeting and at adjournments or postponements.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued, and to be dated and signed on the reverse side.)